Exhibit 4.1

INVESTMENT AGREEMENT

by and among

DESPEGAR.COM, CORP.,

and

LCLA DAYLIGHT LP

Dated as of August 20, 2020

i

ii

iii

INVESTMENT AGREEMENT, dated as of August 20, 2020 (this “Agreement”), Despegar.com, Corp., a BVI business company incorporated in the British Virgin Islands with company number 19365519 (the “Company”) and LCLA Daylight LP, a Delaware limited partnership (the “Purchaser” ).

WHEREAS, pursuant to the terms and conditions set forth in this Agreement, the Company desires to issue, sell and deliver to the Purchaser, and the Purchaser desires to purchase from the Company, at the Closing, (a) 150,000 series A preferred shares (the “Preferred Shares”), having the rights, privileges, restrictions and conditions as specified in the form of the amended and restated memorandum and articles of association of the Company attached hereto as Annex I and which, for the avoidance of doubt, may incorporate the terms of any Additional Financing Transaction (the “Amended and Restated Memorandum and Articles”) and (b) warrants to purchase 11,000,000 Common Shares (subject to adjustment in accordance with its terms) substantially in the form attached hereto as Annex II (the “Warrants” and the Common Shares underlying the Warrants, the “Warrant Shares”);

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Definitions

Section 1.01 Definitions. (a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“50% Beneficial Ownership Requirement” means, as of the applicable time of determination, that the Purchaser and its Permitted Transferees continue to beneficially own (a) (1) at least 50% of the Preferred Shares purchased by the Purchaser pursuant to this Agreement, and (2) Warrants and/or Common Shares that were issued upon exercise of Warrants purchased by the Purchaser pursuant to this Agreement that represent in the aggregate and on an as exercised basis at least 50% of the total number of Warrant Shares underlying the Warrants on an as exercised basis as of the Closing Date, or (b) if the Company shall have redeemed the Preferred Shares in full, Warrants and/or Common Shares that were issued upon exercise of Warrants purchased by the Purchaser pursuant to this Agreement that represent in the aggregate and on an as exercised basis at least 50% of the total number of Warrant Shares underlying the Warrants on an as exercised basis as of the Closing Date.

“Additional Financing Transaction” means the issuance of a further series of preferred shares on terms reasonably acceptable to the Purchaser; provided that an Additional Financing Transaction shall be deemed accepted by the Purchaser so long as long as it meets the Additional Financing Transaction Requirements.

“Additional Financing Transaction Requirements” means an Additional Financing Transaction that is an issuance by the Company of debt or preferred shares with aggregate proceeds of no more than $50 million and with interest coupon or required dividends in cash not greater than 5.0% per annum.

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“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, that (i) the Company and its Affiliates shall not be deemed to be Affiliates of any Purchaser Party or any of its Affiliates, and (ii) portfolio companies of any Purchaser Party or any Affiliate thereof shall not be deemed to be Affiliates of any Purchaser Party solely to the extent that any such portfolio company has not received any Confidential Information (as defined in the Confidentiality Agreement) pertaining to the Company from any holder (provided that no Person will be deemed to be in receipt of any Confidential Information solely because any such person serves as a director, officer or employee of such portfolio company). For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

Any Person shall be deemed to “beneficially own,” to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming exercise of all Warrants, if any, owned by such Person to Common Shares).

“Amended and Restated Memorandum and Articles” means the amended and restated memorandum and articles of association of the Company in the form attached hereto at Annex I.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or in the British Virgin Islands are authorized or required by Law to be closed.

“Change of Control” shall mean (i) any person or group (other than the Purchaser), in a single transaction or in a related series of transactions, by way of merger, consolidation, other business combination transaction, contract or otherwise, acquiring beneficial ownership representing more than 50% of the total voting power of the Company’s Common Shares or the right to appoint a majority of the Company’s Board; (ii) the Common Shares are no longer listed or admitted to trading on the NYSE or another National Securities Exchange; (iii) the direct or indirect sale, lease, transfer, conveyance or other disposition (including by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any person or group (other than the Purchaser); or (iv) any transaction or event that constitutes a “change of control” under any of the Company’s then-outstanding indebtedness; provided that for so long as any preferred shares issued pursuant to an Additional Financing Transaction are outstanding, 50% in clause (i) of this definition shall instead be 33.3%.

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“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Shares” means the ordinary shares, without par value, of the Company.

“Company RSU Award” means an award of restricted stock units corresponding to Common Shares.

“Company Stock Option” means an option to purchase Common Shares.

“Company Stock Plans” means the stock-based compensation plans of the Company and its Subsidiaries, including the Decolar.com, Inc. 2015 Stock Plan and the Despegar.com, Corp. Amended and Restated 2016 Stock Incentive Plan, in each case as amended.

“Competitor” means any person or entity which engages, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing of formed hereafter)), in the business of travel distribution.

“Credit Facility” means the Company’s committed revolving credit facility with Citibank.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board (excluding any Purchaser Director), or an authorized committee thereof.

“Fall-Away of Purchaser Board Rights” means the first day on which the 50% Beneficial Ownership Requirement is not satisfied.

“Fee Agreement” means the agreement, dated as of the date hereof, between Catterton Latin America Management Co. and the Company.

“Fraud” means common law fraud under the laws of the State of New York; provided, that the term “Fraud” does not include the doctrine of constructive or equitable fraud.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“Investors’ Rights Agreement” means the Sixth Amended and Restated Investors’ Rights Agreement, dated as of August 29, 2017, by and among the Company and certain holders of the Company’s Common Shares listed in the schedules thereto, as amended from time to time.

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“Knowledge” means, with respect to the Company, the actual knowledge of Damian Scokin (Chief Executive Officer), Alberto Lopez Gaffney (Chief Financial Officer) and Mariano Scagliarini (General Counsel) after reasonable inquiry of each such Person’s direct reports who routinely deal with subject matter relevant to the applicable matter in question in the ordinary course of their duties.

“Liens” means any mortgage, pledge, lien (statutory or other), charge, encumbrance, hypothecation, assignment, security interest or similar restriction.

“Lookback Date” means January 1, 2018.

“Material Adverse Effect” means any effect, change, event or occurrence that has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (x) the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; or (y) the ability of the Company to consummate the Transactions on a timely basis; provided that, for purposes of clause (x) above, none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: any effect, change, event or occurrence (A) generally affecting (1) the industries in which the Company and its Subsidiaries operate or (2) the economy, or credit, financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates or taxation, or (B) to the extent arising out of, resulting from or related to (1) changes or prospective changes in Law or in GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes or prospective changes in general legal, regulatory or political conditions, including any elections and changes in government, (2) the negotiation, execution or announcement of the Transaction Documents or the consummation of the Transactions, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, (3) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (4) volcanoes, tsunamis, pandemics (including COVID-19), earthquakes, hurricanes, tornados or other natural disasters, in each case including the impact thereof (including through any changes in Law or customer or supplier behavior) on liquidity, access to capital, increases in cancellations and decreases in demand with respect to the Company’s offerings and/or across the travel industry, as well as on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees or regulators, (5) any action taken by the Company or its Subsidiaries that is required by the Transaction Documents or with the Purchaser’s express written consent or at the Purchaser’s express written request, (6) any change resulting or arising from the identity of, or any facts or circumstances relating to, the Purchaser or any of its Affiliates, (7) any decline in the market price, or change in trading volume, of the shares of the Company or (8) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (7) and (8) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clause (A) and clauses (B)(1) through (8) hereof) is a Material Adverse Effect); provided, further, that any effect, change, event or occurrence referred to in clause (A), (B)(1) (except to the extent such effect is covered under clause (B)(4)) or (B)(3) may be taken into account in determining whether there has been, or would reasonably be expected to be, individually or in the aggregate, a Material Adverse Effect to the

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extent such effect, change, event or occurrence has a disproportionate adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, as compared to other similarly situated participants in the industries in which the Company and its Subsidiaries operate (in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).

“National Securities Exchange” means a securities exchange that has registered with the U.S. Securities and Exchange Commission under Section 6 of the Exchange Act.

“NYSE” means the New York Stock Exchange.

“Permitted Transferee” means, with respect to any transferor, (i) any Affiliate of such transferor, so long as it remains such, (ii) any successor entity of such transferor, and (iii) with respect to any transferor that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such transferor or an Affiliate, advisor or manager of such transferor serves as the general partner, manager or advisor; provided that portfolio companies of the Purchaser or any controlled Affiliates of such portfolio companies shall not be Permitted Transferees of any Purchaser Party hereunder.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Preferred Shares” means the series A preferred shares, without par value, of the Company, having the rights, privileges, restrictions and conditions set out in the Amended and Restated Memorandum and Articles.

“Purchaser Director” means a member of the Board who was appointed by the Purchaser in accordance with the provisions of the Amended and Restated Memorandum and Articles.

“Purchaser Material Adverse Effect” means any effect, change, event or occurrence that would reasonably be expected to prevent (i) the consummation by the Purchaser of any of the Transactions on a timely basis or (ii) the compliance by the Purchaser with its obligations under this Agreement.

“Purchaser Parties” means the Purchaser and each Permitted Transferee of the Purchaser to whom Securities or Common Shares are transferred pursuant to Section 5.07(b)(i).

“Registration Rights Agreement” means a registration rights agreement to be entered into by the Company and the Purchaser, substantially in the form set forth as Annex III hereto.

“Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors and other representatives.

“SEC” means the Securities and Exchange Commission.

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“Securities” means shares the Preferred Shares and the Warrants.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Standstill Period” means the period beginning on the Closing Date and ending on the later of (x) the third anniversary of the Closing Date and (y) the Fall-Away of Purchaser Board Rights.

“Subsidiary,” when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (x) securities or other ownership interests representing 50% or more of the ordinary voting power (or, in the case of a partnership, 50% or more of the general partnership interests) or (y) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Supplier” means any person or entity which engages, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing of formed hereafter)), in the air travel or lodging business.

“Taxes” means (i) any and all taxes, including any income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, environmental, escheat or unclaimed property, windfall, custom, duties, levies, imposts, deductions, withholdings (including backup withholding), fees, commercial activity, hotel or room occupancy, accommodations, transient lodging, tourist development, tourist conventions, intangibles, franchise, value-added, and other like assessment or charge of any kind whatsoever imposed by a Governmental Authority, together with any interest, fines, penalties or additions to tax with respect to the foregoing and (ii) any liability for the amounts described in clause (i) as a result of transferee liability or otherwise through operation of law or by contract (other than any contract entered into in the ordinary course of business, the primary purpose of which is not Taxes).

“Tax Return” means any return, report, declaration, information return, form, filing, statement or other document required to be filed with any Governmental Authority with respect to Taxes, including any schedules, attachments or amendments thereto.

“Transaction Documents” means this Agreement, the Amended and Restated Memorandum and Articles, the Warrants, the Registration Rights Agreement, the Equity Commitment Letter, the Management Services Agreement, the Fee Agreement and all other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement, the Amended and Restated Memorandum and Articles, the Warrants and the Registration Rights Agreement, the Equity Commitment Letter, the Management Services Agreement and the Fee Agreement.

“Transactions” means the Purchase and the other transactions expressly contemplated by this Agreement and the other Transaction Documents, including, without limitation, the exercise by any Purchaser Party of Warrants.

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“Transfer” by any Person means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of or transfer (by the operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by the operation of law or otherwise), of any interest in any securities beneficially owned by such Person; provided that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (i) the exercise of Warrants pursuant to their terms, (ii) the redemption or other acquisition of Common Shares, Warrants or Series A Preferred Shares by the Company or (iii) the transfer (other than by a Purchaser or an Affiliate of a Purchaser) of any limited partnership interests or other equity interests in a Purchaser (or any direct or indirect parent entity of such Purchaser) (provided that if any transferor or transferee referred to in this clause (iii) ceases to be controlled (directly or indirectly) by the Person (directly or indirectly) controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”).

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code or any successor provision thereof.

(b) In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Action	3.07
Agreement	Preamble
Amended and Restated Memorandum and Articles	Recitals
Announcement	5.02
Anti-Corruption Laws	3.08(b)
Anti-Money Laundering Laws	3.08(c)
Balance Sheet Date	3.05(c)
Bankruptcy and Equity Exception	3.03(a)
Capitalization Date	3.02(a)
Closing	2.02(a)
Closing Date	2.02(a)
Company	Preamble
Company Proprietary Tools	3.17(b)
Company SEC Documents	3.05(a)
Company Securities	3.02(b)
Company’s Proposed Valuation	5.11(c)
Confidential Information	5.03
Confidentiality Agreement	5.03
Contract	3.03(b)
Environmental Laws	3.10
Equity Commitment Letter	4.04
Equity Financing	4.04
Equity Investor	4.04
Excluded Issuance	5.12(a)

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Filed SEC Documents	Article III
Final Warrant Valuation	5.11(c)
Fundamental Representations	6.01(a)
Government Official	3.08(b)
Intellectual Property	3.17(a)
IRS	2.02(b)
IT Assets	3.17(c)
Judgments	3.07
Laws	3.08(a)
Non-Recourse Party	7.05(b)
OFAC	3.08(d)
Open Source Materials	3.17(b)
Permits	3.08(a)
Permitted Purpose	5.03
Personal and Device Data	3.17(d)
Privacy Commitments	3.17(d)
Proposed Securities	5.12(b)
Purchase	2.01
Purchase Price	2.01
Purchaser	Preamble
Purchaser’s Proposed Valuation	5.11(c)
Sanctions	3.08(d)
Transfer Tax	5.11(d)
Valuation Methodology	5.11(c)
Warrant Shares	Recitals
Warrants	Recitals

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ARTICLE II

Purchase and Sale

Section 2.01 Purchase and Sale at the Closing. On the terms and conditions of this Agreement, at the Closing, the Purchaser shall subscribe for, purchase and acquire from the Company, and the Company shall issue, sell and deliver to the Purchaser (i) 150,000 Preferred Shares and (ii) the Warrants to acquire 11,000,000 Common Shares, for an aggregate purchase price equal to $150 million (the “Purchase Price”). The purchase and sale of the Preferred Shares and Warrants pursuant to this Section 2.01 is referred to as the “Purchase.”

Section 2.02 Closing. (a) On the terms of this Agreement, the closing of the Purchase (the “Closing”) shall occur at 10:00 am New York City time on the earlier of (1) subject to the satisfaction or waiver of the conditions set forth in Section 2.02(c), the date notified by the Purchaser to the Company at least three (3) Business Days in advance, but in any event not later than September 19, 2020, and (2) another date agreed by the Company and Purchaser, at the offices of Simpson Thacher & Bartlett, LLP, 425 Lexington Avenue, New York, New York 10017 (such date is referred to herein as the “Closing Date”).

(b) At the Closing:

(i) Subject to the Purchaser’s compliance with Section 2.02(b)(ii), the Company shall issue and deliver to the Purchaser (1) the Securities purchased by them pursuant to Section 2.01 registered in the name of any Purchaser, free and clear of all Liens, except restrictions on transfer imposed by the Amended and Restated Memorandum and Articles, the Securities Act, Section 5.07 and any applicable securities Laws and record the Purchaser as the owner of such Securities on the books and records of the Company and (2) the Transaction Documents to which it is a party, duly executed by the Company; and

(ii) Subject to the Company’s compliance with Section 2.02(b)(i) and the satisfaction or waiver of the conditions set forth in Section 2.02(c), the Purchaser shall (1) pay the Purchase Price to the Company, by wire transfer in immediately available U.S. federal funds, to the account designated by the Company in writing, (2) deliver to the Company the Transaction Documents to which it is a party, duly executed by the Purchaser and (3) deliver to the Company a duly executed, valid, accurate and properly completed Internal Revenue Service (“IRS”) Form W-9 from the Purchaser, certifying that Purchaser is a U.S. Person.

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(c) (i) The respective obligations of the Company and the Purchaser to consummate the Closing shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following condition:

a. No temporary or permanent judgment shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority, nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending, or any applicable Law shall be in effect enjoining or otherwise prohibiting consummation of the Transactions.

(ii) The obligations of the Purchaser to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

a. The representations and warranties of the Company (a) set forth in the Fundamental Representations shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” and words of similar import) in all material respects as of the date hereof and as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (b) other than the Fundamental Representations, shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” and words of similar import) as of the date hereof and as of the Closing Date with the same effect as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (b), where the failure to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

b. The Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing Date.

c. From the date hereof to the Closing Date, there shall not have occurred any event that has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

d. The Company shall have delivered a certificate, signed on behalf of the Company by a duly authorized officer thereof, certifying that the conditions set forth in Section 2.02(c)(ii)a., b., and c. have been satisfied.

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e. The Company shall have duly adopted and filed the Amended and Restated Memorandum and Articles (provided that (i) in the event an Additional Financing Transaction occurs, the Amended and Restated Memorandum and Articles may be amended to include a second schedule thereto setting out the rights of any further investor involved in an Additional Financing Transaction which meets the Additional Financing Transaction Requirements and which include such additional provisions as are consistent with the documentation provided to Purchaser’s legal counsel on the date hereof and to be filed with the SEC on the date hereof or the subsequent date by the Company on a Form 6-K and/or (ii) other minor, insubstantial amendments may be made to the Amended and Restated Memorandum and Articles which are deemed to be reasonably necessary to the Company, and that do not affect any rights, privileges or designations of the Series A Preferred Shares) with the Registrar of Corporate Affairs of the British Virgin Islands and delivered to the Purchaser a stamped copy of such Amended and Restated Memorandum and Articles duly registered by the Registrar of Corporate Affairs of the British Virgin Islands.

f. The Common Shares issuable upon exercise of the Warrants shall have been approved for listing on the NYSE.

g. The Credit Facility shall have been amended such that by its terms it allows the Company to pay dividends in form and the amounts contemplated by the Amended and Restated Memorandum and Articles and any Additional Financing Transaction, and the Company shall have delivered a copy of such amendment to the Purchaser.

h. The Board shall have approved the appointment of a Purchaser Director and an observer nominated by the Purchaser to the Board, which shall be effective immediately upon Closing.

i. The Company shall have delivered, or will deliver upon Closing, to the Purchaser, and the Purchaser shall have confirmed its receipt of: (i) a certified copy of an extract of the register of shareholders of the Company evidencing the issuance of the Preferred Shares; (ii) a certified copy of director resolutions of the Company approving (amongst other things) consummation of the Transactions and entry into this Agreement (and any other documents to be entered into pursuant to this Agreement) and approval of all matters noted therein, including (without limitation) issuance of the Securities, amending and restating the Amended and Restated Memorandum and Articles and the appointment of the new director nominated by the Purchaser; (iii) a certified copy of the Company’s register of directors showing the appointment of the new director nominated by the Purchaser; (iv) a certificate of good standing for the Company dated no earlier than five Business Days before the Closing Date; (v) a registered agent’s certificate for the Company dated no earlier than five Business Days before the Closing Date; (vi) a new share certificate for the Preferred Shares issued in the name of the Purchaser, and (vii) a legal opinion from British Virgin Islands counsel to the Company, addressed to the Purchaser and dated the Closing Date, substantially in the form attached hereto as Annex IV;

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(iii) The obligations of the Company to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

a. The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

b. The Purchaser shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing Date.

c. The Purchaser shall have delivered a certificate, signed on behalf of the Purchaser by a duly authorized officer thereof, certifying that the conditions set forth in Section 2.02(c)(iii)a. and b. have been satisfied.

ARTICLE III

Representations and Warranties of the Company1

The Company represents and warrants to Purchaser as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date or period, in which case such representation and warranty is made as of such date or period) that, except as disclosed in any report, schedule, form, statement or other document (including exhibits) filed by the Company with, or publicly furnished by the Company to, the SEC and publicly available after December 31, 2019 and prior to the date hereof, including the Forms 6-K to be filed by the Company on or about the date of this Agreement related to, among other things, the Transactions, the Company’s earnings results and any acquisitions, drafts of which have been provided to the Purchaser (collectively, the “Filed SEC Documents”):

Section 3.01 Organization; Standing. (a) The Company has been duly incorporated, is validly existing as a BVI business company limited by shares and is in good standing under the Laws of the British Virgin Islands, has the corporate power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent such concepts are applicable under such Laws), except where the failure to be so qualified or in good standing (save for good standing in the British Virgin Islands) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, reasonably be expected to prevent the consummation by the Company of any of the Transactions on a timely basis or the compliance by the Company with its obligations under this Agreement. True and complete copies of the Company’s amended and restated memorandum and articles of association are included in the Filed SEC Documents.

[1]	NTD: Company representations under continuing review of the Company.

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(b) Each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company has been duly incorporated (or formed), is validly existing as a corporation (or other entity) in good standing (where such concept is applicable) under the Laws of the jurisdiction of its incorporation (or formation), has the corporate (or other similar) power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing (where such concept is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, in each case except where the failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, reasonably be expected to prevent the consummation by the Company of any of the Transactions on a timely basis or the compliance by the Company with its obligations under this Agreement.

Section 3.02 Capitalization. (a) At the date of this Agreement, the Company is authorized to issue an unlimited number of Common Shares. At the close of business on June 30, 2020 (the “Capitalization Date”), (i) 69,946,439 Common Shares were issued and outstanding (excluding Common Shares held in treasury), (ii) 5,008,307 Common Shares were held in treasury by the Company or owned by its Subsidiaries, (iii) 5,461,777 Common Shares were reserved for issuance pursuant to the Company Stock Plans, (iv) 1,928,349 Common Shares were underlying outstanding Company RSU Awards (assuming target performance in the case of any performance-based Company RSU Awards), (v) 981,457 Common Shares were reserved for issuance upon the exercise of outstanding unexercised Company Stock Options, and (vi) no other shares of, or other equity interests (or any securities convertible into or exchangeable for or any rights exercisable for any such equity securities) in, the Company were issued, reserved for issuance or outstanding. Upon the registration of the Amended and Restated Memorandum and Articles by the Registrar of Corporate Affairs of the British Virgin Islands in accordance with the provisions of this Agreement, the Company will be authorized to issue (A) an unlimited number of Common Shares; (B) 150,000 Preferred Shares, and (C) no more than 50,000 shares of a further series of preferred shares pursuant to an Additional Financing Transaction.

(b) Except as described in this Section 3.02, as of the Capitalization Date, there were (i) no outstanding shares of, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any shares of, or other equity or voting interests (or voting debt) in, or any securities convertible into or exchangeable for shares of, or other equity or voting interests in, the Company other than obligations under the Company Stock Plans in the ordinary course of business, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any shares of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (other than pursuant to the cashless exercise of Company Stock Options (or of the warrants issued hereunder) or require the satisfaction of Tax withholding with respect to the exercise of Company Stock Options or the vesting of Company RSUs Awards, or pursuant to the Amended and Restated

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Memorandum and Articles), or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities (other than pursuant to (x) this Agreement, including the Amended and Restated Memorandum and Articles and the Warrants issued hereunder, and (y) an Additional Financing Transaction). Other than this Agreement and in connection with an Additional Financing Transaction, neither the Company nor any Subsidiary of the Company is a party to any shareholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. From the close of business on the Capitalization Date through the date of this Agreement, other than in connection with an Additional Financing Transaction, there have been no issuances of (I) any Common Shares or any other equity or voting securities or interests in the Company, other than issuances of Common Shares (A) pursuant to the exercise, vesting or settlement, as applicable, of Company RSU Awards or Company Stock Options outstanding as of the close of business on the Capitalization Date in accordance with the terms of such Company equity awards or (II) any other Company Securities, including equity-based awards, other than 31,300 Company RSU Awards. From the date of this Agreement and through the Closing, the Company shall not take any action with respect to any Series A Reserved Matter set forth in Section 8 of Schedule 1 of the Amended and Restated Memorandum and Articles that would have required the consent of the holders of the Preferred Shares had such Amended and Restated Memorandum and Articles been in effect beginning as of the date hereof.

Section 3.03 Authority; Noncontravention. (a) The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation by it of the Transactions, have been duly authorized by the Board and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by it of the Transactions. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof and thereof by the Purchaser, constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) Neither the execution and delivery of this Agreement or the other Transaction Documents by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the Amended and Restated Memorandum and Articles, (ii) violate any Law or Judgment applicable to the Company or any of its Subsidiaries or (iii) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms or provisions of

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any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or, with or without notice, lapse of time or both, accelerate or increase the Company’s or, if applicable, any of its Subsidiaries’, obligations under any such Contract, result in the loss of a material benefit of the Company or its Subsidiaries under any such Contract, or give rise to a right of termination under any such Contract, except, in the case of clause (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, reasonably be expected to prevent the consummation by the Company of any of the Transactions on a timely basis or reasonably be expected to prevent the compliance by the Company with their obligations under this Agreement; provided, however, that for the purposes of this Section 3.03(b), the definition of Material Adverse Effect shall not include clause (B)(2) in the proviso of such definition.

Section 3.04 Governmental Approvals. Except for (a) the filing of the Amended and Restated Memorandum and Articles with the Registrar of Corporate Affairs of the British Virgin Islands in accordance with the provisions of this Agreement, (b) compliance with any applicable state securities or blue sky laws, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, reasonably be expected to prevent the consummation by the Company of any of the Transactions on a timely basis or reasonably be expected to prevent the compliance by the Company with their obligations under this Agreement.

Section 3.05 Company SEC Documents; Undisclosed Liabilities. (a) The Company has filed with the SEC, on a timely basis, all required reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Exchange Act since the Lookback Date (collectively, the “Company SEC Documents”). As of their respective SEC filing dates, the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 (and the regulations promulgated thereunder), as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The annual consolidated financial statements of the Company (including all related notes or schedules) and the quarterly interim consolidated financial information included in the Company’s earnings results filed on Form 6-K included in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with GAAP, applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly interim financial information, to normal year-end adjustments and the absence of note disclosures).

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(c) Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto), except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of December 31, 2019 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) as expressly contemplated by this Agreement or otherwise incurred in connection with the Transactions, (iv) that have been discharged or paid prior to the date of this Agreement, (v) in connection with transactions disclosed in the Filed SEC Documents, or (vi) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) The Company has established and maintains, and at all times since the Lookback Date has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) in accordance with Rule 13a-15 under the Exchange Act in all material respects. Neither the Company nor, to the Company’s Knowledge, the Company’s independent registered public accounting firm, has identified or been made aware of “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over and procedures relating to financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.

Section 3.06 Absence of Certain Changes. Since January 1, 2020, through the date of this Agreement, there has not been any Material Adverse Effect (other than, for the avoidance of doubt, as a result of the impact of developments relating to COVID-19).

Section 3.07 Legal Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, as of the date of this Agreement, there is no (a) pending or, to the Knowledge of the Company, threatened legal, regulatory or administrative proceeding, suit, investigation, arbitration or action (an “Action”) against the Company or any of its Subsidiaries or (b) outstanding order, judgment, injunction, ruling, writ or decree of any Governmental Authority (“Judgments”) imposed upon the Company or any of its Subsidiaries, in each case, by or before any Governmental Authority.

Section 3.08 Compliance with Laws; Permits; OFAC; Sanctions; FCPA. (a) The Company and each of its Subsidiaries are and since January 1, 2015 have been, in compliance with all state or federal laws, common law, statutes, ordinances, codes, rules or regulations or other similar requirement enacted, adopted, promulgated, or applied by any Governmental Authority (“Laws”) or Judgments, in each case, that are applicable to the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material

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Adverse Effect. The Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities (“Permits”) necessary for the lawful conduct of their respective businesses, except where the failure to hold the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) (i) None of the Company or its Subsidiaries, or any director, officer or employee, or, to the Company’s Knowledge, any other person acting on behalf of the Company or of any of its Subsidiaries, has taken or will take any action in furtherance of an offer, payment, gift, promise to pay, or authorization or approval of the payment, giving or receipt of money, property or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any other person, in violation of the U.S. Foreign Corrupt Practices Act, the UK Bribery Act or any other applicable anti-bribery or anti-corruption law (collectively, the “Anti-Corruption Laws”); (ii) the Company and its Subsidiaries have conducted their businesses in compliance with all Anti-Corruption Laws and have instituted and maintain policies and procedures specifically and reasonably designed to promote and achieve compliance with all Anti-Corruption Laws and with the representations and warranties contained herein; (iii) neither the Company nor its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, gift, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Law; and (iv) to the Company’s Knowledge, there are no allegations, investigations, actions, suits or proceedings with regard to a potential violation of any Anti-Corruption Law by the Company, its Subsidiaries or any director, officer or employee or other person acting on behalf of the Company or its Subsidiaries.

(c) The operations of the Company and its Subsidiaries are and have been conducted at all times since the January 1, 2015 in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

(d) (i) None of the Company, any of its Subsidiaries, or any director, officer, or, to the Company’s Knowledge, any employee of the Company or any of its subsidiaries, is, or is owned or controlled by, one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

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(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the net proceeds of the Transactions, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions to the extent such activities or business would be prohibited by Sanctions if conducted by a corporation incorporated in the United States; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the Transactions, whether as broker, dealer, advisor, investor or otherwise).

(iii) Since the January 1, 2015, the Company and its Subsidiaries have not Knowingly engaged in, are not now Knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, to the extent prohibited by applicable law.

Section 3.09 Tax Matters. The Company and each of its Subsidiaries have prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all material Tax Returns required to be filed by any of them, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and correct in all material respects, and all material Taxes (whether or not shown on any Tax Return) for which the Company and each of its Subsidiaries are liable have been timely paid except for Taxes that are being contested in good faith by appropriate proceedings or for which adequate reserves have been established in accordance with GAAP. No examination, claim, action, suit, investigation or audit by any Governmental Authority is currently in progress or threatened in writing against or with respect to the Company or any of its Subsidiaries in respect of any material Tax or assessment other than any examination, claim, action, suit, investigation or audit presenting issues for which adequate reserves have been established in accordance with GAAP. Within the past six (6) years, neither the Company nor any of its Subsidiaries has engaged in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).

Section 3.10 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company and each of its Subsidiaries have complied since the Lookback Date with and is in compliance with all applicable Laws relating to pollution or the protection of the environment or natural resources (“Environmental Laws”), and the Company has not received any written notice since the Lookback Date alleging that the Company is in violation of or has liability under any Environmental Law, (b) the Company and its Subsidiaries possess and have complied since the Lookback Date with and are in compliance with all Permits required under Environmental Laws for the operation of their respective businesses.

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Section 3.11 No Rights Agreement; Anti-Takeover Provisions. The Company is not party to a shareholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

Section 3.12 Brokers and Other Advisors. Except for Morgan Stanley & Co. LLC andCitigroup Global Markets Inc., the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.13 Sale of Securities. Assuming the accuracy of the representations and warranties set forth in Section 4.08, the sale of the Securities pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations thereunder. Without limiting the foregoing, neither the Company nor, to the Knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Securities, and neither the Company nor, to the Knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Securities under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or step that would cause the offering or issuance of Securities under this Agreement to be integrated with other offerings by the Company.

Section 3.14 Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE, and the Company has taken no action designed to, or which, to the Knowledge of the Company, is reasonably likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the NYSE, nor has the Company received as of the date of this Agreement any notification that the SEC or the NYSE is contemplating terminating such registration or listing.

Section 3.15 Status of Securities. As of the Closing, the Securities acquired pursuant to this Agreement and the Common Shares issuable upon exercise of the Warrants will be, when issued, duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable and issued in compliance with the Amended and Restated Memorandum and Articles and all applicable laws and will not be subject to preemptive rights of any other Person, and will be free and clear of all encumbrances and Liens, except restrictions imposed by the Securities Act, Section 5.07 and any applicable securities Laws.

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Section 3.16 Indebtedness. Other than the Credit Facility, the Company is not party to any material Contract, and is not subject to any provision in the Amended and Restated Memorandum and Articles or resolutions of the Board that, in each case, by its terms prohibits or prevents the Company from paying dividends in form and the amounts contemplated by the Amended and Restated Memorandum and Articles or from redeeming the Company’s Preferred Shares in the manner and at the times contemplated by the Amended and Restated Memorandum and Articles.

Section 3.17 Intellectual Property; Security. (a) (i) The Company and its Subsidiaries own, possess or have the right to use, or, with respect to the conduct of their respective businesses as currently proposed to be conducted only, can acquire on commercially reasonable terms, adequate rights to use all inventions, patents, trademarks, service marks, trade names, domain names, copyrights, licenses, technology, know-how, trade secrets and all other intellectual property, industrial property and proprietary rights, and proprietary or confidential information, systems or procedures (including all registrations and applications by the Company and its Subsidiaries for registration of any of the foregoing) (collectively, “Intellectual Property”) necessary or material to the conduct of their respective businesses as currently conducted by them except where the failure to own, possess or acquire any of the foregoing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) to the Company’s Knowledge, the conduct of the respective businesses of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property of others in any material respect; (iii) except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, there is no pending or, to the Company’s Knowledge, threatened in writing action, suit, proceeding, notice, or claim (A) challenging the Company’s or any Subsidiary of the Company’s rights in or to, or alleging the violation by the Company or any Subsidiary of any of the terms of, any of their Intellectual Property; (B) alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated or conflicted with any Intellectual Property of any third party; or (C) challenging the validity, scope or enforceability of any Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries; (iv) all material Intellectual Property owned by the Company or its subsidiaries is owned solely by the Company or its Subsidiaries, and is owned free and clear of all options, licenses, liens, encumbrances, and defects (except for non-exclusive licenses granted to the Company’s end customers in the Company’s standard website terms of services); and (v) to the Knowledge of the Company, no third party has infringed, misappropriated or otherwise violated any Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries in any material respect.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (1) the Company and its Subsidiaries have used all software (including source code) and other materials that are distributed under a “free,” “open source,” or similar licensing model or under a license which, by its terms, (A) does not prohibit licensees of such software from licensing or otherwise distributing such software in source code form, (B) does not prohibit licensees of such software from making modifications thereof, and (C) does not require a royalty or other payment for the licensing or other distribution, or the modification, of such software (other than a reasonable charge to compensate the provider for the cost of providing a copy thereof), including any software governed under the Apache License, GNU General Public License, GNU Lesser General Public License, GNU Affero General Public License, New BSD License, MIT License, Common Public License and other licenses approved as Open Source licenses under the Open Source Definition of the Open Source Initiative (“Open Source

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Materials”), in compliance in all material respects with all license terms applicable to such Open Source Materials, and (2) none of the Company’s proprietary internally-developed software or other internally-developed technology (such software and technology, “Company Proprietary Tools”), incorporates any Open Source Material in a manner that requires or has required (i) the Company or any of its Subsidiaries to permit reverse engineering of any Company Proprietary Tools of the Company or any of its Subsidiaries or (ii) any Company Proprietary Tools of the Company or any of its Subsidiaries to be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works, or (C) redistributed at no charge or minimal charge.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the information technology systems, equipment and software owned by the Company or any of its Subsidiaries in their respective businesses (the “IT Assets”) (A) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company’s and its subsidiaries’ respective businesses as currently conducted, (B) have not materially malfunctioned or failed since the Lookback Date and (C) to the Company’s Knowledge are free of any viruses, “back doors,” “Trojan horses,” “time bombs, “worms,” “drop dead devices” or other software or hardware components that are designed to interrupt use of, permit unauthorized access to, or disable, damage or erase, any software material to the business of the Company or any of its Subsidiaries; (ii) the Company and its Subsidiaries have implemented commercially reasonable backup and disaster recovery technology processes consistent with industry standard practices; and (iii) to the Company’s Knowledge, since the Lookback Date no person has gained unauthorized access to any IT Asset and there has been no material security breach or attack.

(d) Since the Lookback Date, the Company and its Subsidiaries (A) have operated their respective businesses in a manner compliant in all material respects with all privacy, data security and data protection laws and regulations, and third-party obligations (imposed by applicable law, contract or otherwise) applicable to the Company’s and its Subsidiaries’ receipt, collection, handling, processing, sharing, transfer, usage, protection, disclosure, disposal, or storage of Personal and Device Data (“Privacy Commitments”), where “Personal and Device Data” means all user data and all other information, including personally identifiable information, financial data, IP addresses, mobile device identifiers and website usage activity, (B) have implemented, maintain and are in compliance with policies and procedures reasonably designed to protect the privacy, integrity, security and confidentiality of all Personal and Device Data handled, processed, collected, shared, transferred, used, disclosed, disposed, and/or stored by the Company or its subsidiaries in connection with the Company’s and its Subsidiaries’ operation of their respective businesses, (C) have required and do require, in all material respects, all third parties to which they provide any Personal and Device Data to maintain the privacy and security of the same, (D) have not experienced any material security incident that has compromised the privacy and/or security of any Personal and Device Data, and (E) there is no pending or, to the Company’s Knowledge, threatened in writing action, suit, proceeding, notice or claim challenging the Company’s or any Subsidiary of the Company’s rights in or to Personal and Device Data, or alleging the material violation by the Company or any Subsidiary of any Privacy Commitments.

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Section 3.18 Labor.

No material labor dispute with the employees of the Company or any of its Subsidiaries exists, or, to the Knowledge of the Company, is imminent. There are no material unfair labor practice complaints pending, or to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries before any Governmental Authority, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would not reasonable be expected to have Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries complies with all Laws relating to employment and employment practices (including without limitation, terms and conditions of employment, termination of employment, mandatory severance benefits, pension programs, social insurance programs, employee health and safety, equal employment, employment of veterans and the handicapped, and prohibition of discrimination) in all material aspects. There is no material claim with respect to payment of wages, salary, overtime pay, withholding individual income taxes, social security fund or housing fund that has been asserted and is now pending or, to the Knowledge of the Company, threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any of its Subsidiaries.

Section 3.19 Transactions with Affiliates and Employees.

All related party transactions required to be disclosed under applicable rules of the NYSE or the applicable securities law have been accurately described in the Company SEC Documents in all material respects. Any such related party transaction was entered into on terms and conditions no less favorable to the Company or its applicable Subsidiary than those applicable in comparable transactions between independent parties acting at arm’s length.

Section 3.20 No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to the Securities, the Common Shares, the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Purchaser or any of their Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Purchaser acknowledge the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Company in this Article III, neither the Company nor any other Person makes or has made any express or implied representation or warranty to the Purchaser or any of its Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to the Purchaser or any of its Representatives in the course of its due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions or any other transactions or potential transactions involving the Company and the Purchaser.

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Section 3.21 No Other Purchaser Representations or Warranties. Except for the representations and warranties expressly set forth in Article IV, the Company hereby acknowledges that no Purchaser nor any other Person (a) has made or is making any other express or implied representation or warranty with respect to Purchaser or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Company or any of its Representatives or any information developed by the Company or any of its Representatives or (b) except in the case of Fraud in connection with the representations and warranties expressly set forth in Article IV, will have or be subject to any liability or indemnification obligation to the Company resulting from the delivery, dissemination or any other distribution to the Company or any of its Representatives, or the use by the Company or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to the Company or any of its Representatives, including in due diligence materials, in anticipation or contemplation of any of the Transactions or any other transactions or potential transactions involving the Company and the Purchaser. The Company, on behalf of itself and on behalf of its respective Affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to Fraud in connection with the representations and warranties expressly set forth in Article IV.

Section 3.22 British Virgin Islands specific Representations and Warranties. The Company is not insolvent within the meaning of Section 8 of the British Virgin Islands Insolvency Act 2003 and (to the best of the Company’s knowledge and belief) no steps have been taken, or resolutions passed, to appoint a liquidator of the Company or a receiver in respect of the Company or any of its assets. The Company has never carried on any financial services business (as defined in the British Virgin Islands Financial Services Commission Act 2001) and does not (and nor does any of its subsidiaries) have an interest in any land located in the British Virgin Islands or shares, debt obligations or other securities of any body corporate which has an interest in any land located in the British Virgin Islands.

ARTICLE IV

Representations and Warranties of the Purchaser

Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date or period, in which case such representation and warranty is made as of such date or period):

Section 4.01 Organization; Standing. Purchaser is the type of entity set forth on the signature pages hereto, duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation, as applicable, and is a U.S. Person, and Purchaser has all requisite power and authority necessary to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

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Section 4.02 Authority; Noncontravention. Purchaser has all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents and the consummation by Purchaser of the Transactions have been duly authorized and approved by all necessary action on the part of Purchaser, and no further action, approval or authorization by any of its shareholders, partners, members or other equity owners, as the case may be, is necessary to authorize the execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents and the consummation by Purchaser of the Transactions. This Agreement has been and at the Closing, the other Transaction Documents will be, duly executed and delivered by Purchaser and, assuming due authorization, execution and delivery hereof or thereof, as applicable, by the Company, constitutes (or in the case of the other Transaction Documents, at the Closing will constitute) a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception. Neither the execution and delivery of this Agreement or the other Transaction Documents by the Purchaser, nor the consummation of the Transactions by the Purchaser, nor performance or compliance by the Purchaser with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the certificate or articles of incorporation, bylaws or other comparable charter or organizational documents of Purchaser or (ii) violate any Law or Judgment applicable to Purchaser or any of its Subsidiaries or violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which Purchaser or any of its Subsidiaries is a party or accelerate Purchaser’s or any of its Subsidiaries’, if applicable, obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.03 Governmental Approvals. Except for the filing by the Company of the Amended and Restated Memorandum and Articles with the Registrar of Corporate Affairs of the British Virgin Islands, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

Section 4.04 Financing. On the Closing Date the Purchaser will have at the Closing all immediately available funds necessary to consummate the Purchase and pay the Purchase Price for the Securities to be acquired hereunder on the terms and conditions contemplated by this Agreement, and to pay any fees and expenses of or payable by the Purchaser, as and when expressly contemplated by this Agreement, and to pay or otherwise perform all obligations of the Purchaser under the other Transaction Documents. The Purchaser is a party to and has accepted a fully executed commitment letter, dated as of the date hereof (the “Equity Commitment Letter”), from a certain Person (the “Equity Investor”) pursuant to which the Equity Investor has agreed, subject to the terms and conditions thereof, to invest in the Purchaser the amounts set forth therein. The Equity Commitment Letter provides that the Company is a third-party beneficiary thereof, in accordance with and subject to the terms and conditions set forth therein, and is entitled to enforce such agreement. The equity financing committed pursuant to the Equity Commitment Letter is

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referred to in this Agreement as the “Equity Financing”. The Purchaser has delivered to the Company a true, complete and correct copy of the executed Equity Commitment Letter. Except as expressly set forth in the Equity Commitment Letter, there are no conditions precedent to the obligations of the Equity Investor to provide the Equity Financing or any contingencies that would permit the Equity Investor to reduce the total amount of the Equity Financing. The Equity Commitment Letter constitutes the legal, valid binding and enforceable obligations of the Purchaser and all the other parties thereto and is in full force and effect. As of the date of this Agreement, the Equity Commitment Letter has not been modified, amended or altered, no such amendment, modification, or alteration is contemplated and none of the commitments under the Equity Commitment Letter have been terminated, reduced, withdrawn or rescinded in any respect. The Equity Commitment Letter will not be amended, modified or altered at any time through the Closing.

Section 4.05 Ownership of Company Shares. None of the Purchaser nor any of its Affiliates owns any capital stock or other equity or equity-linked securities of the Company.

Section 4.06 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Purchaser or any of its Affiliates, except for Persons, if any, whose fees and expenses will be paid by the Purchaser.

Section 4.07 Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Purchaser and its Representatives, Purchaser and its Representatives have received and may continue to receive from the Company and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information containing such information, regarding the Company and its Subsidiaries and their respective businesses and operations. Purchaser hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Purchaser is familiar, that Purchaser is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to Purchaser (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that except for Fraud in connection with the representations and warranties expressly set forth in Article III, Purchaser will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto.

Section 4.08 Purchase for Investment. Purchaser acknowledges that the Securities and the Common Shares issuable upon the exercise of the Warrants have not been registered under the Securities Act or under any state or other applicable securities laws. Purchaser (a) acknowledges that it is acquiring the Securities and the Common Shares issuable upon the exercise of the Warrants pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (b) will not sell, transfer, or otherwise dispose of any of the Securities or the Common Shares issuable upon the exercise of the Warrants, except in compliance with this Agreement and the registration requirements or

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exemption provisions of the Securities Act and any other applicable securities Laws, (c) is a sophisticated institutional investor with extensive knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and the Common Shares issuable upon the exercise of the Warrants and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), and (e) (1) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Securities and the Common Shares issuable upon the exercise of the Warrants, (2) has had an opportunity to discuss with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (3) can bear the economic risk of (i) an investment in the Securities and the Common Shares issuable upon the exercise of the Warrants indefinitely and (ii) a total loss in respect of such investment. Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the Securities and the Common Shares issuable upon the exercise of the Warrants, and to protect its own interest in connection with such investment.

Section 4.09 No Other Company Representations or Warranties. Except for the representations and warranties expressly set forth in Article III, the Purchaser hereby acknowledges that neither the Company nor any of its Subsidiaries, nor any other Person (including Morgan Stanley & Co. LLC and Citigroup Global Markets Inc.), (a) has made or is making any other express or implied representation or warranty with respect to the Securities, the Common Shares of the Company, the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Purchaser or any of its Representatives or any information developed by the Purchaser or any of its Representatives or (b) except in the case of Fraud in connection with the representations and warranties expressly set forth in Article III, will have or be subject to any liability or indemnification obligation to the Purchaser resulting from the delivery, dissemination or any other distribution to the Purchaser or any of its Representatives, or the use by the Purchaser or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to the Purchaser or any of its Representatives, including in due diligence materials, “data rooms” or management presentations (formal or informal), in anticipation or contemplation of any of the Transactions or any other transactions or potential transactions involving the Company and the Purchaser. The Purchaser, on behalf of itself and on behalf of its Affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to Fraud in connection with the representations and warranties expressly set forth in Article III. The Purchaser hereby acknowledges (for itself and on behalf of its Affiliates and Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations, assets and financial condition of the Company and its Subsidiaries and its own in-depth analysis of the merits and risks of the Transactions in making its investment decision and, in making its determination to proceed with the Transactions, the Purchaser and its Affiliates and Representatives have relied on the results of their own independent investigation and analysis.

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Section 4.10 No Other Purchaser Representations or Warranties. Except for the representations and warranties expressly set forth in Article IV, neither the Purchaser nor any other Person on its behalf has made or is making any other express or implied representation or warranty.

ARTICLE V

Additional Agreements

Section 5.01 Corporate Actions.

(a) At any time that Warrants remain outstanding, the Company shall, if applicable, from time to time take all lawful action within its control to (i) cause the authorized shares of the Company to include a sufficient number of authorized but unissued Common Shares to satisfy the exercise requirements of the Warrants then outstanding and (ii) issue the Warrant Shares in accordance with the terms of the Warrants.

(b) Prior to the Closing, the Company shall file with the Registrar of Corporate Affairs of the British Virgin Islands the Amended and Restated Memorandum and Articles and attend to those actions noted in Section 2.02(c)(ii)(i) of this Agreement.

(c) The Company shall use commercially reasonable efforts to continue to duly and validly rely on the exemption for foreign private issuers from applicable rules and regulations of the NYSE with respect to corporate governance to rely on “home country practice” in connection with the transactions contemplated hereunder (including an exemption from any NYSE rules that would otherwise require seeking shareholder approval in respect of such transactions), including without limitation, to the extent necessary, making disclosures, notices and filings to or with the SEC and NYSE and obtaining an adequate opinion of counsel in respect of the home country practice exemption. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Shares on the NYSE and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable. Notwithstanding the foregoing, nothing in this Section 5.01(c) shall restrict or preclude the Company from entering into a business combination or similar transaction in accordance with the terms of the Preferred Shares.

Section 5.02 Public Disclosure. The Purchaser Parties and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transaction Documents, the Transactions or an Additional Financing Transaction, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system. The Purchaser and the Company agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in the form mutually agreed by the parties (the “Announcement”).

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Section 5.03 Confidentiality. The Purchaser will, and will cause its Affiliates and their respective Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to the Purchaser, its Affiliates or its or their respective Representatives by or on behalf of the Company or any of its Representatives pursuant to (x) this Agreement, including any such information provided pursuant to Section 5.12, or (y) pursuant to the non-disclosure agreement dated May 5, 2020 by and between Catterton Latin America Management Co. and the Company (the “Confidentiality Agreement”) (the information referred to in clauses (x) and (y), collectively referred to as the “Confidential Information”) and to use the Confidential Information solely for the purposes of monitoring, administering or managing the Purchaser Parties’ investment in the Company made pursuant to this Agreement (a “Permitted Purpose”); provided that the Confidential Information shall not include information that (i) was or becomes available to the public other than as a result of a disclosure by the Purchaser, any of its Affiliates or any of their respective Representatives in violation of this Section 5.03, (ii) was or becomes available to the Purchaser, any of its Affiliates or any of their respective Representatives on a non-confidential basis from a source other than the Company or its Representatives; provided that such source was not, to the Purchaser’s knowledge after due inquiry, subject to any legally binding obligation (whether by agreement or otherwise) to keep such information confidential, (iii) at the time of disclosure is already in the possession of the Purchaser, any of its Affiliates or any of their respective Representatives, provided that such information is not, to the Purchaser’s knowledge after due inquiry, subject to any legally binding obligation (whether by agreement or otherwise) to keep such information confidential, or (iv) is independently developed by the Purchaser, any of its Affiliates or any of their respective Representatives without reference to, incorporation of, reliance on or other use of any Confidential Information. Purchaser agrees, on behalf of itself and its Affiliates and its and their respective Representatives, that Confidential Information may be disclosed solely (i) to Purchaser’s Affiliates and Permitted Transferees and its and their respective Representatives to the extent required for a Permitted Purpose, and in any event shall not be shared with any such Representative who, to the knowledge of the Purchaser, has an employment, director, officer, operating partner or similar relationship with a Competitor, (ii) to its shareholders, limited partners, members or other owners, as the case may be, regarding the general status of its investment in the Company (without disclosing specific confidential information), and (iii) in the event that Purchaser, any of its Affiliates or any of its or their respective Representatives are requested or required by applicable Law, Judgment, stock exchange rule or other applicable judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, in each of which instances Purchaser, its Affiliates and its and their respective Representatives, as the case may be, shall, to the extent legally permitted, provide notice to the Company promptly so that the Company will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure (in which case Purchaser shall use reasonable efforts to assist the Company in this respect). The obligations of this Section 5.03 shall remain in full force and effect until the later of (1) two (2) years from the Closing Date and (2) the Purchaser Parties no longer satisfying the 50% Beneficial Ownership Requirement.

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Section 5.04 NYSE Listing of Shares. The Company shall promptly apply to cause the aggregate number of Warrant Shares to be approved for listing on the NYSE. From time to time following the Closing Date, the Company shall cause the number of Warrant Shares then issuable upon exercise of the then outstanding Warrants to be approved for listing on the NYSE, or such other primary exchange as to which the Common Shares are then admitted for trading.

Section 5.05 Registration Rights Agreement. On the Closing Date, the Company and the Purchaser shall enter into the Registration Rights Agreement.

Section 5.06 Standstill. The Purchaser agrees that during the Standstill Period, without the prior written approval of the Board, the Purchaser will not, directly or indirectly, and will cause its Affiliates not to:

(a) acquire, offer or seek to acquire equity securities or rights to acquire any equity securities of the Company or any of its Subsidiaries, any securities convertible into or exchangeable for any such equity securities, or any options or other derivative securities or contracts or instruments in any way related to the price of the Common Shares or any assets or property of the Company or any of its Subsidiaries;

(b) make or participate in any “solicitation” of “proxies” (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC, with respect to any voting securities of the Company;

(c) make any public announcement with respect to any offer or interest in, any merger, consolidation, business combination, tender or exchange offer for the Company’s equity securities, recapitalization, reorganization or purchase of any material assets of the Company or its Subsidiaries or any other extraordinary transaction involving the Company or any Subsidiary of the Company or any of their respective equity securities, or enter into any arrangements, understandings or agreements (whether written or oral) with any third party regarding any of the foregoing;

(d) otherwise act, alone or in concert with others, to control or seek to control or influence management or the Board (other than the Purchaser Director acting in his or her capacity as a member of the Board or voting at a meeting of the Company’s shareholders);

(e) disclose any intention, plan or arrangement inconsistent with any of the foregoing;

(f) advise, assist, knowingly encourage or direct any Person to do, or to advise, assist, encourage or direct any other Person to do, any of the foregoing;

(g) enter into any agreements or understandings with any third party (including security holders of the Company, but excluding, for the avoidance of doubt, the Purchaser Parties) with respect to any of the foregoing,; or

(h) contest the validity of any of the provisions of this Section 5.06;

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provided, that nothing in this Section 5.06 will limit (1) any private proposals made to the Chief Executive Officer of the Company or the Chairman of the Board (so long as the manner or content of any such communication would not reasonably be expected to require any public disclosure by any Person) or (2) any actions taken by the Purchaser Director, or the ability of the Purchaser Director to vote or otherwise exercise his or her legal duties, in each case in his or her capacity as a member of the Board. Notwithstanding the foregoing, this Section 5.06 shall not prevent or impair the ability of the Purchaser or any of its Affiliates to (x) exercise any of its rights set forth in Section 5.12 or pursuant to the terms of the Preferred Shares or the Warrants, (y) acquire, offer or seek to acquire, equity securities of the Company (or rights to acquire any equity securities of the Company or any of its Subsidiaries, any securities convertible into or exchangeable for any such equity securities, or any options or other derivative securities or contracts or instruments in any way related to the price of the Common Shares or any assets or property of the Company or any of its Subsidiaries) that would result in the Purchaser beneficially owning Common Shares (on a fully as converted, as exercised basis) representing up to 19.99% of the outstanding Common Shares (taking into account, on a fully as exercised basis, any Common Shares underlying the Warrants).

Section 5.07 Transfer Restrictions. (a) Except as otherwise permitted in Section 5.07(b), until the second anniversary of the Closing Date, the Purchaser will not, without prior written consent of the Board, (i) Transfer any Preferred Shares, Warrants or any Warrant Shares or (ii) make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss that results from a decline in the market price of, any shares of Preferred Shares, Warrants or any Common Shares, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to any of the Preferred Shares, the Warrants or the Common Shares.

(b) Notwithstanding Section 5.07(a), the Purchaser Parties shall be permitted to Transfer any portion or all of their Preferred Shares, Warrants or Warrant Shares, at any time (unless otherwise indicated herein), under the following circumstances:

(i) Transfers to any Permitted Transferees of the Purchaser or a Purchaser Party, but only (1) if the transferee agrees in writing prior to such Transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement and (2) if the transferee and the transferor agree in writing prior to such Transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) that the transferee shall Transfer the Preferred Shares, Warrants and/or Warrant Shares so Transferred back to the transferor or another Permitted Transferee at or before such time as the transferee ceases to be a Permitted Transferee of the transferor.

(ii) Transfers pursuant to a merger, consolidation or other business combination, acquisition of assets or similar transaction or any change of control transaction involving the Company or any of its Subsidiaries that, in each case, have been approved by the Board;

(iii) Transfers pursuant to a tender offer or exchange offer for equity securities of the Company made by a Person who is not a Purchaser Party or any of their Affiliates that have been approved by the Board, subject to such conditions as the Board determines; and

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(iv) Transfers to the Company or any of its Subsidiaries.

(c) Notwithstanding Sections 5.07(a) and (b), the Purchaser Parties will not at any time, directly or indirectly (without the prior written consent of the Board) Transfer any Preferred Shares, Warrants or Warrant Shares to any Person that is (1) a Competitor, or (2) a Supplier; provided, that the foregoing clauses (1) and (2) of this Section 5.07(c) shall not restrict (i) any Transfer effected through a registered offering, or (ii) any Transfer to a broker-dealer or market maker on a securities exchange, so long as the Purchaser has no knowledge that a Supplier or Competitor is the buyer in such sale.

(d) Any attempted Transfer in violation of this Section 5.07 shall be null and void ab initio.

Section 5.08 Legend. (a) All certificates or other instruments representing the Preferred Shares, Warrants or Warrant Shares will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF AUGUST 20, 2020, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(b) Upon request of the applicable Purchaser Party and, if requested by the Company, receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate or other instrument for any Preferred Shares, Warrant or Common Shares to be Transferred in accordance with the terms of this Agreement and the second paragraph of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement.

Section 5.09 Director Rights. The Purchaser shall have the right to appoint a director and observer to the Board as set out in the provisions of the Amended and Restated Memorandum and Articles.

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Section 5.10 Voting. From and after the Closing and until the Fall-Away of Purchaser Board Rights:

(a) At each meeting of the shareholders of the Company involving the election of directors following the execution of this Agreement and at every postponement or adjournment thereof, the Purchaser shall, and shall cause the Purchaser Parties to, take such action as may be required so that all of the voting equity securities of the Company beneficially owned, directly or indirectly, by the Purchaser Parties and entitled to vote at such meeting of shareholders are voted (i) in favor of each director nominated or recommended by the Board for election. at any such meeting, (ii) against any shareholder nominations for director which are not approved the Board for election, and (iii) in accordance with the recommendation of the Board with respect to any proposed Liquidation Event (as defined in the Investors’ Rights Agreement) that constitutes a Change of Control.

(b) The Purchaser shall, and shall (to the extent necessary to comply with this Section 5.10) cause the Purchaser Parties to, be present, in person or by proxy, at all meetings of the shareholders of the Company so that all voting equity of the Company beneficially owned by the Purchaser or the Purchaser Parties may be counted for the purposes of determining the presence of a quorum and voted in accordance with Section 5.10(a) at such meetings (including at any adjournments or postponements thereof).

Section 5.11 Tax Matters. (a) The Company and its paying agent shall be entitled to deduct and withhold Taxes on all payments and distributions (or deemed distributions) with respect to the Preferred Shares, the Warrants (or upon the exercise thereof) or the Common Shares issued upon any exercise of Warrants, in each case, to the extent required by applicable Law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a Governmental Authority on account of Taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) with respect to the Preferred Shares or a Warrant (or upon the exercise thereof), the Company shall be entitled (i) to offset any such amounts against any amounts otherwise payable in respect of such Preferred Shares or such Warrant (or any Warrant Shares otherwise required to be issued upon the exercise of such Warrant or any amount otherwise payable in respect of a Warrant Share received upon its exercise) or any other amounts otherwise payable by the Company to the relevant holder or (ii) to require the Person in respect of whom such deduction or withholding was made to reimburse the Company for such amounts (and such Person shall promptly so reimburse the Company upon demand). The Company shall use commercially reasonable efforts to promptly provide the Purchaser with prior written notice of any amounts that the Company (or its paying agent, as applicable) intends to deduct or withhold from any payment or distribution (or deemed distributions) with respect to the Preferred Shares or a Warrant (or upon the exercise thereof) reasonably in advance of the payment or distribution (or deemed distributions) thereof.

(b) Notwithstanding anything herein to the contrary, prior to the date of any payment, distribution or deemed distribution or exercise described in Section 5.11(a), the Purchaser shall have delivered to the Company or its paying agent (including pursuant to Section 2.02(b)(ii)) a duly executed, valid (as of the time of the applicable payment, distribution or deemed distribution or exercise), accurate and properly completed IRS Form W-9, certifying that the Purchaser is a U.S. Person, or applicable IRS Form W-8, evidencing that the Purchaser is eligible for a 0% rate of withholding with respect to U.S.-source dividends under Section 892 of the Code or applicable treaty. The Company shall cooperate in good faith with the Purchaser to minimize or eliminate any withholding or deduction described in Section 5.11(a) on any payments, distributions or deemed distributions with respect to Preferred Shares or Warrants

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beneficially owned by the Purchaser, including by giving the Purchaser an opportunity to provide additional information or to apply for an exemption from, or a reduced rate of, withholding. Without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, neither the Purchaser nor any Permitted Transferee shall Transfer any Preferred Shares prior to the fifth anniversary of the Closing Date or any Warrant, in each case, to any Person who has not (i) delivered to the Company a duly executed, valid, accurate and properly completed IRS Form W-9, certifying that such Person is a U.S. Person, or applicable IRS Form W-8, evidencing that such Person is eligible for a 0% rate of withholding with respect to U.S.-source dividends under Section 892 of the Code or applicable treaty or (ii) made arrangements reasonably satisfactory to the Company to ensure that the Company will not bear unreimbursed withholding tax liability with respect to the Preferred Shares or Warrant as a result of such Transfer.

(c) The Purchaser and the Company agree that the Company shall not treat as a dividend for U.S. federal income tax purposes any amount in respect of the Preferred Shares owned by a Purchaser Party on account of the accrual of dividends at the Dividend Rate (as defined in Schedule 1 of the Amended and Restated Memorandum and Articles), unless and until such dividends are declared and paid in cash, and shall not file any Tax Return inconsistent with such treatment unless otherwise required by a change in Law or by the IRS or another Governmental Authority following an audit or examination. For the avoidance of doubt, nothing herein shall be interpreted as precluding the Company from treating the excess of the initial Liquidation Preference (as defined in Schedule 1 of the Amended and Restated Memorandum and Articles) of a Preferred Share over its allocated Purchase Price as determined pursuant to this Section 5.11(c) as a dividend for U.S. federal income tax purposes, to be taken into account over the five-year period beginning on the Closing Date in accordance with the principles of Section 1272(a) of the Code. Within twenty (20) days of the Closing Date, the Purchaser shall deliver to the Company a schedule setting forth the fair market value of the Warrants, which shall be based on an independent appraisal performed by Stout Risius Ross, LLC (the “Purchaser’s Proposed Valuation”). If the Company agrees with such proposed valuation, the proposed valuation shall become the final valuation of the Warrants. If the Company does not agree with the Purchaser’s Proposed Valuation, then within twenty (20) days of receipt of the Purchaser’s Proposed Valuation the Company shall determine and deliver to the Purchaser a proposed valuation of the Warrants prepared by Ernst & Young (the “Company’s Proposed Valuation”), which shall use such valuation methodology that would take into account the key characteristics of the Warrants and terms thereunder (taking into consideration, among other factors, discounts for lack of marketability and for blockage and blackout periods) (the “Valuation Methodology”). The Purchaser and the Company agree that the Valuation Methodology shall comply with applicable Tax Law. If the Purchaser and the Company are not able to come to an agreement as to the final valuation of the Warrants within twenty (20) days thereafter, the Purchaser and the Company shall agree in good faith on an independent internationally recognized valuation or financial advisory firm to determine the final valuation of the Warrants, which valuation must be within the range of the Purchaser’s Proposed Valuation and the Company’s Proposed Valuation and not contrary to the Valuation Methodology. The costs of such valuation or financial advisory firm shall be split fifty-fifty (50-50) by the Purchaser on the one hand and the Company on the other hand. Once a final valuation of the Warrants (the “Final Warrant Valuation”) is determined pursuant to the terms of this Section 5.11(c), the Purchase Price shall be allocated among the Preferred Shares and Warrants on the basis of such Final Warrant Valuation. The Purchaser and

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the Company agree to report in a manner consistent with such Final Warrant Valuation solely for Tax purposes (and for the avoidance of doubt, not for GAAP or SEC reporting purposes), and neither the Purchaser nor the Company shall take any position inconsistent with such allocation of the Purchase Price in any Tax Returns or in any judicial or administrative proceeding in respect of Taxes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar or corresponding provision of state, local or non-U.S. Law).

(d) The Company shall be solely responsible for, and fully pay, any and all sales, use, value added, goods and services, documentary, stamp, transfer, stock transfer, real property transfer or gains, indirect taxes or other similar taxes, fees or charges, together with any interest, penalties or additions in respect thereof (including any fees, costs and expenses incurred by the Company in complying with this Section 5.11(d)) (“Transfer Tax”) due on (x) the issue of the Preferred Shares and (y) the issue of Warrant Shares pursuant to the exercise of a Warrant. All necessary Tax Returns with respect to any such Transfer Tax shall be prepared and filed by the Company, and the Company shall provide promptly a copy of such Tax Returns to the Purchaser. The Company hereby agrees to indemnify and hold harmless the Purchaser from and against any liability with respect to any such Transfer Tax if payable or paid by the Purchaser to the applicable Governmental Authority. However, the Company shall not be required to pay any Transfer Tax that may be payable in respect of the issue or delivery (or any transfer involved in the issue or delivery) of Preferred Shares or Warrant Shares to a beneficial owner other than the initial beneficial owner of the Preferred Shares or Warrant, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such Transfer Tax or has established to the satisfaction of the Company that such Transfer Tax has been paid or is not payable.

Section 5.12 Participation. (a) For the purposes of this Section 5.12, “Excluded Issuance” shall mean: (i) the issuance to directors, officers, employees, consultants, service providers or agents of the Company of Common Shares (x) under employee benefit plans, programs or other compensatory arrangements of the Company or (y) upon the exercise of Company Stock Options, the vesting and settlement of Company RSU Awards, and the vesting and/or settlement of other awards granted under any such employee benefit plan, program or arrangement of the Company; (ii) the granting to directors, officers, employees, consultants, service providers or agents of the Company of Company equity awards denominated in Common Shares (x) under employee benefit plans, programs or other compensatory arrangements of the Company or (y) pursuant to the employment inducement exception to the NYSE rules regarding shareholder approval of equity compensation plans; (iii) the issuance of shares of equity securities in connection with any acquisitions, mergers, “business combination” (as defined in the rules and regulations promulgated by the SEC), Liquidation Event (as defined in the Investors’ Rights Agreement) or otherwise in connection with bona fide acquisitions of securities or assets of another Person, business unit, division or business; (iv) the issuance of shares of equity securities to strategic counterparties as part of a commercial arrangement, including in connection with partnerships, joint ventures or similar strategic transactions, but excluding any stand-alone sales of Common Shares or other shares of equity securities to such parties for cash consideration; (v) the issuance of shares of any equity securities pursuant to the conversion, exercise or exchange of Warrants or relating to the Preferred Shares; (vi) the issuance of shares of any equity securities in connection with an Additional Financing Transaction; (vii) the issuance of shares of equity securities pursuant to an option, warrant or right outstanding as of the Closing Date; (viii) the issuance of shares of equity

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securities to a Governmental Authority or designee thereof (in each case, excluding a sovereign wealth fund who regularly makes financial investments) in connection with a financing transaction pursuant to a program developed to address COVID-19 (including the impacts thereof), (ix) the issuance of shares of equity securities in connection with a reclassification, recapitalization, exchange, division, combination or readjustment of shares or any share dividend or share distribution, or similar transaction, in each case in which holders of the same class of securities participate on a pro rata basis; and (x) the issuance of equity securities in connection with the implementation of a shareholder rights or similar plan, or the redemption or repurchase of any rights under such plan.

(b) From and after the Closing Date, until the Purchaser and its Permitted Transferees first cease to beneficially own Warrants and/or Common Shares that were issued upon exercise of Warrants that represent in the aggregate and on an as exercised basis, at least 30% of the number of Common Shares issuable upon exercise of the Warrants as of the Closing Date (appropriately adjusted for any divisions, combinations or similar events), if the Company proposes to issue Common Shares (including any warrants, options or other rights to acquire, or any securities that are exercisable for, exchangeable for or convertible into, Common Shares), other than in an Excluded Issuance, then the Company shall:

(i) give written notice to the Purchaser no less than (A) thirty (30) calendar days, or (B) in the case of a public offering, three (3) Business Days (or, if the Company reasonably expects such public offering to be made in less than three (3) Business Days, such shorter period) prior to the closing of such issuance, setting forth in reasonable detail (to the extent then known) (A) the designation and all of the material terms and provisions of the securities proposed to be issued (the “Proposed Securities”); (B) the expected price and other expected material terms of the proposed sale of such securities; and (C) the amount of such securities proposed to be issued; provided that following the delivery of such notice, the Company shall deliver to the Purchaser any such information the Purchaser may reasonably request in order to evaluate the proposed issuance, except that the Company shall not be required to deliver any information that has not been or will not be provided to the proposed purchasers of the Proposed Securities; and

(ii) offer to issue and sell to the Purchaser Parties, on such terms as the Proposed Securities are issued and upon full payment by the Purchaser Parties, a portion of the Proposed Securities equal to a percentage determined by dividing (A) the number of Common Shares the Purchaser Parties beneficially own (including for the avoidance of doubt, all Common Shares underlying Warrants beneficially owned by the Purchaser Parties) by (B) the fully diluted total number of Common Shares then outstanding, and including the shares described in the immediately foregoing clause (A).

(c) The Purchaser will have the option, on behalf of the applicable Purchaser Parties, exercisable by written notice to the Company, to accept the Company’s offer and irrevocably commit to purchase any or all of the equity securities offered to be sold by the Company to the Purchaser Parties, which notice must be given within (i) thirty (30) calendar days, or (ii) in the case of a public offering, three (3) Business Days (or, if the Company reasonably expects such public offering to be made in less than three (3) Business Days, such shorter period), in each case after receipt of such notice from the Company. If the Company offers two (2) or more

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securities in units to the other participants in the offering, the Purchaser Parties must purchase such units as a whole and will not be given the opportunity to purchase only one (1) of the securities making up such unit. The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right. Upon the expiration of the offering period described above, the Company will be free to sell such Proposed Securities that the Purchaser Parties have not elected to purchase.

(d) The election by the Purchaser Party not to exercise its subscription rights under this Section 5.12 in any one instance shall not affect its right as to any subsequent proposed issuance.

(e) In the case of an issuance subject to this Section 5.12 for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the Fair Market Value thereof.

(f) If between the date hereof and the Closing Date the Company issues shares of Common Stock (including any warrants, options or other rights to acquire, or any securities that are exercisable for, exchangeable for or convertible into, Common Stock), other than in an Excluded Issuance, then the Company shall, as promptly as practicable after the Closing, provide the Purchaser the participation rights in Section 5.12 as if such issuance occurred after the Closing Date. If between the date hereof and the Closing Date any event occurred which would have resulted in an adjustment under Section 6 of the Warrants, then as promptly as practicable after the Closing, the Warrant shall be adjusted as provided in such Section 6 as if such event had occurred after the Purchaser had acquired such Warrants.

Section 5.13 Director and Officer Insurance. The Company shall use its commercially reasonable efforts (for the avoidance of doubt, without significant additional cost or significant changes in the terms and conditions in the coverage) to amend its current director and officer liability policy prior to the Closing Date (i) such that such policy shall be primary insurance with respect to: (a) any private equity liability, venture capital liability, general partner liability or other similar management or professional liability insurance maintained by Catterton Latin America Management Co. related to the Company and (b) any indemnification which may be owed to an insured person by Catterton Latin America Management Co. related to the Company; and (ii) add Catterton Latin America Management Co. as an indemnitee under such policy to the extent that it is named in a lawsuit arising out of the transactions contemplated by the Transaction Documents.

ARTICLE VI

Survival and Termination

Section 6.01 Survival and Limitation on Liability.

All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. The representations and warranties made herein shall survive for 12 months following the Closing

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Date, other than the representations and warranties set forth in (i) Section 3.01(a), Section 3.02(a), Section 3.02(b), Section 3.03(a), Section 3.03(b), Section 3.12, Section 3.13 and Section 3.15 (such representations and warranties contained therein, the “Fundamental Representations”), which shall survive until the expiration of the applicable statute of limitations, and shall then expire and (ii) Section 3.09, which shall survive until the expiration of the applicable statute of limitations plus 90 days, and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy in or breach of such representation or warranty to the extent that any good-faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, claims may be made with respect to the breach of any representation, warranty or covenant until the applicable survival period therefor as described above expires.

Section 6.02 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(a) by mutual written consent of the Purchaser and the Company;

(b) by either the Purchaser or the Company if any Governmental Authority of competent jurisdiction shall have issued any order, decree, ruling or injunction permanently restraining, enjoining or otherwise prohibiting the consummation of the Transactions and such order, decree, ruling or injunction shall have become final and nonappealable (other than, for the avoidance of doubt, any objections from the NYSE to approve the listing of the Warrant Shares); and

(c) by either the Company or the Purchaser if the Closing shall not have occurred prior to 5:00 p.m., New York City time, on September 30, 2020; provided that (i) the right to terminate this Agreement under this Section shall not be available to any party whose failure to fulfill any of its covenants or agreements under this Agreement has been the principal cause of the failure of the Closing to occur prior to such time and (ii) the right to terminate this Agreement under this Section 6.02 shall not be available to any party during the pendency of a legal proceeding by the other party for specific performance.

Section 6.03 Effects of Termination. In the event of termination of this Agreement by any party as provided in Section 6.02, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party, except for this Section 6.03; provided, that, notwithstanding anything to the contrary herein, (a) no such termination shall relieve any party from liability for any damages resulting from or arising out of Fraud or willful breach of this Agreement prior to such termination and (b) the parties hereto acknowledge and agree that nothing contained herein shall be deemed to affect their right to specific performance in accordance with this Agreement.

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ARTICLE VII

Miscellaneous

Section 7.01 Amendments; Waivers. Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects only by written agreement of the parties hereto.

Section 7.02 Extension of Time, Waiver, Etc. The Company and the Purchaser may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company or the Purchaser in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 7.03 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto; provided that (a) Purchaser or any Purchaser Party may assign its rights, interests and obligations under this Agreement, in whole or in part (including solely the right to purchase the Securities at the Closing in accordance with Section 2.02), to one or more Permitted Transferees, as contemplated in Section 5.07, and (b) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned; provided that, notwithstanding the foregoing, no such assignment effected prior to the Closing will relieve any Purchaser Party of its obligations hereunder to be performed at or prior to the Closing (but following the Closing, such assignee shall be solely responsible for the assigned obligations, and the assigning Purchaser Party shall have no further responsibilities or liability with respect to such assigned obligations). Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns. For the avoidance of doubt, no Transfer by any Purchaser Party of any Security or Warrant Share to a third party that is not a Purchaser Party shall result in the transfer or assignment of any of the Purchaser Parties’ rights hereunder, including Section 5.12.

Section 7.04 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Counterparts of this Agreement, and any documents delivered pursuant hereto or in connection herewith, may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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Section 7.05 Entire Agreement; No Third-Party Beneficiaries; No Recourse. (a) This Agreement, together with the other Transaction Documents, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof.

(b) Except as expressly provided for in Article VI and as expressly provided for in the other Transaction Documents no provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Purchaser Parties, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from any Non-Recourse Party.

Section 7.06 Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(b) All Actions arising out of or relating to this Agreement shall be heard and determined in the U.S. federal and New York state courts in the Borough of Manhattan in New York City and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 7.06 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 7.09 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

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Section 7.07 Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly the parties acknowledge and agree that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, for the avoidance of doubt, the right of the Company to specifically enforce the obligation of the Purchaser to cause the Equity Commitment (as defined in the Equity Commitment Letter) to be funded and the Purchase to be consummated on the terms and subject to the conditions set forth in this Agreement) in the courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and this right of specific enforcement is an integral part of the Transactions and without that right, the parties would not have entered into this Agreement. The parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties acknowledge and agree that any party shall not be required to provide any bond or other security in connection with its pursuit of an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

Section 7.08 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7.08.

Section 7.09 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)	If to the Company, to it at:

Despegar.com, Corp.

Av. Jujuy 2013, Ciudad Autónoma de Buenos Aires, Argentina

Attn: Mariano Scagliarini, General Counsel

Email: [    ]

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with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn: Juan Francisco Mendez

Fax: [    ]

Email: [    ]

(b)	If to the Purchaser at:

c/o Catterton Management Company, LLC

599 West Putnam Avenue

Greenwich, CT 06830

Attn: Shari Miller

Email: [    ]

with a copy to (which copy alone shall not constitute notice):

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Attn: Daniel Forman

Lily Desmond

Phone: [    ]

Fax: [    ]

Email: [    ]

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 7.10 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

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Section 7.11 Expenses. (a) The Purchaser shall be entitled to receive reimbursement for 50% of its reasonable and documented out-of-pocket fees and expenses, including reasonable travel expenses, incurred through the Closing in connection with the Transactions (including reasonable and documented fees, charges and disbursements of the Purchaser’s outside accountants, consultants and attorneys, but not including the fees of any investment bank, broker or other financial advisor) that are invoiced to the Company promptly following the Closing Date, up to a maximum amount of $300,000. Subject to the foregoing, and except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses.

(b) The Purchaser shall deliver to the Board a report by McKinsey & Company (the “McKinsey Report”) that includes analysis on the Company’s industry, online penetration and perspective, competitive dynamics, trends on take-rates, consolidation and consumer surveys. In the event that the Board, at its sole discretion, elects to use the McKinsey Report, the Company agrees to pay the Purchaser 50% of the cost of such report.

Section 7.12 Interpretation. (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “made available to the Purchaser” and words of similar import refer to documents (A) posted to a diligence website by or on behalf of the Company and made available to the Purchaser or its Representatives or (B) delivered in Person or electronically to the Purchaser or its Representatives. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (unless otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

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(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

DESPEGAR.COM, CORP.

By:	/s/ Alberto Blas López Gaffney
Name:	Alberto Blas López Gaffney
Title:	Chief Financial Officer

[Signature Page to Investment Agreement]

PURCHASER:

LCLA DAYLIGHT LP

By: CALA2 Managers, Ltd
Its General Partner

By:	/s/ Dirk Donath
Name: Dirk Donath
Title: Director

[Signature Page to Investment Agreement]

Annex I

Form of Amended and Restated Memorandum and Articles

BVI Company Number: 1936519

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT

MEMORANDUM OF ASSOCIATION

AND ARTICLES OF ASSOCIATION

OF

DESPEGAR.COM, CORP.

Incorporated on February 10, 2017

Amended and Restated on May 3, 2017

Amended and Restated on September 18, 2017

Amended and Restated on September [•], 2020

Conyers Trust Company (BVI) Limited

P.O. Box 3140

Road Town

Tortola

British Virgin Islands

Despegar.com, Corp.	Page 1

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT

MEMORANDUM OF ASSOCIATION

OF

Despegar.com, Corp.

1.	NAME

The name of the Company is Despegar.com, Corp. (the “Company”).

2.	STATUS

The Company is a company limited by shares.

3.	REGISTERED OFFICE AND REGISTERED AGENT

(a)	The first registered office of the Company is Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.

(b)

The first registered agent of the Company is Codan Trust Company (B.V.I.) Ltd. (now called Conyers Trust Company (BVI) Limited) of Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110.

4.	CAPACITY AND POWERS

Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of sub-Clause 4(a), full rights, powers and privileges.

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5.	NUMBER AND CLASSES OF SHARES

The Company is authorised to issue an unlimited number of shares without par value divided into three classes as follows:

(a)	an unlimited number of ordinary shares without par value (the “Common Shares”);

(b)	150,000 series A preferred shares without par value (the “Series A Preferred Shares”); and

(c)	50,000 series B preferred shares without par value (the “Series B Preferred Shares”);

in each case having the rights, privileges, restrictions and conditions set out in this Memorandum and the Articles.

6.	RIGHTS ATTACHING TO SHARES

6.1 Subject to this Memorandum and the Articles and the rights attaching to each Additional Class of Shares (which includes, for the avoidance of doubt, the Series A Preferred Shares and the Series B Preferred Shares), a Common Share confers on the holder:

(a)	the right to one vote at a meeting of the Members or on any Resolution of Members;

(b)	the right to an equal share in any dividend paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

6.2 Subject to this Memorandum and the Articles, a Series A Preferred Share confers on the holder:

(a)

no right to receive notice of or vote at a meeting of the Members or on any Resolution of Members except that (i) if the Act expressly requires the holders of the Series A Preferred Shares to vote as a separate class each Series A Preferred Share shall have one vote solely in respect of that class vote; and (ii) the holders of a majority of the Series Preferred A Shares shall have the right to approve the Series A Reserved Matters set out in Schedule 1 to this Memorandum;

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(b)	the right to distributions (including Dividends) as set out in Schedule 1 to this Memorandum;

(c)	the right to share and participate in the surplus assets of the Company on a winding up, liquidation or dissolution as set out in Schedule 1 to this Memorandum; and

(d)	the other rights set forth on Schedule 1 to this Memorandum,

and (without limitation) the Series A Preferred Shares shall (x) have the right to appoint a director to the Board and a Board observer; and (y) have the right, and be subject, to redemption, in each case as set out in Schedule 1 to this Memorandum.

6.3 Subject to this Memorandum and the Articles, a Series B Preferred Share confers on the holder:

(a)	the right to exercise at any meeting of the Members or on any Resolution of Members the voting rights set out in Schedule 2 to this Memorandum;

(b)	the right to distributions (including Dividends) as set out in Schedule 2 to this Memorandum;

(c)	the right to share and participate in the surplus assets of the Company on a winding up, liquidation or dissolution as set out in Schedule 2 to this Memorandum; and

(d)	the other rights set forth on Schedule 2 to this Memorandum,

and (without limitation) the Series B Preferred Shares shall (x) have the right to appoint a director to the Board and a Board observer; (y) have the right, and be subject, to redemption; (z) have the right, and be subject, to conversion, in each case as set out in Schedule 2 to this Memorandum.

6.4 In the event of any conflict or inconsistency between the rights, privileges, restrictions and conditions of the Series A Preferred Shares set-out in Schedule 1 and the rights, privileges, restrictions and conditions of the Series B Preferred Shares set-out in Schedule 2, on the one hand, and any other provision of this Memorandum and the Articles, on the other, the applicable terms of Schedule 1 and Schedule 2 shall take precedence and prevail.

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7.	POWER OF DIRECTORS TO AUTHORISE AND ISSUE PREFERRED SHARES

(a)

Notwithstanding any other provision of this Memorandum or the Articles (but subject always to obtaining any approval required in respect of the Reserved Matters), the Company may from time to time by Resolution of Directors adopted in accordance with sub-Clause 9(c) below, and without prior notice to or obtaining the approval of any shareholder, amend this Memorandum and the Articles to authorise the issuance by the Company of any additional class or classes of shares with or without par value (each an “Additional Class of Shares”) and specify the rights, privileges, restrictions and conditions attaching to each such Additional Class of Shares, as the Board of Directors may determine in their sole and absolute discretion. Without limitation to the foregoing, the Board of Directors may by Resolution of Directors determine:

i.	the number of shares constituting an Additional Class of Shares and the distinctive designation of that class;

ii.

the dividend and other distribution rights of the Additional Class of Shares and, if the Additional Class of Shares are preferred shares, the preference rate and/or coupon; whether dividends shall be cumulative and, if so, from which date or dates, and whether they shall be payable in preference to, or in relation to, the dividends payable on the Common Shares or any other class or classes of shares;

iii.

whether the Additional Class of Shares shall have voting rights and, if so, the terms and conditions of such voting rights, including, without limitation, whether they shall vote separately or together as a single class with the Common Shares and/or any other class of shares;

iv.

whether the Additional Class of Shares shall have conversion and/or exchange rights and privileges and, if so, the terms and conditions of such conversion and/or exchange, including, without limitation, whether conversion or exchange is at the option of the holder or the Company (or both), the trigger events for conversion or exchange and/or provisions for adjustment of the conversion or exchange rate;

v.

whether the Additional Class of Shares shall be redeemable and, if so, the terms and conditions of such redemption, including, without limitation, the manner of selecting shares for redemption, the trigger events for redemption, whether redemption is at the option of the holder or the Company (or both) and the method for calculating the consideration (in cash or in kind) that is due in case of redemption, which may be less than the market value and may be variable;

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vi.	whether a sinking fund shall be applied to the distribution rights and/or purchase, exchange or redemption rights of the Additional Class of Shares (and the terms and conditions thereof);

vii.

whether the Additional Class of Shares shall impose conditions and restrictions upon the business and affairs of the Company and/or any of its subsidiaries or the right to approve and/or veto certain matters (including the issuance of any shares, the making of any distribution and/or the incurrence of indebtedness);

viii.

the rights of the shares of that Additional Class of Shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including, without limitation, any liquidation preference and whether such rights shall be in preference to, or in relation to, the comparable rights of the Common Shares or any other class or classes of shares; and

ix.

any other relative, participating, optional or other special rights, privileges, powers, qualifications, limitations or restrictions of that Additional Class of Shares, including, without limitation, any right to appoint and/or remove one or more directors of the Company.

(b)

Unless expressly provided by the terms of any Additional Class of Shares as set-out in this Memorandum from time to time, the authorisation and issuance by the Company of any Additional Class of Shares and any attendant amendments to this Memorandum and the Articles pursuant to sub-Clause 7(a) above shall be deemed not to constitute a variation of any class rights attaching to the Common Shares or any other class or classes of shares of the Company then in issue, and, for the avoidance of doubt, no Resolution of Members or other approval of the shareholders or any one of them (except any approval required in respect of the Reserved Matters) shall be required for such authorisation and issuance or the attendant amendments to this Memorandum and the Articles.

8.	REGISTERED SHARES

The Company shall issue registered shares only. The Company is not authorised to issue bearer shares, convert registered shares to bearer shares, or exchange registered shares for bearer shares.

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9.	AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

Subject always to obtaining any additional approval required in respect of the Reserved Matters, this Memorandum and the Articles may only be amended if approved by:

(a)

both a Resolution of Members and a Resolution of Directors, but subject to the condition that the Resolution of Directors is adopted in accordance with the Articles not later than the seventh day following the adoption of the Resolution of Members; or

(b)	a Special Resolution of Members, save that in no circumstances whatsoever may:

i.	any of the Relevant Provisions be amended pursuant to this sub-Clause 9(b);

ii.

any amendment be made to the Memorandum or the Articles pursuant to this sub-Clause 9(b) which limits or reduces the number of shares or classes of shares that may be authorised and issued pursuant to Clause 5 of this Memorandum;

iii.

any amendment be made to the Memorandum or the Articles pursuant to this sub-Clause 9(b) that is inconsistent with or that conflicts with, or which circumvents, overrides, fetters or limits (or that otherwise interferes with the intended operation of), any Relevant Provision or sub-Clause 9(b)(ii) (or which purports to do any of the foregoing); or

(c)	a Resolution of Directors, save that no amendment may be made by a Resolution of Directors:

i.	to restrict the rights or powers of the Members to amend the Memorandum or Articles;

ii.	to change the percentage of Members required to pass a Resolution of Members to amend the Memorandum or Articles; or

iii.

in circumstances where the Memorandum or Articles cannot be amended by the Members (including, without limitation, in circumstances where the Members can only make an amendment with the approval of the Board of Directors pursuant to sub-Clause 9(a) and in circumstances where the Members cannot amend the Memorandum or Articles pursuant to sub-Clause 9(b));

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and all rights conferred upon shareholders herein are granted subject to the above reservations, provided that, notwithstanding anything to the contrary in the Memorandum or the Articles, if at any time that Expedia owns 5% or more of the outstanding Common Shares of the Company, Article 26 of the Articles shall not be amended, altered, changed or repealed without the prior written consent of Expedia.

10.	INCORPORATION BY REFERENCE

For the purposes of section 9 of the Act, any rights, privileges, restrictions and conditions attaching to the Common Shares, each Additional Class of Shares (including, without limitation, the Series A Preferred Shares and the Series B Preferred Shares) or any other shares of the Company that are set out in Schedule 1 and Schedule 2 to this Memorandum and the Articles are deemed to be set out and incorporated in full in this Memorandum.

11.	DEFINITIONS

Unless otherwise defined or the context otherwise requires, capitalized words in this Memorandum that are not otherwise defined herein are as defined in the Articles annexed hereto.

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SCHEDULE 1

SERIES A PREFERRED SHARES

1.	Classification of shares. This Schedule 1 to the Memorandum sets out the rights, privileges, restrictions and conditions attaching to the Series A Preferred Shares.

2.

Ranking. The Series A Preferred Shares will rank, with respect to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and redemption rights:

(a)

on a parity basis with the Series B Preferred Shares and each other class or series of shares of the Company hereafter authorized, classified or reclassified in accordance with this Schedule 1 to the Memorandum, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Shares as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and redemption rights (such shares, “Parity Shares”);

(b)

junior to each other class or series of shares of the Company hereafter authorized, classified or reclassified in accordance with this Schedule 1 to the Memorandum, the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Shares as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and redemption rights (such shares, “Senior Shares”); and

(c)

senior to the Common Shares and each other class or series of shares of the Company now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Shares as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and redemption rights (such shares, “Junior Shares”).

The Company’s power to issue Parity Shares or Senior Shares shall be subject to the provisions of paragraph 8 of this Schedule 1. The respective definitions of Parity Shares, Senior Shares and Junior Shares shall also include any securities, warrants, rights or options exercisable or exchangeable or convertible into any of Parity Shares, Senior Shares or Junior Shares, as the case may be.

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3.	Specific Schedule 1 Definitions. As used herein with respect to Series A Preferred Shares:

“50% Beneficial Ownership Requirement” means, as of the applicable time of determination, that the Investors and its Permitted Transferees continue to beneficially own (a) (1) at least 50% of the Series A Preferred Shares acquired as of the Closing Date, and (2) warrants purchased by the Investors on the Closing Date and/or Common Shares that were issued upon exercise of those warrants that represent in the aggregate and on an as exercised basis, at least 50% of the total number of Common Shares underlying those warrants on an as exercised basis as of the Closing Date, or (b) if the Company shall have redeemed the Series A Preferred Shares in full pursuant to paragraph 7, warrants purchased by the Investors on the Closing Date and/or Common Shares that were issued upon exercise of those warrants that represent in the aggregate and on an as exercised basis, at least 50% of the total number of Common Shares underlying those warrants on an as exercised basis as of the Closing Date;

“Accrued Dividends” means, as of any date, with respect to any Series A Preferred Share, all Dividends that have accrued through the most recent Dividend Payment Date on or prior to such date on such Series A Preferred Share pursuant to paragraph 4(b) of this Schedule 1, whether or not declared, but that have not, as of such date, been paid in cash;

“Change of Control” shall mean (i) any Person or Group (other than the Investors), in a single transaction or in a related series of transactions, by way of merger, consolidation, other business combination transaction, contract or otherwise, acquiring beneficial ownership representing more than 50 % of the total voting power of the Common Shares or the right to appoint a majority of the Board of Directors; (ii) the Common Shares are no longer listed or admitted to trading on the New York Stock Exchange or another National Securities Exchange; (iii) the direct or indirect sale, lease, transfer, conveyance or other disposition (including by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any Person or Group (other than the Investors); or (iv) any transaction or event that constitutes a “change of control” under any of the Company’s then-outstanding Indebtedness; provided that if and for so long as Series B Preferred Shares are outstanding, the “50%” of the total voting power in clause (i) of this definition shall be deemed to be replaced with any lower percentage threshold specified in respect of any equivalent “Change of Change” definition for the Series B Preferred Shares (if any);

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“Change of Control Notice” has the meaning given to it in paragraph 6(c) of this Schedule 1;

“Closing Date” means the date the Series A Preferred Shares were first issued by the Company;

“Competitor” means any Person which engages, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing of formed hereafter)), in the business of travel distribution;

“Designated Redemption Date” has the meaning given to it in paragraph 6(b) of this Schedule 1;

“Dividends” has the meaning given to it in paragraph 4(a) of this Schedule 1;

“Dividend Payment Date” means September 30 and March 31 of each year, commencing on March 31, 2021 (the “Initial Dividend Payment Date”); provided that if any such Dividend Payment Date is not a Business Day, then the applicable Dividend shall be payable on the next Business Day immediately following such Dividend Payment Date, without any interest;

“Dividend Payment Period” means, the period from and including the Closing Date to, but excluding, the applicable Initial Dividend Payment Date and, subsequent to such Initial Dividend Payment Date, the period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date;

“Dividend Rate” means 10.0% per annum;

“Fall-Away of Investor Board Rights” means the first day on which the 50% Beneficial Ownership Requirement is not satisfied;

“Group” has the meaning given to it in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act;

“Holder” means a Person in whose name Series A Preferred Shares are registered, which Person shall be treated by the Company and Transfer Agent as the absolute owner of the Series A Preferred Shares for the purpose of making payment and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received Series A Preferred Shares in violation of the terms of the Investment Agreement or the Memorandum or Articles shall be a Holder and the Transfer Agent shall not, unless directed otherwise by the Company, recognize any such Person as a Holder and the Person in whose name the shares of the Series A Preferred Shares were registered immediately prior to such transfer shall remain the Holder of such shares;

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“Indebtedness” means, without duplication, (a) all obligations of the Company or any of its subsidiaries for borrowed money, (b) all obligations of the Company or any or any of its subsidiaries evidenced by bonds or similar instruments, and (c) all guarantees by the Company or any of its subsidiaries of any Indebtedness (as described in clauses (a) and (b) of this definition) of any other Person, provided that any Indebtedness incurred by Koin Administradora de Cartões e Meios de Pagamentos S.A. and its subsidiaries that is non-recourse to the Company and its other subsidiaries, shall not be considered Indebtedness for purposes of this Schedule 1;

“Indebtedness Agreement” means any agreement, document or instrument governing or evidencing any Indebtedness of the Company or its subsidiaries;

“Investment Agreement” means that certain Investment Agreement, dated as of August 20, 2020 among the Investors and the Company.

“Investors” means the holder(s) of all of the issued Series A Preferred Shares as at the Closing Date;

“Junior Shares” has the meaning given to it in paragraph 2(c) of this Schedule 1;

“Liquidation Preference” means, with respect to any Series A Preferred Share, as of any date, $1,000 per share, plus any Accrued Dividends per Series A Preferred Share outstanding from time to time;

“National Securities Exchange” means a securities exchange that has registered with the SEC under Section 6 of the Exchange Act;

“Notice of Optional Redemption” has the meaning given to it in paragraph 7(b) of this Schedule 1;

“Optional Redemption” has the meaning given to it in paragraph 7(a) of this Schedule 1;

“Parity Shares” has the meaning set forth in paragraph 2(a) of this Schedule 1;

“Permitted Acquisitions” means the acquisitions by the Company or its subsidiaries of each of Viajes Beda S.A. de C.V., Transporturist S.A. de C.V. and Koin Administradora de Cartões e Meios de Pagamentos S.A.;

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“Permitted Transferee” means, with respect to any Holder, (i) any Affiliate of such Holder, so long as it remains such, (ii) any successor entity of such Holder, and (iii) with respect to any Holder that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such Holder or an Affiliate, advisor or manager of such Holder serves as the general partner, manager or advisor; provided that portfolio companies of such Holder or any of its controlled Affiliates shall not be Permitted Transferees;

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity;

“Preferred Purchase Price” means the initial subscription price per Series A Preferred Share, being US$1,000 per Series A Preferred Share;

“Redemption Date” means with respect to the redemption of Series A Preferred Shares pursuant to this Schedule 1, the date on which the applicable redemption consideration for the Series A Preferred Shares redeemed is paid or delivered;

“Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors and other representatives;

“Satisfaction of the Indebtedness Obligations” means, in connection with any Change of Control, (i) the payment in full in cash of all principal, interest, fees and all other amounts due or payable in respect of any Indebtedness of the Company or any of its subsidiaries (including in respect of any penalty or premium) that is required to be prepaid, repaid, redeemed, repurchased or otherwise retired as a result of or in connection with such Change of Control or in order for the Series A Preferred Shares not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement, (ii) the cancellation or termination, or if permitted by the terms of such Indebtedness, cash collateralization, of any letters of credit or letters of guaranty that are required to be cancelled or terminated or cash collateralized as a result of or in connection with such Change of Control or in order for the Series A Preferred Shares not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement, (iii) compliance with any requirement to effect an offer to purchase any bonds, debentures, notes or other instruments of Indebtedness as a result of or in connection with such Change of Control

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or in order for the Series A Preferred Shares not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement, and the purchase of any such instruments tendered in such offer and the payment in full of any other amounts due or payable in connection with such purchase and (iv) the termination of any lending commitments required to be terminated as a result of or in connection with such Change of Control or in order for the Series A Preferred Shares not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement;

“Series A Preferred Director” has the meaning given to it in paragraph 9(a) of this Schedule 1;

“Series A Preferred Majority Approval” has the meaning given to it in paragraph 8 of this Schedule 1;

“Series A Preferred Observer” has the meaning given to it in paragraph 9(a) of this Schedule 1;

“Series A Reserved Matters” has the meaning given to it in paragraph 8 of this Schedule 1;

“Supplier” means any Person which engages, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing of formed hereafter)), in the air travel or lodging business;

“Transfer Agent” means the Person acting as transfer agent, registrar and paying agent for the Series A Preferred Shares, and its successors and assigns.

“Unredeemed Shares” means shares redeemed in accordance with this Schedule 1 in respect of which the redemption price has not been paid in full; and

“USD” or “US$” means the lawful currency for the time being of the United States of America.

4.	Dividends.

(a)	Dividends. Holders shall be entitled to receive a coupon of the type and in the amount in USD determined as set forth in this paragraph 4 (such coupon, “Dividends”).

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(b)

Accrual of Dividends. Dividends on each Series A Preferred Share (i) shall accrue on the Preferred Purchase Price thereof and on any Accrued Dividends on a daily basis from and including the Closing Date, whether or not declared and whether or not the Company has assets legally available to make payment thereof, at a rate equal to the Dividend Rate as further specified below, and (ii) shall be payable semi-annually in arrears, if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Company, to the extent not prohibited by law, on each Dividend Payment Date, commencing on the Initial Dividend Payment Date. Dividends on the Series A Preferred Shares shall accrue on the basis of a 365-day year based on actual days elapsed. The amount of Dividends payable with respect to any Series A Preferred Share for any Dividend Payment Period shall equal the sum of the daily Dividend amounts accrued in accordance with the prior sentence of this paragraph 4(b) with respect to such share during such Dividend Payment Period.

(c)

Payment of Dividends and Arrears. Dividends shall be payable in cash, provided that if the Company does not declare and pay in cash pursuant to this paragraph 4(c) a full Dividend on each Series A Preferred Share on any Dividend Payment Date, then the amount of such unpaid Dividend shall automatically be added to the amount of Accrued Dividends on such share on the applicable Dividend Payment Date without any action on the part of the Company or any other Person. The Company shall be entitled to declare and pay all or any part of the Accrued Dividends in cash pursuant to this paragraph 4(c) on subsequent Dividend Payment Dates, and, following such cash payment, any such cash payment shall, from the date of such payment, no longer be deemed to be Accrued Dividends hereunder.

(d)

Record Date. The record date for payment of Dividends on any relevant Dividend Payment Date will be the close of business on the fifteenth (15th) day of the calendar month that contains the relevant Dividend Payment Date, whether or not such day is a Business Day.

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(e)

Priority of Dividends. So long as any Series A Preferred Shares remain outstanding, unless (w) there are no Accrued Dividends at such time (or all Accrued Dividends contemporaneously are declared and paid in cash), (x) there are no Unredeemed Shares at such time, and (y) the Company complies with the provisions of paragraph 8(a)(iii)(b) of this Schedule 1, the Company may not declare any dividend on, or make any distributions relating to, Junior Shares or make a liquidation payment relating to, any Junior Shares, other than:

(i)	as a result of an exchange or conversion of any class or series of Junior Shares for any other class or series of Junior Shares;

(ii)	payment of any dividends in respect of Junior Shares where the dividend is in the form of the same stock or rights to purchase the same stock as that on which the dividend is being paid;

(iii)	distributions of Junior Shares or rights to purchase Junior Shares; or

(iv)	any dividend or other distribution in connection with the implementation of a shareholder rights or similar plan, or the redemption or repurchase of any rights under such plan.

Subject to the provisions of this paragraph 4(e), dividends and other distributions may be authorized by the Board, and declared and paid by the Company on any Junior Shares and Parity Shares from time to time and the Holders will not be entitled to participate in those dividends.

5.	Liquidation Rights

(a)

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Shares (including, without limitation, the Common Shares), and subject to the rights of the holders of any Senior Shares or Parity Shares and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per Series A Preferred Share equal to the Liquidation Preference with respect to such Series A Preferred Share. Holders shall not be entitled to any further payments in the event of any such voluntary or

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involuntary liquidation, dissolution or winding up of the affairs of the Company after receiving in full what is expressly provided for in this paragraph 5(a), and after such receipt, and will have no right or claim to any of the Company’s remaining assets. For the avoidance of doubt, Series A Preferred Shares and Series B Preferred Shares shall rank equally in their entitlement to liquidation distributions, but shall rank in priority as to any liquidation distribution on the Common Shares.

(b)

Partial Payment. If in connection with any distribution described in paragraph 5(a) above, the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to paragraph 5(a) to all Holders and the liquidating distributions payable all holders of any Parity Shares, the amounts distributed to the Holders and to the holders of all such Parity Shares shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full. For the avoidance of doubt, if this paragraph 5(b) applies in respect of any liquidating distribution to the Series A Preferred Shares and the Series B Preferred Shares:

(i)

the amounts available for distribution shall be allocated between the Series A Preferred Shares and the Series B Preferred Shares based on the same proportion as the respective liquidation preference of each series bears to the total aggregate liquidation preference of both series of Preferred Shares; and

(ii)	each Preferred Share of a particular series shall share equally in the amount allocated and distributed in respect of that series.

(c)

Change of Control Not Liquidation. For purposes of this paragraph 5, a Change of Control shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. Upon the consummation of a merger or consolidation of the Company with another Person in which the Company is not the surviving entity, any Series A Preferred Share that is outstanding at such time (including any Unredeemed Shares) shall be converted into or exchanged for preferred shares of the surviving or resulting entity having substantially the same rights, powers, limitations and restrictions of the Series A Preferred Shares immediately prior to such consummation.

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6.	Holder Redemption Right.

(a)

Each of the Holders will have the right, but not the obligation, to require the Company to redeem all or, subject to paragraph 6(i) of this Schedule 1, part of such Holder’s then outstanding Series A Preferred Shares either:

(i)

on or after the fifth anniversary of the Closing Date at a cash price per Series A Preferred Share equal to the Liquidation Preference plus, without duplication, any accrued and unpaid Dividends to, but excluding, the Redemption Date, or

(ii)

upon the occurrence of a Change of Control, at a cash price per Series A Preferred Share equal to 110.0% of the Liquidation Preference plus, without duplication, any accrued and unpaid Dividends to, but excluding, the Redemption Date.

The Company shall take no action designed to avoid payment of any portion of the premium to Liquidation Preference payable pursuant to Section 6(a)(ii), including by payment of any Accrued Dividends immediately prior to the applicable Redemption Date.

(b)

Procedure for Five-Year Redemption: To exercise its redemption right pursuant to paragraph 6(a)(i), a Holder must, at least ninety (90) days prior to the redemption date specified by the Holder therein (the “Designated Redemption Date”), deliver written notice thereof (“Notice of Holder Redemption”) to the Company (including wire transfer instructions for the payment of the redemption price) and shall, on or prior to the Designated Redemption Date, surrender to the Transfer Agent the certificates (if any) representing the Series A Preferred Shares to be redeemed by the Company; provided that, such Holder will be entitled to revoke its Notice of Holder Redemption at any time but no later than thirty (30) days prior to the Designated Redemption Date. On such Designated Redemption Date, the Company shall deliver or cause to be delivered to each Holder that has exercised its redemption right pursuant to paragraph 6(a)(i) by wire transfer the applicable redemption price with respect to such Holder’s Series A Preferred Shares redeemed.

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(c)

Procedure for Redemption on Change of Control: On or before the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating a Change of Control (or, if later, promptly after the Company discovers that a Change of Control may occur), a written notice (a “Change of Control Notice”) shall be sent by or on behalf of the Company to each Holder at its address as it appears in the records of the Company, which notice shall contain the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed). The Change of Control Notice shall include (i) a description of the material terms and conditions of the Change of Control; and (ii) the date on which the Change of Control is anticipated to be consummated. The Holder may exercise its right pursuant to paragraph 6(a)(ii) to require the Company to redeem all of the outstanding Series A Preferred Shares owned by such Holder by delivering a written notice to the Company stating that the Holder is exercising its right to require the Company to redeem its outstanding Series A Preferred Shares and including wire transfer instructions for the payment of the redemption price no later than ten (10) Business Days prior to the date on which the Company anticipates consummating a Change of Control (as specified in the Change of Control Notice). In the event that the Holder so exercises it rights pursuant to paragraph 6(a)(ii), the Company will, as promptly as practicable, deliver to such Holder at its address as it appears in the records of the Company written instructions stating the expected time and place or places at which the Series A Preferred Shares to be redeemed shall, upon presentation and surrender of the certificates evidencing such Series A Preferred Shares (if any), be redeemed on the date of the Change of Control.

(d)

Delivery upon Change of Control. If a Holder has exercised its right to redeem, or require redemption of, any outstanding Series A Preferred Shares pursuant to paragraph 6(a)(ii), then upon the consummation of a Change of Control, after the Satisfaction of the Indebtedness Obligations and subject to paragraph 6(e) below and subject to the Holder properly surrendering the certificates (if any) evidencing the applicable Series A Preferred Shares, the Company (or its successor) shall promptly deliver or cause to be delivered to the Holder by wire transfer the applicable redemption price with respect to each of such Holder’s Series A Preferred Shares redeemed.

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(e)	[Reserved].

(f)

Effect of Redemption. Effective immediately prior to the close of business on the Redemption Date for any Series A Preferred Shares redeemed pursuant to this paragraph 6, Dividends shall no longer accrue or be declared on any such Series A Preferred Shares, and such Series A Preferred Shares shall cease to be outstanding and the Holders shall cease to have the rights of Members in respect of such shares (except the right to be paid the applicable redemption price).

(g)	Status of Redeemed Shares. Series A Preferred Shares redeemed in accordance with this paragraph 6 shall be cancelled or held by the Company as treasury shares.

(h)	[Reserved].

(i)

Partial Redemption. In case of any redemption pursuant to paragraph 6(a)(i) of this Schedule 1 of part of the Series A Preferred Shares at the time outstanding, the Series A Preferred Shares to be redeemed shall be redeemed by the Company on a pro rata basis based on the then-outstanding Series A Preferred Shares, provided that (i) the Holder shall be permitted to exercise its right under paragraph 6(a)(i) above to require the Company to redeem less than all outstanding Series A Preferred Shares on no more than one occasion in total, and (ii) the aggregate Liquidation Preference of the Series A Preferred Shares at the time outstanding immediately following the completion of such partial redemption is equal to an amount not less than US$80 million. If fewer than all the shares represented by any certificate (if any) are redeemed, new certificates shall be duly issued representing the unredeemed shares without charge to the Holder thereof.

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7.	Redemption at the Option of the Company.

(a)

Optional Redemption. The Company will have the right, but not the obligation, to redeem for cash, in whole or in part at any time on or after the third anniversary of the Closing Date, the outstanding Series A Preferred Shares (each, an “Optional Redemption”) upon giving the notice described in paragraph 7(b) below, at a price equal to:

(i)

with respect to a Redemption Date on or after the third anniversary of the Closing Date but prior to the fourth anniversary of the Closing Date, the sum of (A) 105.0% of the Liquidation Preference per Series A Preferred Share to be redeemed plus, without duplication, (B) an amount equal to all accrued and unpaid Dividends with respect to each such Series A Preferred Share to, but excluding, the applicable Redemption Date;

(ii)

with respect to a Redemption Date on or after the fourth anniversary of the Closing Date but prior to the fifth anniversary of the Closing Date, the sum of (A) 102.5% of the Liquidation Preference per Series A Preferred Share to be redeemed plus, without duplication, (B) an amount equal to all accrued and unpaid Dividends with respect to each such Series A Preferred Share to, but excluding, the applicable Redemption Date;

(iii)

with respect to a Redemption Date after the fifth anniversary of the Closing Date, the sum of (A) the Liquidation Preference per Series A Preferred Share to be redeemed plus, without duplication, (B) an amount equal to all accrued and unpaid Dividends with respect to each such Series A Preferred Share to, but excluding, the applicable Redemption Date.

The Company shall take no action designed to avoid payment of any portion of the premium to Liquidation Preference payable pursuant to Section 7(a)(i) or (ii), including by payment of any Accrued Dividends immediately prior to the applicable Redemption Date.

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(b)

Exercise of Optional Redemption. If the Company elects to effect an Optional Redemption, the Company shall send, to the Holders of the Series A Preferred Shares to be redeemed at their respective addresses as they shall appear on the register of Members of the Company, a written notice (i) notifying such Holders of the election of the Company to redeem such Series A Preferred Shares, the number of Series A Preferred Shares to be redeemed from such Holder, and the Redemption Date, and (ii) stating the place or places at which the Series A Preferred Shares called for redemption shall, upon presentation and surrender of the certificates (if any) evidencing such Series A Preferred Shares, be redeemed (and other instructions a Holder must follow to receive payment), and the redemption price therefor (such notice, a “Notice of Optional Redemption”). The Redemption Date selected by the Company shall be no less than ten (10) Business Days and no more than thirty (30) Business Days after the date on which the Company provides the Notice of Optional Redemption to the Holders.

(c)

Partial Redemption. In case of any redemption pursuant to paragraph 7(a) of part of the Series A Preferred Shares at the time outstanding, the Series A Preferred Shares to be redeemed shall be redeemed by the Company on a pro rata basis based on the then-outstanding Series A Preferred Shares, provided that (i) the Company shall be permitted to carry out an Optional Redemption of less than all outstanding Series A Preferred Shares on no more than one occasion in total, and (ii) the aggregate Liquidation Preference of the Series A Preferred Shares at the time outstanding immediately following the completion of such partial Optional Redemption is equal to an amount not less than US$80 million. If fewer than all the shares represented by any certificate (if any) are redeemed, new certificates shall be authorized by a Resolution of Directors and issued representing the unredeemed shares without charge to the Holder thereof.

(d)

Effect of Redemption. Effective immediately prior to the close of business on the Redemption Date for any Series A Preferred Shares redeemed pursuant to this paragraph 7, Dividends shall no longer accrue or be declared on any such Series A Preferred Shares, and such Series A Preferred Shares shall cease to be outstanding and the Holders shall cease to have the rights of Members in respect of such shares (except the right to be paid the applicable redemption price).

(e)	Status of Redeemed Shares. Series A Preferred Shares redeemed in accordance with this paragraph 7 shall be cancelled or held by the Company as treasury shares.

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8.	Series A Reserved Matters.

Without prejudice to the Series B Reserved Matters, for so long as any Series A Preferred Shares are outstanding, the Company shall not take, permit to occur, approve, authorise or agree or commit to do any of the following (collectively, the “Series A Reserved Matters”) as follows:

(a)

without the prior written approval of the Holders of a majority of the Series A Preferred Shares outstanding at such time (the “Series A Preferred Majority Approval”), whether or not such consent is required pursuant to the Act:

(i)	amend the Memorandum or Articles in a manner that would have an adverse effect on the rights, preferences or privileges of the Series A Preferred Shares;

(ii)

issue additional Series A Preferred Shares or increase the authorized number of Series A Preferred Shares (in each case, other than as permitted by this Schedule 1) or create or issue any Parity Shares, Senior Shares, or any securities or rights convertible or exchangeable into, or exercisable for, the foregoing;

(iii)

declare or pay any dividend or distribution, or repurchase or redeem any shares of any class of the Company, provided that the Company may, without Series A Preferred Majority Approval (but without prejudice to paragraph 4(e));

(a)

declare and pay any dividend or coupon with respect to the Series A Preferred Shares in accordance with the terms of this Schedule 1 (including, without limitation, payment of Accrued Dividends in cash) and the Series B Preferred Shares in accordance with the provisions of Schedule 2 to the Memorandum;

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(b)

declare and pay any dividend or distribution, or repurchase or redeem any shares, if, at the time of such dividend or distribution: (1) the Company’s publicly reported Adjusted EBITDA for the immediately preceding two quarters was positive; and (2) the Holders have either: (x) exercised any warrants purchased by the Investors on the Closing Date in respect of Common Shares, (y) have reasonably sufficient time to exercise such warrants in order to participate in such dividend or distribution in respect of any such Common Shares resulting from the exercise of such warrants, or (z) are given the ability to participate in any such dividend or distribution on an as-converted basis; and

(c)	declare and pay any dividend or other distribution in connection with the implementation of a shareholder rights or similar plan, or the redemption or repurchase of any rights under such plan;

(iv)	make any fundamental change in the nature of the business in which the Company is primarily engaged;

(v)	initiate, engage in or permit to occur (to the extent within the control of the Company) any liquidation, dissolution, winding up, bankruptcy or other insolvency procedure of the Company;

(vi)	continue or re-domicile the Company in any jurisdiction other than the British Virgin Islands; or

(vii)

take or permit any of the actions set out in paragraphs 8(a)(iii) (other than any dividend or distribution, or repurchase or redemption of any shares, by any wholly-owned subsidiary of the Company), (iv) or (v) above to occur with respect to any significant subsidiary of the Company (as defined in Rule 1-02 of Regulation S-X);

(b)	without the prior written approval of the Investors (“Series A Investors Approval”), whether or not such consent is required pursuant to the Act;

(i)

incur any Indebtedness in excess of the greater of (i) US$60 million, and (ii) an amount equal to one time the Adjusted EBITDA in respect of the twelve month period ending at the end of the last quarter for which the Company has publicly reported financial results; provided that the Company will be permitted to (A) assume the existing Indebtedness of the target company in connection with any acquisitions by the Company (including, for the avoidance of doubt, the Permitted Acquisitions and excluding, for the

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avoidance of doubt, any acquisition financing from a third party incurred in contemplation of such acquisition) and (B) (i) incur working capital loans secured by receivables and, for the avoidance of doubt, enter into receivables factoring transactions and (ii) obtain letters of credit, in each case in the ordinary course of business, (C) incur any Indebtedness owed to the Company or any of its subsidiaries, and (D) incur any Indebtedness that refinances, in whole or in part, Indebtedness incurred pursuant to this paragraph, provided that the aggregate principal amount of such refinancing Indebtedness does not exceed the aggregate principal amount of the Indebtedness being refinanced, plus accrued and unpaid interest, premiums, and fees and expenses related to such refinancing; provided further that Series A Investors Approval shall not be required if Indebtedness is incurred and net proceeds therefrom are used to redeem the Series A Preferred Shares in full. Any Series A Investors Approval required pursuant to this paragraph may be given by resolution of the Company’s Board of Directors that includes the affirmative vote or consent of the Series A Preferred Director. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, (i) increases in Indebtedness solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Company may incur under this paragraph and (ii) the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred.

(ii)

sell, dispose of or enter into any exclusive license for (i) any material asset of the Company and its subsidiaries, as a whole, or (ii) any other asset (or group of related assets) of the Company with a fair market value equal to or greater than 10% of the Company’s consolidated total assets (in each case, including through the sale or issuance of any subsidiary stock, but excluding the sale of receivables in the ordinary course of business, provided that the following shall not be considered a sale or disposition of assets for purposes of this paragraph: (A) a sale or disposition to the Company or any of its subsidiaries; provided that, in the case of a

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subsidiary that is not wholly-owned by the Company, the minority shareholders of such subsidiary are not Affiliates of the Company, (B) the disposition of cash or cash equivalents, (C) the disposition in the ordinary course of business of inventory and other assets acquired and held for resale, (D) the sale or discount of accounts receivable in the ordinary course of business, (E) any sale or disposition permitted by this Schedule 1, including a Change of Control transaction, (F) the payment or distribution of Dividends in accordance with this Schedule 1, and (G) any sale or disposition of treasury shares by the Company; or

(iii)

enter into any transaction or series of transactions with an Affiliate of the Company that has a value greater than US$1 million, except for (A) compensation arrangements for services provided to the Company as any employee, consultant, director or otherwise of the Company, that are approved by an action taken by the Company’s Board of Directors that included the affirmative vote or consent of the Series A Preferred Director, (B) any transaction between the Company and any of its subsidiaries, or among the Company’s subsidiaries, so long as the minority shareholders of such subsidiary are not Affiliates of the Company, and (C) any transaction between the Company or any of its subsidiaries, on the one hand, and Expedia or any of its Affiliates, on the other hand, including without limitation amendments or modifications to, or waivers of, the terms and conditions of any agreement between the Company or any of its subsidiaries, on the one hand, and Expedia or any of its Affiliates, on the other hand, provided that such transaction is approved by the Board of Directors in accordance with the Company’s policies in relation to transactions between the Company and any related parties, if any, as then in effect.

9.	Director and Observer Rights.

(a)

Appointment: Following the Closing and until the occurrence of the Fall-Away of Investor Board Rights, the Investors will have the right to appoint one director to the Board (the “Series A Preferred Director”) and shall be entitled to appoint one observer to attend (but not vote at) meetings of the Board (the “Series A Preferred Observer”).

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(b)

For so long as the Investors have the right to appoint a director pursuant to paragraph 9(a), the Series A Preferred Director shall be appointed by service on the Company of a written notice nominating the person to be appointed as the Series A Preferred Director (the “Series A Appointment Notice”). The Series A Appointment Notice:

(i)	shall be signed by the Investors;

(ii)	shall contain the name, residential address and brief biography of the proposed director;

(iii)

shall contain a statement confirming the proposed Series A Preferred Director meets the requirements to act as a director of the Company set-out in paragraph 9(h) below and Articles 11.5(b) and (c); and

(iv)	shall enclose a written consent to act in customary form executed by the proposed Series A Preferred Director.

(c)

Upon receipt of the Series A Appointment Notice in accordance with paragraph 9(b), but subject always to paragraph 9(h) below, the Company shall by Resolution of Directors promptly appoint the proposed Series A Preferred Director to fill the seat on the Board reserved for the Series A Preferred Director (provided that a Series A Preferred Director is not already appointed to such seat).

(d)

Upon election to the Board, if requested by the Series A Preferred Director, the Board shall take all action necessary to cause the Series A Preferred Director to be appointed to serve on the Strategy Committee and the Nomination and Compensation Committee of the Board.

(e)

Replacement and Removal: For so long as the Investors have the right to appoint a director pursuant to paragraph 9(a), the Investors may at any time replace that Series A Preferred Director (or fill any vacancy resulting from his or her resignation, incapacity or death) with any other person nominated in accordance with paragraph 9(b). To the extent required, and notwithstanding any other provision of the Memorandum or the Articles, if a Series A Preferred Director fails

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to resign upon the Investors nominating a replacement, the Board shall have the power and, at the request of the Investors, shall remove the Series A Preferred Director by Resolution of Directors adopted by a simple majority of the directors excluding the Series A Preferred Director. The Investors requesting removal of any Series A Preferred Director shall indemnify and keep indemnified the Company against any liability arising as a result of that Series A Preferred Director’s removal from office.

(f)

Fall-Away of Investor Board Rights: Upon Fall-Away of Investor Board Rights, the Series A Preferred Director shall automatically vacate office and the Board seat reserved for the Series A Preferred Director shall be eliminated, unless in each case otherwise resolved by Resolution of Directors.

(g)

Observer Rights. For so long as the Investors have the right to appoint an observer pursuant to paragraph 9(a), the Series A Preferred Observer shall be appointed by service on the Company of a written notice nominating the person to be appointed as the Series A Preferred Observer. Such notice:

(i)	shall be signed by the Investors;

(ii)	shall contain the name, residential address and brief biography of the proposed Series A Preferred Observer; and

(iii)	shall contain a statement confirming the proposed Series A Preferred Observer meets the requirements to act as an observer of the Company set-out in paragraph 9(h) below.

The Series A Preferred Observer may be removed and/or replaced by notice from the Investors. Subject always to paragraph 9(h) below, the Series A Preferred Observer will be entitled to receive notice of all meetings of the Board and attend meetings of the Board, but shall have no right to vote on any matter. The Company shall give the Series A Preferred Observer copies of all notices, minutes, consents, and other materials that it provides to the directors. The rights of the Series A Preferred Observer to receive notice of, and attend, meetings of the Board (and receive any related documents, information or materials) shall automatically terminate upon Fall-Away of Investor Board Rights.

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(h)

Qualifications of Series A Preferred Director and Series A Preferred Observer. The Company’s obligations to appoint a nominated Series A Preferred Director pursuant to paragraph 9(c) or accept the appointment of a Series A Preferred Observer (as applicable) shall be subject to (A) the nominated Series A Preferred Director satisfying of all requirements regarding service as a director of the Company under applicable law, applicable stock exchange rules, Articles 11.5(b) and (c) of the Articles and Company policies regarding service as a director of the Company and all other criteria and qualifications for service as a director applicable to all non-executive directors of the Company; and (B) the nominated Series A Preferred Director or Series A Preferred Observer not being or becoming a Representative or a significant shareholder of a Competitor or a Supplier. The nominated Series A Preferred Director and Series A Preferred Observer shall make himself or herself reasonably available for interviews and to consent to such reference and background checks or other investigations as the Board may reasonably request in order to determine such nominee’s eligibility and qualification to serve as contemplated hereunder. No nominated Series A Preferred Director or Series A Preferred Observer shall be eligible to serve as a director or act as observer (as applicable) if he or she (x) has been involved in any of the events enumerated under Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f), other than Item 401(f)(1), of Regulation S-K under the Securities Act, or (y) is subject to any judgment prohibiting service as a director of any public company. In the event that a Series A Preferred Director or Series A Preferred Observer becomes aware that it no longer satisfies all the requirements set forth in this paragraph (h), the Series A Preferred Director shall immediately resign from the Board and the Series A Preferred Observer shall cease to have the right to receive notice of, and attend, meetings of the Board (as applicable), and the Investors shall be entitled to designate a new Series A Preferred Director and/or Series A Preferred Observer (as applicable), subject to the terms of this paragraph 9. As a condition to the nominated Series A Preferred Director election to the Board and a Series A Preferred Observer’s attendance at Board Meetings, each nominated Series A Preferred Director and Series A Preferred Observer must provide to the Company:

(i)

all information reasonably requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors and their respective Affiliates and Representatives in a proxy statement or other filings in accordance with applicable law, any stock exchange rules or listing standards or the Memorandum and Articles or corporate governance guidelines;

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(ii)

all information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or observers or satisfying compliance and legal or regulatory obligations;

(iii)

an undertaking in writing (a) to be subject to, bound by and duly comply with a standard confidentiality agreement in a form acceptable to the Company, the code of conduct and other policies of the Company, in each case, solely to the extent applicable to other non-executive directors of the Company; and (b) to comply with paragraph 9(j) below to the extent invoked by the Board.

(i)

Compensation. No Series A Preferred Director or Series A Preferred Observer shall be entitled to any compensation from the Company, other than reimbursement of expenses pursuant to the Company’s reimbursement policies for non-executive directors.

(j)

Information. The Company shall have the right to withhold any information and exclude any Series A Preferred Director and Series A Preferred Observer from all or any portion of any Board or Board committee meeting in the event a majority of the members of the Board (excluding the Series A Preferred Director) reasonably believes that there may be a conflict of interest with respect to the Series A Preferred Director and Series A Preferred Observer in the event that (i) there is any material economic or competitive interest of the Investors or their Affiliates in any potential transaction, agreement or arrangement of the Company that would be reasonably likely to materially impair the independence or objectivity of such Series A Preferred Director or Series A Preferred Observer, or (ii) the Investors or any of their Affiliates are a counterparty or have a material economic interest in the counterparty in any potential transaction, agreement or arrangement of the Company. Additionally, the Company shall have the right to exclude any Series A Preferred Director or Series A Preferred Observer from any meeting of the Strategy Committee of the Board if the Investors and their Affiliates beneficially own any equity interest in a Supplier or Competitor of the Company; provided that this sentence shall not apply if the Investors and their Affiliates have beneficial ownership of less than a 5.0% equity interest in a public entity in which the Investors and their Affiliates are passive investors.

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(k)	Investors’ Directors.

(i)

The Company and the shareholders acknowledge that (1) the Series A Preferred Director has served and may serve as director, manager, member, officer, employee or agent of the Investors or their affiliates (collectively, the “Investor Group”), (2) the Company and its affiliates may engage in the same, similar or related lines of business as those engaged in by the Investor Group and other business activities that overlap with or compete with those in which the Investor Group may engage, and (3) the Company may have an interest in the same areas of business opportunity as the Investor Group. This paragraph 9(k) will, to the fullest extent permitted by law, regulate and define the conduct of business and affairs of the Company and its directors who are Series A Preferred Directors in connection with any Potential Series A Business Opportunities (as defined below).

(ii)

If a Series A Preferred Director is presented or offered, or otherwise acquires knowledge of, a potential transaction or matter that may constitute or present a business opportunity for the Company, in which the Company could, but for the provisions of this paragraph 9(k), have an interest or expectancy (any such transaction or matter, and any such actual or potential business opportunity, a “Potential Series A Business Opportunity”): (1) such Series A Preferred Director will, to the fullest extent permitted by law, and subject to compliance with the confidentiality obligations to which the Series A Preferred Director is subject pursuant to any non-disclosure agreement entered into between such director and the Company, have no duty or obligation to refrain from referring such Potential Series A Business Opportunity to the Investor Group and, if such Series A Preferred Director refers such Potential Series A Business Opportunity to the Investor Group, such Series A Preferred Director shall have no duty or obligation to refer such Potential Series A Business Opportunity to the Company or any of its shareholders or give any notice

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to the Company or any of its shareholders regarding such Potential Series A Business Opportunity; (2) if such Series A Preferred Director refers a Potential Series A Business Opportunity to the Investor Group, such Series A Preferred Director, to the fullest extent permitted by law, and subject to compliance with the confidentiality obligations to which the Series A Preferred Director is subject pursuant to any non-disclosure agreement entered into between such director and the Company, will not be liable to the Company or any of its shareholders as a director, shareholder or otherwise, for any failure to refer such Potential Series A Business Opportunity to the Company, or for referring such Potential Series A Business Opportunity to the Investor Group, or for any failure to give any notice to the Company or any shareholder regarding such Potential Series A Business Opportunity or any matter relating thereto; (3) the Investor Group may participate, engage or invest in any such Potential Series A Business Opportunity notwithstanding that such Potential Series A Business Opportunity may have been referred to the Investor Group by an Series A Preferred Director; and (4) if a director who is an Series A Preferred Director refers a Potential Series A Business Opportunity to the Investor Group, then, as between the Company, on the one hand, and the Investor Group on the other hand, the Company shall be deemed to have renounced any interest, expectancy or right in or to such Potential Series A Business Opportunity or to receive any income or proceeds derived therefrom solely as a result of such Series A Preferred Director having been presented or offered, or otherwise acquiring knowledge of, such Potential Series A Business Opportunity, unless in each case referred to in clause (1), (2) (3) or (4) of this paragraph 9(k)(ii), such Potential Series A Business Opportunity was presented or offered to the Series A Preferred Director solely in his or her capacity as a director of the Company or for the benefit of the Company (a “Restricted Series A Potential Business Opportunity”). In the event the Board of Directors pursuant to a resolution approved by the majority of the directors (excluding the Series A Preferred Director) declines to pursue a Restricted Series A Potential Business Opportunity, the Series A Preferred Director shall be free to refer such Restricted Series A Potential Business Opportunity to the Investor

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Group. For the avoidance of doubt, the Company or any subsidiaries of the Company shall not be prohibited from pursuing any Potential Series A Business Opportunity with respect to which it has been deemed to have renounced any interest or expectancy as a result of this paragraph 9(k). Nothing in this paragraph 9(k) shall be construed to allow any Series A Preferred Director to usurp a Restricted Series A Potential Business Opportunity of the Company solely for his or her personal benefit.

10.	Tax.

(a)

Withholding. The Company and its paying agent shall be entitled to deduct and withhold taxes on all payments and distributions (or deemed distributions) on the Series A Preferred Shares to the extent required by applicable law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Schedule 1 as having been paid to the Person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a Governmental Authority on account of taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) with respect to a Series A Preferred Share (or in respect of any payment or distribution (or deemed distribution) with respect to a warrant held by the Holder of such Series A Preferred Share or upon the exercise thereof), the Company shall be entitled (i) to offset any such amounts against any amounts otherwise payable in respect of such Series A Preferred Share or (ii) to require the Person in respect of whom such deduction or withholding was made to reimburse the Company for such amounts (and such Person shall promptly so reimburse the Company upon demand). The Company shall use commercially reasonable efforts to promptly provide the Holder of such Series A Preferred Share with prior written notice of any amounts that the Company (or its paying agent, as applicable) intends to deduct or withhold from any payment or distribution (or deemed distributions) with respect to such Series A Preferred Shares (or with respect to a warrant held by the Holder of such Series A Preferred Share or upon the exercise thereof) reasonably in advance of the payment or distribution (or deemed distributions) thereof. The Company shall cooperate in good faith with any Holder of Series A Preferred Shares to minimize or eliminate any withholding or deduction described in this

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paragraph 10(a) on any payments or distributions (or deemed distributions) with respect to Series A Preferred Shares or warrants beneficially owned by the Holder of such Series A Preferred Share, including by giving the Holder of such Series A Preferred Share an opportunity to provide additional information or to apply for an exemption from, or a reduced rate of, withholding.

(b)

Transfer Taxes. The Company shall be solely responsible for, and fully pay, any and all sales, use, value added, goods and services, documentary, stamp, transfer, stock transfer, real property transfer or gains, indirect taxes or other similar taxes, fees or charges, together with any interest, penalties or additions in respect thereof (including any fees, costs and expenses incurred by the Company in complying with this paragraph 10(b)) (“Transfer Tax”) due on the issue of Series A Preferred Shares or certificates (if any) representing such shares or securities. All necessary tax returns and other documentation with respect to any such Transfer Tax shall be prepared and filed by the Company, and the Company shall provide promptly a copy of such tax returns to the recipient of such Series A Preferred Shares. However, the Company shall not be required to pay any Transfer Tax that may be payable in respect of the issue or delivery (or any transfer involved in the issue or delivery) of Series A Preferred Shares to a beneficial owner other than the initial beneficial owner of the Series A Preferred Shares, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such Transfer Tax or has established to the satisfaction of the Company that such Transfer Tax has been paid or is not payable.

11.	Transfer Agent, Registrar and Paying Agent.

(a)

The duly appointed Transfer Agent, registrar and paying agent for the Series A Preferred Shares shall be shall be [    ]. The Company may, in its sole discretion, appoint any other Person to serve as Transfer Agent, registrar or paying agent for the Series A Preferred Shares and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Company shall send notice thereof by first class mail, postage prepaid, to the Holders.

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SCHEDULE 2

SERIES B PREFERRED SHARES

BVI Company Number: 1936519

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT

ARTICLES OF ASSOCIATION

OF

Despegar.com, Corp.

(a company limited by shares)

TABLE OF CONTENTS

INTERPRETATION

1.	Definitions

SHARES

2.	Power to Issue Shares

3.	Power of the Company to Purchase its Shares

4.	Certificates for Shares

5.	Fractional Shares

6.	Registered Shareholders

7.	Transfer of Registered Shares

8.	Transmission of Registered Shares

9.	Division and Combination of Shares

10.	Fixing a Record Date

SHAREHOLDER MEETINGS

11.	Meetings of Shareholders

DIRECTORS

12.	Directors

NOTICES

13.	Notices

OFFICERS

14.	Officers and Agents

15.	The Chairman Of The Board

16.	The President and Vice Presidents

17.	The Secretary and Assistant Secretary

18.	The Treasurer And Assistant Treasurers

DISTRIBUTIONS

19.	Distributions and Dividends

20.	Reserve for Distributions

GENERAL PROVISIONS

21.	Checks

22.	Fiscal Year

23.	Corporate Seal

DIRECTOR CONFLICTS AND INDEMNIFICATION

24.	Indemnification

25.	Conflicts of Interest

26.	Expedia Directors

CORPORATE RECORDS

27.	Documents to be Kept

ACCOUNTS

28.	Books of Account

29.	Form of Records

30.	Financial Statements

AUDITS

31.	Audit

32.	Appointment of Auditor

VOLUNTARY LIQUIDATION

33.	Liquidation

SECTION 175 AND CONTINUATION

34.	Section 175

35.	Continuation under Foreign Law

EXCLUSIVE JURISDICTION

36.	Exclusive Jurisdiction

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INTERPRETATION

1.	Definitions

1.1	In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	means the BVI Business Companies Act, 2004, as from time to time amended or restated;

Additional Class of Shares	has the meaning given to it in Clause 7 of the Memorandum;

Adjusted EBITDA	means consolidated net income (loss), minus (i) financial income (expense), (ii) income tax, (iii) depreciation, (iv) amortization, (v) impairment of long-lived assets, and (vi) stock-based compensation expense;

Affiliates	as such term is defined in Rule 405 promulgated under the Exchange Act, provided that, for the purposes of Schedule 1 and Schedule 2, “Affiliate” shall mean as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, that (i) the Company and its Affiliates shall not be deemed to be Affiliates of any holder of Preferred Shares or any of its Affiliates, and (ii) portfolio companies of any holder of Preferred Shares or any Affiliate thereof shall not be deemed to be Affiliates of such holder solely to the extent that any such portfolio company has not received any confidential information pertaining to the Company from any holder (provided that no Person will be deemed to be in receipt of any confidential information solely because any such person serves as a director, officer or employee of such portfolio company). For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

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Annual Meeting	has the meaning given to it in Article 11.1(a);

Articles	means these Articles of Association as originally registered or as from time to time amended or restated;

Associates	as such term is defined in Rule 405 promulgated under the Exchange Act;

Available Board Seats	has the meaning given to it in Article 12.3(b)(i);

Beneficial Owners	as such term is defined in Rule 13d-3 promulgated under the Exchange Act;

Board of Directors or Board	means the board of directors appointed or elected pursuant to these Articles and acting by Resolution of Directors or, where the context so requires, acting by Special Resolution of Directors;

Business Day	means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or banks in the British Virgin Islands are authorized or required by law to be closed;

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Candidates	has the meaning given to it in Article 12.3(b)(i);

Chairman	means the Chairman of the Board of Directors appointed pursuant to Article 14.1 from time to time or, where the context requires, a person acting as Chairman pursuant to Article 15.2;

Class I Directors	has the meaning given to it in Article 12.2;

Class II Directors	has the meaning given to it in Article 12.2;

Class III Directors	has the meaning given to it in Article 12.2;

Common Shares	has the meaning given to it in Clause 5 of the Memorandum;

Company	means Despegar.com, Corp.;

Derivative Instrument	means any option, warrant, convertible security, share appreciation right, swap, hedge, stock borrowing agreement, contract for difference, synthetic interest or other contractual right relating to any class or series of shares of the Company, including without limitation (i) any right whose value is linked to the price of any class or series of shares of the Company or which has an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares or otherwise; (ii) any other direct or indirect right, agreement, understanding or arrangement to profit or share in any profit derived from any increase or decrease in the value of any class or series of shares of the Company; and (iii) any right, agreement, understanding or arrangement that increases or decreases the voting power or distribution rights of any person or entity with respect to any class or series of shares of the Company;

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Dispute	has the meaning given to it in Article 36.4;

Distribution

means:

(a)   the direct or indirect transfer of an asset, other than the Company’s own shares, to or for the benefit of a Member; or

(b)   the incurring of a debt to or for the benefit of a Member;

in relation to shares held by a Member and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of shares, a transfer of indebtedness or otherwise, and includes a dividend, but shall exclude a purchase, redemption or other acquisition of the Company’s shares specified in section 63 of the Act and any surrender of shares pursuant to section 59(1A) of the Act;

Exchange Act	the Securities Exchange Act of 1934 of the United States (as amended from time to time);

Expedia	has the meaning given to it in Article 26.1;

Expedia Director	has the meaning given to it in Article 26.1;

Family Member	any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, civil law partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships;

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Governmental Authority	means any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational;

Independent	means, in relation to any individual, that the person would be eligible to serve on an audit committee pursuant to the applicable requirements of Section 10A(m)(1) of the Exchange Act and Rule 10A-3 promulgated thereunder;

IPO Date	means the date on which the Company’s Common Shares are first traded on the New York Stock Exchange;

Member	means a person whose name is entered in the register of members as the holder of one or more shares in the Company;

Memorandum	means the Memorandum of Association of the Company as originally registered or as from time to time amended or restated;

Person	means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority;

Potential Business Opportunity	has the meaning given to it in Article 26.2;

Preferred Directors	means the Series A Preferred Director and the Series B Preferred Director;

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Preferred Shares	means the Series A Preferred Shares and the Series B Preferred Shares;

Proposing Shareholder	has the meaning given to it in Article 11.4;

Proposing Shareholder Parties	means, in relation to any Proposing Shareholder, collectively, the Proposing Shareholder and the Beneficial Owner(s) of all the shares in respect of which the any proposal or nomination is made, if any, and the Proposing Shareholder’s and Beneficial Owners’ respective Affiliates, Associates, Family Members and others acting in concert with any of the foregoing and “Proposing Shareholder Party” means any one of them;

Relevant Provisions	means (i) Clause 4, Clause 7 and Clause 9 of the Memorandum; (ii) Articles 2, 3, 10, 11.1 to 11.14 (inclusive), 12, 14, 19.1 to 19.3 (inclusive), 24, 25, 26, 31, 32, 33, 34, 35 and 36 of the Articles; and (iii) all definitions relating to such provisions, including, without limitation, the following definitions in this Article 1.1: Distribution, Derivative Instrument, IPO Date, Proposing Shareholder Parties, Resolution of Directors, Resolution of Members, Special Resolution of Directors, Special Resolution of Members, Transfer Agent and this definition of Relevant Provisions;

Relevant Time	has the meaning given to it in Article 12.2(b);

Representative	has the meaning given to it in Article 11.16(g);

Requisition Notice	has the meaning given to it in Article 11.3(b);

Requisitioning Shareholders	has the meaning given to it in Article 11.3(b)(ii);

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Reserved Matters	means the Series A Reserved Matters and the Series B Reserved Matters;

Resolution of Directors

means:

(i) a resolution approved at a duly constituted and quorate meeting of directors (or of a committee of directors, as the case may be) by the affirmative vote of those directors who are entitled to attend and are present at the meeting and who are entitled to cast not less than a simple majority of the votes at the meeting; or

(ii) a resolution consented to in writing by all of the directors (or all of the members of a committee of directors, as the case may be) who are entitled to vote on the resolution and adopted in accordance with Article 12.10;

Resolution of Members	means a resolution approved at a duly constituted and quorate meeting of Members by the affirmative vote of not less than a simple majority of the votes of those Members present at the meeting and entitled to vote and voting on the resolution, provided always that a Resolution of Members may not be adopted or consented to in writing at any time;

Restricted Potential Business Opportunity	has the meaning given to it in Article 26.2;

Seal	means the common seal of the Company;

SEC	the U.S. Securities and Exchange Commission;

Securities Act	the Securities Act of 1933 of the United States, as amended from time to time;

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Secretary	means the person appointed to perform any or all of the duties of secretary of the Company and, where the context allows, includes any deputy or assistant secretary and any person appointed by the Board of Directors to perform any of the duties of the Secretary;

Series A Preferred Director	the director appointed in accordance with paragraph 9 of Schedule 1 to the Memorandum;

Series A Preferred Shares	has the meaning given to it in Clause 5 of the Memorandum;

Series A Reserved Matters	has the meaning given to it in paragraph 8 of Schedule 1 to the Memorandum;

Series B Preferred Director	any director appointed by the holders of the Series B Preferred Shares in accordance with Schedule 2 to the Memorandum;

Series B Preferred Shares	has the meaning given to it in Clause 5 of the Memorandum;

Series B Reserved Matters	means any consent, veto or approval rights assigned to the holders of the Series B Preferred Shares in Schedule 2 to the Memorandum and specified as a “Series B Reserved Matter” therein;

Shareholder or shareholder	means a Member;

Special Meeting	has the meaning given to it in Article 11.2;

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Special Resolution of Directors

means:

(i) a resolution approved at a duly constituted and quorate meeting of directors (or of a committee of directors, as the case may be) by the affirmative vote of those directors who are entitled to attend and are present at the meeting and who are entitled to cast not less than two-thirds (66 2/3%) of the votes at the meeting; or

(ii) a resolution consented to in writing by all of the directors (or all of the members of a committee of directors, as the case may be) who are entitled to vote on the resolution and adopted in accordance with Article 12.10;

Special Resolution of Members	means a resolution approved at a duly constituted and quorate meeting of Members by the affirmative vote of not less than two-thirds (66 2/3%) of the votes of those Members present at the meeting and entitled to vote and voting on the resolution, provided always that a Special Resolution of Members may not be adopted or consented to in writing without a meeting at any time;

subsidiary	has the meaning given to it in the BVI Business Companies Regulations, 2012, as from time to time amended or restated;

Transfer Agent	means the transfer agent and registrar appointed by the Company by Resolution of Directors from time to time, which shall initially be Computershare with effect from the IPO Date; and

voting commitment	has the meaning given to it in Article 11.5(b)(ix).

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1.2	In these Articles, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)

a reference to voting in relation to shares shall be construed as a reference to voting by Members holding the shares, except that it is the votes allocated to the shares that shall be counted and not the number of Members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction;

(e)	a reference to election of a person as a director shall be construed to include re-election of an existing director whose term in office is due to expire in accordance with these Articles;

(f)	a reference to money is, unless otherwise stated, a reference to United States Dollars;

(g)

unless expressly stated, a reference to days (i) shall be a reference to calendar days and, for the avoidance of doubt, shall include both business days and non-business days; and (ii) shall not be construed as being a reference to clear days;

(h)	the words:-

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;

(i)

any phrase introduced by the terms including, include or in particular (or any similar expression) shall be construed as illustrative and shall not limit the sense of the words preceding those terms and the rule known as the ejusdem generis rule shall not apply to the Memorandum or these Articles;

(j)	a reference to a statutory provision shall be deemed to include any amendment thereto, re-enactment thereof, successor thereto and the rules and regulations promulgated thereunder;

(k)	unless otherwise provided herein or the context otherwise requires, words or expressions defined in the Act shall bear the same meaning in these Articles;

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(l)	a reference to an “Article” shall be a reference to an article of these Articles and a reference to a “Clause” shall be a reference to a clause of the Memorandum; and

(m)

any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be ‘beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter;

1.3

In these Articles expressions referring to “writing”, “written” or their cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail, other electronic means and other modes of representing words in visible form.

1.4	Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

Subject to the provisions of the Memorandum (including, without limitation, the Reserved Matters) and the rights of any Additional Class of Shares, the unissued shares of the Company shall be at the disposal of the Board of Directors. Without prejudice to Clause 7 of the Memorandum, the Board may (i) offer, allot, issue or grant options, warrants or other rights over shares; (ii) grant restricted share units, phantom awards, share appreciation rights and other equity awards and interests; and (iii) otherwise dispose of the shares and equity interests of the Company, in each case to such persons, at such times, for such consideration (which may be money or otherwise) and upon such other terms and conditions as the Company may by Resolution of Directors determine. Without limitation to the foregoing, the Board of Directors may issue shares and other equity interests subject to such contractual restrictions and limitations as is agreed with the relevant Member, which contractual restrictions and limitations shall be enforceable by the Company against such Member in accordance with their terms.

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3.	Power of the Company to Purchase its Shares

Subject to the Act, the Memorandum (including, Schedule 1 and Schedule 2 to the Memorandum), these Articles and the Reserved Matters, the Company may by Resolution of Directors, at any time and on such terms as shall be determined by the Board, purchase, redeem or otherwise acquire and hold its own shares (a) with the prior written consent of the holder of such shares (which consent may be given by agreement in advance and may be either unconditional or conditional); or (b) in accordance with the terms and conditions of such class of shares or the terms and conditions upon which such class of shares are issued, in each case without the consent of the holder of such shares. The Company may enter into agreements with the Members or any Member giving it the right, or requiring it, to purchase, redeem or otherwise acquire the shares of that Member (whether unconditionally or conditionally upon the happening of certain events). Sections 60, 61 and 62 of the Act shall not apply to the Company. Subject to the Act, a share that the Company purchases, redeems or otherwise acquires may be cancelled or held by the Company as a treasury share.

4.	Certificates for Shares

4.1	Share Certificates.

(a)

Except as set forth on Schedule 1 and Schedule 2 to the Memorandum and as expressly contemplated by any warrants held by the Investors (as defined in Schedule 1 to the Memorandum) as at the Closing Date (as defined in Schedule 1 to the Memorandum), with effect from the IPO Date no holder of shares of any class in the Company shall have the right to require issuance or provision to it at any time of any certificate in respect of the shares of any class owned by him in the Company. If the Company does nevertheless by Resolution of Directors elect to issue share certificates, the certificates shall be: (a) signed by at least one director, the Secretary of the Company or such other person who may be authorised by Resolution of Directors to sign share certificates; or (b) shall be under the common seal of the Company, with or without the signature of any director.

(b)

Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

(c)

If a holder of shares of any class in the Company received one or more certificates at any time prior to the IPO Date in respect of any shares of any class owned by him in the Company, such holder shall return the originals of all such certificates to the Company for cancellation promptly upon request to do so by the Company or, if earlier, at the time of any transfer or purported transfer or other disposition of such shares. The Company may by Resolution of Directors unilaterally cancel

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any original share certificates issued prior to the IPO Date that are not promptly returned upon request by the Company. Any certificates so cancelled shall be null and void and, for the avoidance of doubt, Article 4.4 shall apply in respect of any such cancelled share certificates that are not returned to the Company.

4.2

Facsimile Signatures. Any or all of the signatures or the common seal on the certificate may be facsimile. In the event that any officer, Transfer Agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, Transfer Agent or registrar before such certificate is issued, the certificate may be issued by the Company with the same effect as if such officer, Transfer Agent or registrar were still acting as such at the date of issue.

4.3

Lost Certificates. The Board of Directors may in its sole and absolute discretion direct a new certificate or certificates to be issued in place of and/or register as cancelled any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. If and when authorizing such issuance of a new certificate or certificates and/or cancellation, the Board of Directors may, in its discretion and as a condition precedent to the issuance and/or cancellation, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

4.4

Indemnity. Any Member receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession thereof.

5.	Fractional Shares

The Company may issue fractional shares and a fractional share shall have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

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6.	Registered Shareholders

6.1

The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, to hold liable for calls and assessments and for all other purposes in respect of such shares a person registered on its books as the owner of such shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

6.2	Without limitation to the foregoing, the Company may treat the holder of a registered share as the only person entitled to:

(a)	exercise any voting rights attaching to the share;

(b)	receive notices in respect of the share;

(c)	receive a Distribution in respect of the share; and

(d)	exercise other rights and powers attaching to the share.

7.	Transfer of Registered Shares

7.1

For so long as the shares of the Company are listed on the New York Stock Exchange or any other recognised exchange, the shares of the Company may be freely transferred without the need for a written instrument of transfer provided that the transfer is carried out in accordance with the (i) laws, rules, procedures and other requirements applicable to shares registered on the relevant exchange and section 54A of the Act; and (ii) rules, procedures and requirements imposed by the Transfer Agent.

7.2

If at any time the shares of the Company are not listed on the New York Stock Exchange or any other recognised exchange, shares in the Company shall only be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall also be signed by the transferee if registration as a holder of the share imposes a liability to the Company on the transferee. The instrument of transfer shall be sent to the Company for registration.

7.3

The Board of Directors may issue shares and other equity interests (including, without limitation, Additional Classes of Shares, Series A Preferred Shares and Series B Preferred Shares) subject to such contractual transfer restrictions, lock-ups and other limitations (including the Reserved Matters) as is agreed with the relevant Member, which contractual transfer restrictions, lock-ups and limitations shall be enforceable by the Company against such Member in accordance with their terms.

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8.	Transmission of Registered Shares

8.1

The executor or administrator of the estate of a deceased Member, the guardian of an incompetent Member, the liquidator of an insolvent Member or the trustee of a bankrupt Member shall be the only person recognised by the Company as having any title to the Member’s share.

8.2

Any person becoming entitled by operation of law or otherwise to a share in consequence of the death, incompetence, insolvency or bankruptcy of any Member may be registered as a Member upon such evidence being produced as may reasonably be required by the Board of Directors and the Transfer Agent. An application in writing by any such person to be registered as a Member shall for all purposes be deemed to be a transfer of the share of the deceased, incompetent, insolvent or bankrupt Member and the Board of Directors and Transfer Agent shall treat it as such.

8.3

Any person who has become entitled to a share or shares in consequence of the death, incompetence, insolvency or bankruptcy of any Member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share and such request shall likewise be treated as if it were a transfer.

8.4

A person becoming entitled by operation of law or otherwise to a share in consequence of the death, incompetence, insolvency or bankruptcy of any Member shall be entitled to receive and may give a discharge for all dividends and other moneys payable on or in respect of the share, but he shall not be entitled to receive notice of or to attend or vote at meetings of shareholders of the Company or, save as aforesaid, to any of the rights or privileges of Member unless and until he shall have become a Member in respect of the share. Notwithstanding the foregoing, the share may be transferred as aforesaid even though the person becoming entitled by operation of law or otherwise to the share is not a shareholder at the time of the transfer.

9.	Division and Combination of Shares

9.1	Subject to the Act, the Company may from time to time by Resolution of Directors:

(a)	divide its shares, including issued shares, into a larger number of shares; or

(b)	combine its shares, including issued shares, into a smaller number of shares.

9.2	A division or combination of shares, including issued shares, of a class shall be for a larger or smaller number, as the case may be, of shares in the same class.

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10.	Fixing a Record Date

Subject to the provisions of Schedule 1 and Schedule 2 to the Memorandum, as applicable, in order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty (60) nor less than five (5) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may in their discretion fix a new record date for the adjourned meeting.

SHAREHOLDER MEETINGS

11.	Meetings of Shareholders

11.1	Annual Meetings.

(a)

The Company shall hold an annual meeting of shareholders designated as such by the Board of Directors (each, an “Annual Meeting”). Following the IPO Date, the first Annual Meeting of the Company shall take place on a date to be determined by the Board of Directors which shall not be later than December 31 in 2018 (or such other date determined by Resolution of Directors and notified to shareholders) and thereafter an Annual Meeting shall be held in each calendar year.

(b)

Only the Board of Directors may convene an Annual Meeting. All Annual Meetings shall be held at such date, time and place, either within or outside the British Virgin Islands, as shall be determined from time to time by the Board of Directors and stated in the notice of the meeting or in a duly adopted waiver of notice thereof.

(c)

The business of an Annual Meeting shall be the election of directors for those Board seats whose terms expire at such meeting and any other items of business proposed by the Board of Directors and/or otherwise duly proposed in accordance with these Articles.

11.2	Special Meetings.

(a)

Any meeting of shareholders which is not an Annual Meeting shall be designated as a “Special Meeting”. A Special Meeting may be held at such date, time and place, either within or outside the British Virgin Islands, as shall be stated in the notice of the meeting or in a duly adopted waiver of notice thereof.

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(b)	Special Meetings may only be called:

(i)	by the Board of Directors at their own initiative and in their sole discretion; or

(ii)	by the Board of Directors upon receiving a written request from a shareholder or shareholders that complies with Article 11.3 below.

(c)

Special Meetings called pursuant to Article 11.2(b)(i) shall be for the purposes and business stated in the notice of the Special Meeting. Special Meetings called pursuant to Article 11.2(b)(ii) shall be for the purposes and business determined in accordance with Article 11.3.

(d)	For the avoidance of doubt, directors of the Company may only be elected and appointed in accordance with Article 12.3 and no director may be appointed or elected at a Special Meeting.

11.3	Requisition of Special Meetings by Shareholders.

(a)

A meeting of shareholders shall be convened by the Board of Directors in accordance with, and subject to the terms and conditions of, this Article 11.3 if requested in writing to do so by shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested.

(b)	Any written request from shareholders to the Company pursuant to Article 11.3(a) (a “Requisition Notice”) shall:

(i)

specify the proposed business of the Special Meeting and otherwise comply with the requirements set-out in Article 11.4 (to the extent applicable to a Special Meeting) and Article 11.6 (as applicable); and

(ii)

bear the name, address and signature of the shareholders requesting the Special Meeting (the “Requisitioning Shareholders”) and the number of shares legally and beneficially owned by each Requisitioning Shareholder.

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(c)	A Requisition Notice, once received by the Company, cannot be amended, varied, supplemented or revoked without the prior written consent of the Board of Directors.

(d)

Upon receipt of a Requisition Notice, the Board of Directors shall convene the requested Special Meeting for a date not later than 90 days after the date of receipt of the Requisition Notice; provided, however, that the directors may in their sole and absolute discretion disregard the Requisition Notice and not convene the requested meeting in the event that (i) the Requisition Notice is not signed by shareholders holding at least 30% of the voting rights in respect of the matter for which the meeting is requested at the time the Requisition Notice is received by the Company; (ii) the Requisition Notice does not comply with Article 11.3(b); or (iii) the proposed business does not constitute a proper matter for shareholder action at a Special Meeting (and, in the event that only some of the proposed business does not constitute a proper matter for shareholder action at a Special Meeting, such business may be excluded from any notice of the Special Meeting).

11.4

Shareholder Proposals. A shareholder who proposes or wishes to propose any business or other matter to be considered at a meeting of shareholders or who otherwise brings or wishes to bring any business or other matter before a meeting of shareholders (a “Proposing Shareholder”) must:

(a)

in the case of any business or other matter to be considered at an Annual Meeting, notify the Company in writing by not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s Annual Meeting (provided that if the Company did not have an Annual Meeting the preceding year not later than the close of business on June 30 of the calendar year in which the Annual Meeting is to be held or such other date notified to shareholders by the Board of Directors); and

(b)	in the case of any business or other matter to be considered at a Special Meeting convened pursuant to 11.2(b)(ii), include notice of such business or matter in the Requisition Notice;

and in each case (x) the notice must comply with, and include the information required by, Article 11.5 and Article 11.6 (as applicable) and the Proposing Shareholder(s) must comply with Article 11.5(c) and Article 11.7 (as applicable); and (y) the proposed business or other matter must constitute a proper matter for shareholder action at the

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Annual Meeting or Special Meeting (as applicable), failing either of which the directors may in their sole and absolute discretion disregard and exclude from the meeting of shareholders the business or other matter proposed by the shareholder (in whole or in part). Without the prior permission of the Board of Directors, a shareholder may not propose any business or other matter for a Special Meeting convened pursuant to Article 11.2(b)(i).

11.5	Nominations of Directors:

(a)

Nominations of persons for election or re-election as directors of the Company at an Annual Meeting, which, for the avoidance of doubt, does not include any of the Preferred Directors, may only be made by (i) the Board of Directors (acting in its sole and absolute discretion); or (ii) any shareholder (or shareholders collectively), other than any holder of Series A Preferred Shares (for so long as such holder of Series A Preferred Shares has the right to appoint the Series A Preferred Director) or Series B Preferred Shares (for so long as such holder of Series B Preferred Shares has the right to appoint the Series B Preferred Director), holding not less than three per cent. (3%) of the voting rights that may be exercised at the Annual Meeting entitled to attend and vote at such meeting and who complies with Article 11.4(a) and this Article 11.5.

(b)

Any Proposing Shareholder(s) who are entitled and wish to nominate a person for election as a director of the Company pursuant to Article 11.5(a)(ii) must provide to the Company the following documentation and information by the deadline specified in Article 11.4(a):

(i)	such person’s written confirmation they are not disqualified for appointment as a director pursuant to section 111 of the Act;

(ii)

such person’s written consent to act as a director of the Company with effect from the time of his or her appointment, which shall include all information specified by section 118A of the Act and must enclose a notarized copy of the photo page of such person’s passport or driver’s licence and a utility bill dated not more than 45 days prior to the date of the Proposing Shareholders’ notice to the Company;

(iii)	such person’s curriculum vitae, which shall be in customary form and shall state all directorships, offices and employment that the person has held in the past 10 years;

(iv)	a written statement confirming the place of birth, all citizenships held and all places of residence and tax residencies of such person;

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(v)	a written statement as to whether or not such person is Independent;

(vi)	such person’s written consent to being named in the proxy statement as a candidate for election;

(vii)

a written statement setting out all direct and indirect compensation, remuneration and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Proposing Shareholder and each other Proposing Shareholder Party on the one hand, and each proposed nominee, and/or his or her respective Affiliates, Associates, Family Members and/or others acting in concert with any of the foregoing, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 7B of the Form 20-F promulgated under the Exchange Act if each Proposing Shareholder Party were the “registrant” for the purposes of such rule and the nominee were a director or executive officer of such registrant;

(viii)	all other information that is required to be in Item 6 of the Form 20-F promulgated under the Exchange Act;

(ix)

a written representation agreement (in a form provided by the Secretary) from such person confirming that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question pertaining in any way to the Company (a “voting commitment”) that has not been disclosed in the representation agreement; or (2) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary or other director’s duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company (including, without limitation, any Proposing Shareholder Party) with respect to any direct or indirect compensation, reimbursement, financial incentive or indemnification in connection with service or action as a director that has not been disclosed in the representation agreement, and (C) in such person’s individual capacity

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and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and share trading policies and guidelines of the Company; and

(x)	a written statement setting out the information required by Article 11.6(f) in respect of each Proposing Shareholder Party.

(c)

The Board of Directors may require any proposed nominee to furnish such other documentation and/or information as it may require (i) to determine the eligibility of such proposed nominee to serve as a director, including with respect to qualifications established by any committee of directors and the matters referred to in Article 11.5(d) below; (ii) to determine whether such nominee qualifies as Independent or as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly-disclosed corporate governance guideline or committee charter of the Company; (iii) to verify the place of birth, citizenship, tax residencies and countries of residence of the proposed nominee; or (iv) that could otherwise be material to a reasonable shareholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

(d)

If the Board of Directors determines by Resolution of Directors that: (i) a person nominated by a shareholder for election as a director of the Company is not qualified, does not have the requisite experience, has a conflict of interest or is otherwise unsuitable or unfit for office; or (ii) the election of such person may (A) give rise to a material risk that the Company’s (and/or its subsidiaries’ respective) brands, businesses, reputation and/or commercial relationships would be adversely affected; (B) result in the Company not having a sufficient number of directors who are Independent for the purposes of its audit committee; or (C) give rise to a material risk that the Company would lose is status as a “foreign private issuer” as defined in Rule 405 of Regulation C under the Securities Act and Rule 3b-4 under the Exchange Act, it may refuse to accept the nomination of such person and, upon such determination by the Board of Directors, such a person shall be deemed to be disqualified from being a director of the Company pursuant to section 111(1)(e) of the Act and shall not be put forward as a Candidate at any Annual Meeting. In the case of items (B) and (C) above, if for any reason the Board of Directors is not able to make such a determination until the Annual Meeting takes place (including, without limitation, because such a determination may depend on what happens in the election for each Available

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Board Seat at the Annual Meeting), the Board may by Resolution of Directors (x) refuse to accept the nomination of such person upon the occurrence of certain events and/or conditionally upon certain contingencies arising; or (y) refuse to accept the nomination at the Annual Meeting (and the Chairman shall have the power to adjourn the Annual Meeting to allow the Board of Directors to consider such a matter). If such a determination by the Board of Directors becomes effective or a final determination is made at an Annual Meeting, such a person shall be deemed to be disqualified from being a director of the Company pursuant to section 111(1)(e) of the Act and shall immediately cease to be a Candidate at the Annual Meeting (notwithstanding the fact that such person’s candidacy was included in the notice of the Annual Meeting).

11.6

Other Business Proposed by Shareholders: If a Proposing Shareholder wishes to propose any business or other matter pursuant to Article 11.4 other than the nomination of a person or persons for election as a director, the Proposing Shareholder shall provide the following information and documentation with its notice to the Company by the applicable deadline specified in Article 11.4:

(a)	a brief description of the business or other matter desired to be brought before the meeting;

(b)	the reasons for conducting such business or other matter at the meeting;

(c)

the text of the proposal or business or other matter, including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Memorandum and/or these Articles, the language of the proposed amendment;

(d)	any material interest of the Proposing Shareholder and each other Proposing Shareholder Party in such business or other matter;

(e)

a description of all agreements, arrangements and understandings between the Proposing Shareholder Parties, on the one hand, and any other person or persons (including their names), on the other, in connection with the proposal of such business or other matter by the Proposing Shareholder; and

(f)

as to each Proposing Shareholder making the proposal: (i) the name and address of the Proposing Shareholder, as it appears on the register of members of the Company, and of the Beneficial Owner(s), if any, (ii) (A) the class and number of shares that are, directly or indirectly, owned beneficially and/or of record by the Proposing Shareholder and each other Proposing Shareholder Party, (B) any

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Derivative Instrument directly or indirectly owned beneficially and/or held by the Proposing Shareholder and each other Proposing Shareholder Party; (C) any proxy, contract, arrangement, understanding or relationship pursuant to which the Proposing Shareholder and/or any Proposing Shareholder Party has a right to vote any shares of the Company, (D) any short interest in any security of the Company directly or indirectly owned beneficially by the Proposing Shareholder and each other Proposing Shareholder Party (for the purposes of this Article, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through a contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any right to dividends or other distributions on the shares directly or indirectly owned beneficially by the Proposing Shareholder and each other Proposing Shareholder Party, which right is separated or separable from the underlying shares, (F) any interest in shares or Derivative Instruments held directly or indirectly by a general or limited partnership in which the Proposing Shareholder or any other Proposing Shareholder Party is a general partner or with respect to which the Proposing Shareholder and any other Proposing Shareholder Party, if any, directly or indirectly beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) to which the Proposing Shareholder or any other Proposing Shareholder Party is entitled to based on any increase or decrease in the value of shares of the Company or pursuant to any Derivative Instrument, if any; in each case with respect to the information required to be included in the notice pursuant to (A) through (G) above, as of the date of such notice and including, without limitation, any such interests held by members of the Proposing Shareholders and each other Proposing Shareholder Party (which information shall be supplemented by the Proposing Shareholder (y) not later than ten (10) days after the record date for the relevant meeting to disclose such ownership and interests as of the record date and (z) ten (10) days before the relevant meeting date), (iii) a representation whether the Proposing Shareholder and/or any Proposing Shareholder Party, if any, intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding shares required to approve or adopt the proposal or elect the nominee or (B) otherwise to solicit proxies from shareholders in support of such proposal; and (iv) a certification regarding whether the Proposing Shareholder and each other Proposing Shareholder Party, if any, have complied with all applicable legal requirements and the Memorandum and the Articles in connection with the Proposing Shareholder’s and each other Proposing Shareholder Party’s acquisition of shares or other securities of the Company and/or their acts or omissions as a shareholder of the Company and that all information provided to the Company pursuant to these Articles is true, complete and accurate.

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11.7

Other Documentation and/or Information. The Board of Directors may require a Proposing Shareholder to furnish such other documentation and/or information as it may require (i) to establish or verify the information required by Article 11.6; or (ii) that could otherwise be material to a reasonable shareholder’s understanding of the business or other matter proposed by the Proposing Shareholder.

11.8

Notice of Meeting. Written notice of any shareholder meeting stating the place, date (and, if applicable, the record date for determining Members entitled to attend and vote at the meeting) and time of the meeting, the purpose or purposes for which the meeting is called, and the means of remote communication, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given to each shareholder entitled to vote at such meeting and each director not fewer than ten (10) nor more than one hundred and twenty (120) days before the date of the meeting in any means permitted under the Act and these Articles (including, without limitation, Article 13). The directors shall be entitled to receive notice of, attend and be heard at meeting of Members. The inadvertent failure or accidental omission to give notice of a meeting to, or the non-receipt of a notice of a meeting by, any person entitled to receive notice shall not invalidate the shareholder meeting or the proceedings at that meeting. Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the register of members and notice so given shall be sufficient notice to all the holders of such shares. Notwithstanding the foregoing, a meeting of Members held in contravention of the notice requirements set out in this Article 11.8 is valid if shareholders holding a ninety percent (90%) majority of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall be deemed to constitute waiver on his part.

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11.9

Changes to Meetings: The Board of Directors may postpone, reschedule or cancel any Annual Meeting or any Special Meeting convened at the initiative of the Board of Directors in respect of which notice has previously been given by giving notice to the shareholders. A Special Meeting convened pursuant to any Requisition Notice may be postponed, rescheduled or cancelled by the Board with the agreement of the Requisitioning Shareholders.

11.10	Business Transacted at Meeting. Business transacted at any meeting of shareholders shall be limited to the purposes stated in the notice.

11.11	Quorum; Meeting Adjournment; Presence by Remote Means.

(a)

Quorum; Meeting Adjournment. A meeting of shareholders is duly constituted and quorate if, at the commencement of the meeting, there are present in person or by proxy not less than a simple majority of the votes of the shares entitled to vote on the resolutions to be considered at the meeting. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened pursuant to a Requisition Notice, shall be dissolved; in any other case it shall stand adjourned to such other date, time and place as the Chairman may determine and announce at the meeting (without the need for any further notice to shareholders). At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

(b)

Presence by Remote Means. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of telephone, electronic means or other remote communication:

(i)	participate in a meeting of shareholders; and

(ii)

be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote

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communication is a shareholder or proxyholder, (b) all shareholders and proxyholders participating in the meeting are able to hear each other and the Company shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to hear the proceedings of the meeting substantially concurrently with such proceedings; and (c) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

11.12

Voting Thresholds. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Act or the Memorandum or these Articles a Special Resolution of Members or a different vote is required (including, without limitation, pursuant to Article 12.3), in which case such express provision shall govern and control the decision of such question.

11.13

Number of Votes Per Share. Subject always to the rights of any Additional Class of Shares in issue from time to time (including, without limitation, the Series B Preferred Shares, which shall carry such number of votes per share as is set-out in Schedule 2 of the Memorandum), each shareholder shall at every meeting of the shareholders be entitled to one vote by such shareholder or by proxy for each Common Share, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

11.14

No Action Permitted by Written Consent of Shareholders. Any action required or permitted to be taken at any meeting of the shareholders and any Resolution of Members or Special Resolution of Members must be taken and/or adopted at a meeting of the shareholders and cannot be taken in writing in lieu of a meeting of the shareholders. Notwithstanding the foregoing, and for the avoidance of doubt, approval for Reserved Matters shall be provided by prior written consent of shareholders as set forth on Schedule 1 or Schedule 2 to the Memorandum, as applicable.

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11.15	Procedure for Voting at Meetings

(a)

Unless the Chairman otherwise determines, at any meeting of Members a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any Additional Class of Shares or other class of shares and subject to the provisions of the Memorandum and these Articles, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand. At any meeting of Members a declaration by the Chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Articles, be conclusive evidence of that fact.

(b)

If the Chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the Chairman shall fail to take a poll then any Member present in person or by proxy who disputes the announcement by the Chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the Chairman shall thereupon cause a poll to be taken. The Chairman shall in his discretion determine the method and procedures for conducting and counting any poll. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the Chairman and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

(c)

The following shall apply where shares are jointly owned: (a) if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of Members and may speak as a Member; (b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all of them; and (c) if two or more of the joint owners are present in person or by proxy they must vote as one.

(d)	A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

11.16	Instruments of Proxy and Representatives.

(a)	A Member may be represented at a meeting of Members by a proxy (who need not be a Member) who may speak and vote on behalf of the Member.

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(b)

An instrument appointing a proxy shall be in such form as the Board of Directors may from time to time determine or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy.

(c)

The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such instrument and power of attorney or other authority, shall be sent to the Company and/or the Transfer Agent in the manner specified in the notice of the meeting or in the instrument of proxy issued by the Company. Such documents must be deposited or sent so to be received by the Company and/or Transfer Agent (as applicable) by the time specified in the notice of the meeting or in the instrument of proxy issued by the Company. In the absence of any such specifications, such documents shall be delivered to the Transfer Agent not later than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote (or by such other time specified in the notice of the meeting). In the event of non-compliance with this Article, the instrument of proxy shall not be treated as valid and the votes cast by such proxy or on behalf of such person shall be disregarded unless otherwise determined by Resolution of Directors.

(d)

A vote given in accordance with the terms of an instrument of proxy shall be valid, notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share in respect of which the instrument of proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

(e)	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

(f)	The decision of the Chairman as to the validity of any appointment of a proxy shall be final.

(g)

Any person other than an individual which is a Member may by resolution in writing (certified or signed by a duly authorised person) of its directors or other governing body authorise such person as it thinks fit to act as its representative (in this Article, “Representative”) at any meeting of the Members or at the

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meeting of the Members of any class or series of shares and the Representative shall be entitled to exercise the same powers on behalf of the Member which he represents as that Member could exercise if it were an individual, and that Member shall be deemed to be present in person at any such meeting attended by its Representative.

(h)

The right of a Representative shall be determined by the law of the jurisdiction where, and by the documents by which, the Member is constituted or derives its existence. In case of doubt, the Board of Directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Board of Directors may rely and act upon such advice without incurring any liability to any Member.

(i)

Notwithstanding the foregoing, the Chairman may accept such assurances as he thinks fit as to the right of any person to attend and vote at meetings on behalf of a company or other entity which is a Member.

11.17

Adjournment of Shareholder Meetings. Subject to Articles 11.5(d) and 11.11(a), (a) the Chairman may, if he determines circumstances require it or otherwise with the consent of Members holding a simple majority of the votes present at the meeting (notwithstanding that a quorum is not present), adjourn any meeting from time to time, and from place to place; (b) no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place; and (c) notice of the adjourned meeting shall, if necessary, be given in accordance with these Articles.

DIRECTORS

12.	Directors

12.1

Number of Directors. The size of the Board of Directors shall be eight (8) directors, provided that (subject always to obtaining any approval required in respect of the Reserved Matters) the Board of Directors shall have the exclusive power by Resolution of Directors to increase or decrease the size of the Board of Directors from time to time (and, for the avoidance of doubt, the size of the Board of Directors may not be changed by the Members at any time (whether by Resolution of Members, Special Resolution of Members or otherwise)), provided that so long as the applicable Preferred Share rights exist to nominate and/or appoint the Series A Preferred Director and/or the Series B Preferred Director, there shall be one (1) seat on the Board reserved for the appointment of the Series A Preferred Director and there shall be one (1) seat on the Board reserved

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for the appointment of the Series B Preferred Director. The Board seats so reserved for the Preferred Directors may only be filled in accordance with Schedule 1 and Schedule 2 of the Memorandum, as applicable. No decrease in the number of directors shall shorten the term of any incumbent directors.

12.2	Classes of Directors.

(a)

With effect from the Relevant Time, the directors (other than the Preferred Directors) shall be divided into three classes, as nearly equal in number as possible, which classes shall be designated as the “Class I Directors”, “Class II Directors” and “Class III Directors” respectively. Subject to Article 12.2(b), the Board of Directors shall have the exclusive power by Resolution of Directors to determine the respective numbers of Class I Directors, Class II Directors and Class III Directors from time to time.

(b)

The initial Class I Directors, Class II Directors and Class III Directors shall be those directors of the Company identified and assigned to a class pursuant to the written resolution of members adopted prior to the time the Common Shares of the Company are first traded on the New York Stock Exchange and which first adopted these amended and restated Articles (the time such resolution is adopted being the “Relevant Time”). Thereafter, each director of the Company shall be assigned to a class of directors solely in accordance with Article 12.2(d) or Article 12.2(h) and the numbers of Class I Directors, Class II Directors and Class III Directors shall be determined solely by Resolution of Directors from time to time.

(c)

There is no distinction in the voting or other powers and authorities of directors of different classes; such classifications are solely for the purposes of the retirement by rotation provisions set out in this Article 12.2.

(d)

Subject to sub-Articles 12.2(e), (f), (g) and (h) below, each director (other than the Preferred Directors) shall be elected for a term of office expiring at the conclusion of the third succeeding Annual Meeting after their election or until their earlier death, resignation or removal. Each director elected or re-elected at an Annual Meeting shall automatically be allocated to the same class of directors as those directors whose term expires at the conclusion of such Annual Meeting in accordance with these Articles.

(e)

Each director designated as a Class I Director at the Relevant Time shall, unless his office is vacated earlier in accordance with these Articles, serve initially until the conclusion of the first Annual Meeting held after the IPO Date.

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(f)

Each director designated as a Class II Director at the Relevant Time shall, unless his office is vacated earlier in accordance with these Articles, serve initially until the conclusion of the second Annual Meeting held after the IPO Date.

(g)

Each director designated as a Class III Director at the Relevant Time shall, unless his office is vacated earlier in accordance with these Articles, serve initially until the conclusion of the third Annual Meeting held after the IPO Date.

(h)	If:

(i)

the size of the Board of Directors is at any time increased pursuant to Article 12.1 above and the Board of Directors appoints one or more persons to fill such newly-created directorship(s) pursuant to Article 12.20 below, the new director (other than any Preferred Director) shall be allocated to such class of directors as may be determined by, and in the exclusive discretion of, the Board of Directors acting by Resolution of Directors, provided that the number of directors in each class should be kept as nearly equal in number as possible; or

(ii)

a person is appointed as a director by the Board of Directors to fill a vacancy pursuant to Article 12.20 below, the new director (other than any Preferred Director) shall be in the same class of directors as the class of the preceding director who vacated office.

12.3	Election of Directors.

(a)	A director of the Company (other than a Preferred Director, who shall be elected solely as set out in Article 12.3(c)) may only be elected:

(i)

by a vote of the Members conducted in accordance with Article 12.3(b) at an Annual Meeting, provided always that (A) any such election shall only take place at an Annual Meeting at which the term of a class of directors expires in accordance with Article 12.2 (and such election shall only relate to that class of directors); and (B) the first such election shall take place at the first Annual Meeting after the IPO Date, at which the term of the initial Class I Directors expires in accordance with Article 12.2(e); or

(ii)	pursuant to Article 12.20 below,

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and in each case subject always to any upper limit on the number of directors prescribed pursuant to Article 12.1.

(b)

Directors shall be elected at an Annual Meeting by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The following procedure shall apply to such elections:

(i)	The notice of each Annual Meeting at which the term of a class of directors is expiring shall state:

(a)

the class of directors whose term is expiring, the number of directors currently in that class and the number of seats on the Board of Directors that shall be subject to an election at the Annual Meeting (the “Available Board Seats”); and

(b)

whether the directors whose term is expiring are standing for re-election and whether any other person has been duly nominated for election as a director in accordance with Article 11.5 (all such directors standing for re-election and all such nominees collectively being the “Candidates”).

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(ii)

The Chairman shall cause a poll to be taken for each Available Board Seat. The only available voting option on such poll shall be to vote “for” a particular Candidate or to “abstain” (and all “against” or similar votes shall be disregarded). All Candidates (except those already elected in accordance with this Article) shall be put forward for election as a director in respect of each Available Board Seat. In respect of each such poll, the Candidate receiving the highest number of votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (notwithstanding that such votes may represent less than a majority of the votes represented at the meeting and may not constitute a Resolution of Members) shall be elected as a director for that Available Board Seat. Once a Candidate is elected as a director, the remaining Candidates who have not been elected as directors shall be put forward for the next Available Board Seat, with the Candidate receiving the highest number of votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (notwithstanding that such votes may represent less than a majority of the votes represented at the meeting and may not constitute a Resolution of Members) for each such poll being elected as a director for that next Available Board Seat and so on until there are no more Available Board Seats.

(iii)

For the avoidance of doubt, if the number of Available Board Seats exceeds the number of Candidates the Board of Directors may fill the vacancy pursuant to Article 12.20 or reduce the size of the Board pursuant to Article 12.1.

(iv)	The Board of Directors may by Resolution of Directors confirm and approve the appointment of directors elected pursuant to this Article 12.3.

(c)

Preferred Directors: The Series A Preferred Director and the Series B Preferred Director shall be appointed as set-out in Schedule 1 and Schedule 2 of the Memorandum, respectively. Notwithstanding any other provision of the Memorandum or these Articles, the Series A Preferred Director and the Series B Preferred Director (i) shall not be designated into classes as set-out in Article 12.2; (ii) shall be appointed for an indefinite term and shall not be subject to re-election at an Annual Meeting; (iii) shall be appointed and removed solely as set out in Schedule 1 and Schedule 2 of the Memorandum, respectively. There shall be no distinction in the voting or other powers and authorities of Preferred Directors and other directors.

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(d)	No person shall be appointed as a director unless he has consented in writing to act as a director.

(e)	A director shall not require a share qualification.

(f)	Each director shall hold office for the term set out in Article 12.2 above or until his earlier death, resignation or removal in accordance with these Articles.

12.4	Board Authority.

(a)	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Board of Directors.

(b)

The Board of Directors has all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company and may exercise all the powers of the Company and do all such lawful acts and things as are not by statute or by the Memorandum or these Articles required to be exercised or done by the shareholders.

(c)

Without limiting the generality of the foregoing, the Board of Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking and property, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party. Subject to the provisions of the Act, all cheques, promissory notes, draft, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

(d)

Notwithstanding the above, the Board shall not exercise any power or approve or take any action in respect of the Reserved Matters without first obtaining the requisite approval required in respect of such matters, and any powers exercised or actions approved or taken in respect of the Reserved Matters without the requisite approval required in respect of such matters shall be void ab initio.

12.5	Location of Meetings. The Board of Directors may hold meetings, both regular and special, either within or outside the British Virgin Islands.

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12.6

Regular Meetings. Regular meetings of the Board of Directors may be held without additional notice being given to the directors at such time and at such place as shall from time to time be determined by the Board of Directors, provided the date, time and place of such regularly scheduled meeting has been notified to all directors in accordance with the procedures set forth for special meetings in Article 12.7.

12.7

Special Meetings. Special meetings of the Board of Directors may be called by any one director, the president, the treasurer or the Secretary upon notice to each director. Notice of any special meeting shall be given to each director at his business or residence in writing, or by telegram, facsimile transmission, telephone communication, email or other electronic transmission. Such notice shall be deemed adequately delivered and given to each director and to be reasonable: (a) if mailed, when deposited in the United States mail addressed to the director’s address stated on the register of directors, with postage thereon prepaid, at least seven (7) days before such meeting; (b) if sent by international courier, when prepaid and deposited with the courier company and addressed to the director’s address stated on the register of directors, at least three (3) days before such meeting (c) if by facsimile transmission, email or other electronic transmission, if sent at least twenty-four (24) hours before such meeting to the fax number or email address of the director; and (c) if by telephone, at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to the Memorandum and/or these Articles as provided under Clause 9 of the Memorandum or any proposal to remove a director pursuant to Article 12.15(b)(ii). A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.

12.8

Voting Rights of Directors. Without prejudice to Article 12.18, each director shall have one vote on any Resolution of Directors, Special Resolution of Directors and any other action by the Board of Directors or any committee of the Board of Directors on which such director serves as a committee member. Notwithstanding anything to the contrary in the Memorandum of the Articles or in any agreement to which the Company is a party, all references to a majority or other proportion of the directors of the Company for purposes of establishing a quorum or the action of the Board of Directors shall be deemed to be references to a majority or such other proportion of the votes that all of the directors of the Company are entitled to cast in the aggregate in respect of the relevant matter.

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12.9

Quorum. At all meetings of the Board of Directors, the presence of such directors as are entitled to cast a majority of the votes of all those directors of the Company who are entitled to be present at the meeting for the relevant business (and who are not disqualified from attending and/or voting) shall constitute a quorum for the transaction of the relevant business. Any act of a majority of the directors present at any meeting at which there is a quorum shall be an act of the Board of Directors, except as may be otherwise specifically provided by the Act or the Memorandum or these Articles (including, without limitation, where a Special Resolution of Directors is required). If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

12.10

Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors (or of any committee thereof) may be taken without a meeting, without prior notice to the Company or any other person and without a vote, if a consent in writing setting forth the action so taken, is signed in a manner permitted by law by all of the directors (or all of the members of the committee of directors, as the case may be) who are entitled to vote on the action in question. A copy of such written consent shall promptly be sent to any director who was not entitled to vote on the action in question pursuant to these Articles and who has not consented to the resolution (if any).

12.11

Telephonic Meetings. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or any committee, by means of conference telephone or other means of communication (including electronic means) by which all persons participating in the meeting are able to hear each other, and such participation shall constitute presence in person at the meeting.

12.12	Committees.

(a)

Subject to the Act, the Board of Directors may designate one or more committees by Resolution of Directors, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

(b)

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the shareholders, any action or matter expressly required by the Act to be submitted to shareholders for approval; (ii) adopting, amending or repealing any provision of the Memorandum or these Articles; or (iii) the matters specified in section 110(2) of the Act.

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(c)	With effect from the conclusion of the Company’s first Annual Meeting after the IPO Date, the Company’s audit committee must be made up of not less than three (3) directors who are Independent.

(d)	The Preferred Directors shall have such rights to be appointed to committees of the Board as set out in Schedule 1 and Schedule 2 to the Memorandum.

12.13	Minutes of Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

12.14

Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The Preferred Directors shall not be entitled to any compensation, but shall be entitled to be reimbursed for any expenses in attending board or committee meetings in accordance with Schedule 1 and Schedule 2 of the Memorandum, as applicable.

12.15	Removal of Directors.

(a)	This Article 12.15 shall apply to the exclusion of section 114(1), section 114(2), section 114(3) and section 114(5) of the Act, which shall not apply to the removal of directors of the Company.

(b)	A director of the Company (other than a Preferred Director) may only be removed:

(i)

with Cause, by Special Resolution of Members at a duly convened and quorate meeting of members called for the stated purpose of removing the director or for stated purposes including the removal of the director; or

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(ii)

with Cause, by Special Resolution of Directors (but excluding the votes by the director proposed to be removed from office from both the numerator and denominator in calculating whether the requisite proportion of votes have been obtained, and, for the avoidance of doubt, a resolution consented to in writing by two-thirds of those directors of the Company other than the director proposed to be removed from office (which must be more than one director) shall be effective to remove such director upon notice of that written resolution being given to all directors not consenting to the resolution);

in each case adopted in accordance with these Articles. A director may not be removed without Cause.

(c)	For the purposes of this Article 12.15, “Cause” shall have the generally-accepted meaning under, and be construed in accordance with, the laws of the State of Delaware (United States).

(d)	A Series A Preferred Director may only be removed as set-out in Schedule 1 to the Memorandum. A Series B Preferred Director may only be removed as set-out in Schedule 2 to the Memorandum.

12.16

Exclusion of Expedia Directors. In any action, whether by vote at a meeting of the Board of Directors or a committee thereof or by written consent, relating to any transaction, agreement or arrangement with respect to which (i) Expedia is a counterparty or has a material economic interest in the counterparty or (ii) in the reasonable opinion of a majority of the members of the Board of Directors that are not designated or nominated by, or employed by, Expedia, there would exist a Conflict of Interest between the interests of Expedia, on the one hand, and that of the Company, on the other hand, the Expedia Directors may be excluded solely from the relevant portion of such Board or relevant committee meetings or relevant Resolution of Directors; provided, that Expedia shall be entitled to notice in writing of any such exclusion and the basis therefor. “Conflict of Interest” shall mean a specific material economic or competitive interest of Expedia in any potential transaction, agreement or arrangement of the Company that would be reasonably likely to materially impair the independence or objectivity of the Expedia Directors in the discharge of their responsibilities and duties to the Company, in light of their affiliation to Expedia.

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12.17	Exclusion of Preferred Directors. The Preferred Directors may be excluded from a meeting of the Board of Directors or a committee thereof as set-out in Schedule 1 and Schedule 2.

12.18

Alternate Directors. A director may at any time appoint any person (including another director) to be his alternate director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the director and deposited at the registered office or delivered at a meeting of the Board of Directors. The appointment of an alternate director shall terminate on the happening of any event which, if he were a director, would cause him to vacate such office or if his appointor ceases for any reason to be a director. An alternate director has the same rights as the appointing director in relation to any directors’ meeting and any written resolution circulated for written consent, save that he may not himself appoint an alternate director or a proxy. Any exercise by the alternate director of the appointing director’s powers in relation to the taking of decisions by the directors is as effective as if the powers were exercised by the appointing director. If an alternate director is himself a director or attends a meeting of the Board of Directors as the alternate director of more than one director, his voting rights shall be cumulative. Unless the Board of Directors determines otherwise, an alternate director may also represent his appointor at meetings of any committee of the directors on which his appointor serves; and this Article shall apply equally to such committee meetings as to meetings of the Board of Directors.

12.19

Resignation of Directors. A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

12.20

Vacancies and Newly Created Directorships. The office of a director shall be vacated if the director is removed from office pursuant to these Articles, dies or becomes bankrupt or makes any arrangement or composition with his creditors generally, is or becomes of unsound mind or an order for his detention is made under the mental health laws of any jurisdiction, or resigns his office by notice in writing to the Company. The Board of Directors may act notwithstanding any vacancy in its number. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled exclusively by a Resolution of Directors of those directors then in office, notwithstanding that the directors passing such Resolution of Directors may represent less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for the period contemplated in Article 12.2(h) and Article 12.2 (provided always that any seat vacated by a Series A Preferred Director or a Series B Preferred Director may only be filled in accordance with Schedule 1 or Schedule 2, respectively). The Board of Directors may determine that newly created directorships in a particular

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class of directors resulting from any increase in the authorized number of directors of that class shall be filled at the Annual Meeting at which elections are to take place for that class. If and only if there are no directors in office, then the Members may elect new directors by Resolution of Members to fill the vacancies. Subject to the foregoing, the continuing directors may act notwithstanding any vacancy in their body.

12.21

Sole Director. If the Company shall have only one director the provisions herein contained for Board meetings shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Members of the Company.

12.22

Additional Classes of Shares. The provisions of this Article 12 shall be subject to the rights of each Additional Class of Shares authorised and issued by Resolution of Directors pursuant to Clause 7 of the Memorandum, if any, to appoint and/or remove additional directors, which rights may be set-out in the Memorandum or in these Articles.

12.23

Observer Rights. The Board of Directors shall take such actions and exercise such powers so as to give effect to the observer rights set out in Schedules 1 and 2 to the Memorandum, subject to the provisions set out therein.

NOTICES

13.	Notices

13.1

Notice of Board Meetings and Director Notices. Notices of Board Meetings, and any other notice to be given to a director under the Act, the Memorandum or the Articles, may be given in the manner contemplated by Article 12.7.

13.2

Notice of Shareholder Meetings and Shareholder Notices. Unless otherwise provided in the Memorandum or these Articles, whenever, under the provisions of the Act or of the Memorandum or these Articles, notice is required to be given to any shareholder (including, without limitation, for the purposes of convening any meeting of shareholders), it shall not be construed to mean personal notice, but such notice may be given:

(a)

by mail, addressed to such shareholder, at his address as it appears on the register of members of the Company, with postage thereon prepaid, and such notice shall be deemed to be given on the seventh day after which the same shall be deposited in the United States mail;

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(b)

by pre-paid courier service or registered mail, addressed to such shareholder, at his address as it appears on the register of members of the Company, and such notice shall be deemed to be given on the third day after which the same shall be deposited with the courier company or post office; or

(c)	in accordance with Article 13.3.

13.3	Electronic Notice.

(a)

Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice, information or written statement to shareholders given by the Company under any provision of the Act, the Memorandum or these Articles shall be effective if given by a form of electronic transmission. Each person who is or who at any time becomes a Member or otherwise acquires any interest in shares of the Company shall be deemed to have notice of, and to have consented to, the provisions of this Article 13.3.

(b)

Effective Date of Notice. Notice given pursuant to Article 13.3(a) shall be deemed given: (1) if by facsimile telecommunication, when directed to a fax number at which the shareholder has provided to receive notice; (2) if by electronic mail, when sent to an electronic mail address which the shareholder has provided to receive notice; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (4) if by any other form of electronic transmission (including, without limitation, such forms of electronic transmission notified to shareholders by the Transfer Agent from time to time), when directed to the shareholder. An affidavit of the Secretary or of the Transfer Agent or other agent of the Company that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)

Form of Electronic Transmission. For purposes of the Memorandum and these Articles, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

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13.4

Waiver of Notice. Without prejudice to Articles 11.8 and 12.7, whenever any notice is required to be given under the provisions of the Act or of the Memorandum or these Articles, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

13.5	Notice to the Company. Notice may be given to the Company as prescribed in the Act.

OFFICERS

14.	Officers and Agents

14.1

Required and Permitted Officers. The officers of the Company shall be chosen by the Board of Directors by Resolution of Directors and shall be a president, treasurer and a secretary. The Board of Directors shall elect from among its members a Chairman of the Board and may (but shall not have any obligation to) elect from among its members a Vice-Chairman of the Board. The Board of Directors may (but shall not have any obligation to) also choose one or more vice presidents, assistant secretaries and assistant treasurers. Any number of offices may be held by the same person.

14.2

Appointment of Officers. The Board of Directors shall appoint a president, treasurer and a secretary and may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and, subject to the Act, shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

14.3

Authority of Directors, President and other Officers to Sign Documents. Each director, the president, the treasurer, the Secretary and each other person authorised by Resolution of Directors (an “Authorised Person”) may (acting jointly with any other Authorised Person) execute bonds, mortgages, deeds, powers of attorney, contracts requiring a seal, bank account opening documents and all other contracts, agreements and documents to be entered into by the Company that the Authorised Person reasonably believes are within the scope of his or her express or implied authority to act on behalf of the Company. Where there is any doubt as to the scope of such authority, the document shall not be executed by an Authorised Person until approved by Resolution of Directors.

14.4	Officer Compensation. The salaries and emoluments of all officers and agents of the Company shall be fixed by the Board of Directors.

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14.5

Term of Office; Vacancies. The officers of the Company shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by Resolution of Directors. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

15.	The Chairman Of The Board

15.1

Chairman Presides. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the shareholders at which he or she shall be present. Subject to the Act, he or she shall have and may exercise the powers of Chairman and such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law or these Articles.

15.2

Absence of Chairman. In the absence of the Chairman of the Board (or if one is not elected), the Vice-Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the shareholders at which he or she shall be present. If there is no Vice-Chairman or the Vice-Chairman is absent, the president or such other director appointed by Resolution of Directors shall act as Chairman in such absence. Subject to the Act, he or she shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law or these Articles.

16.	The President and Vice Presidents

16.1

Powers of President. The president shall be the chief executive officer of the Company; in the absence of the Chairman and Vice-Chairman of the Board he or she shall preside at all meetings of the shareholders and the Board of Directors; subject to the Act, he or she shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board of Directors are carried into effect.

16.2

Absence of President. In the absence of the president or in the event of his inability or refusal to act, the vice president, if any, (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Subject to the Act, the vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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17.	The Secretary and Assistant Secretary

17.1

Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the Company and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his signature.

17.2

Duties of Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, on written request perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

18.	The Treasurer And Assistant Treasurers

18.1

Duties of Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

18.2

Disbursements and Financial Reports. He or she shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Company.

18.3

Duties of Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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DISTRIBUTIONS

19.	Distributions and Dividends

19.1

Subject to the provisions of Schedule 1 and Schedule 2 to the Memorandum, the Board of Directors may, by Resolution of Directors, authorise a Distribution by the Company to Members at such time and of such an amount and pursuant to such method or methods of payment or other distribution as it thinks fit if it is satisfied, on reasonable grounds, that immediately after the Distribution, the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due. The resolution shall include a statement to that effect. Distributions may be paid in cash, in property or in shares.

19.2

The Board of Directors may determine that a Distribution shall be paid wholly or partly by the distribution of specific assets (which may consist of shares of the Company or securities of any other entity) and may settle all questions concerning such distribution. Without limiting the generality of the foregoing, the Board of Directors may fix the value of such specific assets, may determine that cash payments shall be made to some Members in lieu of specific assets and may vest any such specific assets in a liquidating or other trust on such terms as the Board of Directors thinks fit.

19.3	The Board of Directors may deduct from Distributions payable to any Member any or all monies then due from such Member to the Company.

19.4

Notice of any Distribution that may have been authorised shall be given to each Member entitled to the Distribution in accordance with these Articles and all Distributions, excluding any Dividends (as defined in Schedule 1 and Schedule 2 to the Memorandum), unclaimed for three years after having been authorised may be forfeited by Resolution of Directors for the benefit of the Company. All unclaimed Distributions may be invested or otherwise made use of by the Board of Directors for the benefit of the Company pending claim or forfeiture as aforesaid. No Distribution (other than Dividends) shall bear interest against the Company.

19.5

A Member may agree to waive its right to receive a dividend or other Distribution and, if such a waiver has been given to the Company in writing, the Company may retain such dividend or other Distribution for the benefit of the Company or pay such dividend or other Distribution to those Members that have not waived their rights to receive the dividend or other Distribution.

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19.6	If two or more persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any Distribution payable in respect of such shares.

19.7

If, after a Distribution is authorised and before it is made, the directors cease to be satisfied on reasonable grounds that immediately after the Distribution the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due, such Distribution is deemed not to have been authorised. A Distribution made to a Member at a time when, immediately after the Distribution, the value of the Company’s assets did not exceed its liabilities and the Company was not able to pay its debts as they fell due, is subject to recovery in accordance with the provisions of the Act.

19.8

For the avoidance of doubt, dividends on the Series A Preferred Shares shall be subject to the provisions set forth on Schedule 1 to the Memorandum and dividends on the Series B Preferred Shares shall be subject to the provisions set forth on Schedule 2 to the Memorandum.

20.	Reserve for Distributions

Before payment of any Distribution, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their sole discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purposes as the directors think conducive to the interests of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

GENERAL PROVISIONS

21.

Checks. All checks or demands for money and notes of the Company shall be signed by such director, officer or officers or such other person or persons as the Board of Directors may from time to time designate.

22.	Fiscal Year. The fiscal year of the Company shall be the calendar year ending on December 31, or such other annual period as fixed by Resolution of Directors from time to time.

23.

Corporate Seal. The Board of Directors shall provide for the safe custody of the Seal. An imprint thereof shall be kept at the office of the registered agent of the Company. The Seal when affixed to any written instrument shall be witnessed by any one director, the Secretary or by any person or persons so authorised from time to time by Resolution of Directors.

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DIRECTOR CONFLICTS AND INDEMNIFICATION

24.	Indemnification

24.1

To the fullest extent permitted by law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which the Company is permitted to provide indemnification under applicable law) through provisions in these Memorandum and Articles, agreements with such directors, officers agents or other persons, vote of disinterested directors or otherwise, subject only to limits created by the Act.

24.2

Any amendment, repeal or modification of Article 24.1 or Article 24.3 shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Company with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

24.3

Without prejudice to the foregoing, but subject to Article 24.4, the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(b)

is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

24.4

Article 24.3 does not apply to a person referred to in that Article unless the person acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

24.5

The decision of the Board of Directors as to whether the person acted honestly and in good faith and in what he believed to be the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

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24.6

The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

24.7

If a person referred to in this Article has been successful in defence of any proceedings referred to therein, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

24.8

Expenses, including legal fees, incurred by a director (or former director) in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director (or former director, as the case may be) to repay the amount if it shall ultimately be determined that the director (or former director, as the case may be) is not entitled to be indemnified by the Company.

24.9

The indemnification and advancement of expenses provided by, or granted under, these Articles are not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

24.10

The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under Article 24.3. The Company’s obligation to provide indemnification under this Article 24 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Company or any other person.

24.11

The foregoing provisions of this Article 24 shall be deemed to be a contract between the Company and each director or officer who serves in such capacity at any time while this Article is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

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24.12

The Board of Directors in its sole discretion shall have power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he or she, his testator or intestate, is or was an officer or employee of the Company.

25.	Conflicts of Interest

25.1

Subject to Article 25.2, a director shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the Board of Directors, unless the transaction or proposed transaction (a) is between the director and the Company and (b) is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions.

25.2

A disclosure to the Board of Directors to the effect that a director is a member, director, officer, employee or trustee of another named company or other person and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that company or person or any of its affiliates, is a sufficient disclosure of interest in relation to that transaction.

25.3

A transaction entered into by the Company in respect of which a director is interested is voidable by the Company unless the director complies with Article 25.1 or (a) the material facts of the interest of the director in the transaction are known by the Members entitled to vote at a meeting of Members and the transaction is approved or ratified by a Resolution of Members; or (b) the Company received fair value for the transaction.

25.4

For the purposes of this Article, but subject to Article 25.2, a disclosure is not made to the Board of Directors unless it is made or brought to the attention of every director on the Board of Directors.

25.5

Subject to Article 12.16, a director who is interested in a transaction entered into or to be entered into by the Company is entitled to vote on a matter relating to the transaction, attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum, consent in writing to the transaction pursuant to Article 12.10 and sign a document on behalf of the Company, or do any other thing in his capacity as director that relates to the transaction.

25.6	The Preferred Directors shall be subject to the additional conflict of interest provisions set forth on Schedule 1 and Schedule 2 to the Memorandum, as applicable.

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26.	Expedia Directors

26.1

The Company and the shareholders acknowledge that (i) certain directors of the Company have served and may serve as directors, officers, employees and agents of Expedia, Inc., a Washington corporation, or its affiliates (collectively, “Expedia” and such directors, the “Expedia Directors”), (ii) the Company and its affiliates may engage in the same, similar or related lines of business as those engaged in by Expedia and other business activities that overlap with or compete with those in which Expedia may engage, and (iii) the Company may have an interest in the same areas of business opportunity as Expedia. This Article 26 will, to the fullest extent permitted by law, regulate and define the conduct of business and affairs of the Company and its directors who are Expedia Directors in connection with any Potential Business Opportunities (as defined below).

26.2

If an Expedia Director is presented or offered, or otherwise acquires knowledge of, a potential transaction or matter that may constitute or present a business opportunity for the Company, in which the Company could, but for the provisions of this Article 26, have an interest or expectancy (any such transaction or matter, and any such actual or potential business opportunity, a “Potential Business Opportunity”): (i) such Expedia Director will, to the fullest extent permitted by law, and subject to compliance with the confidentiality obligations to which the Expedia Director is subject pursuant to any non-disclosure agreement entered into between such director and the Company, have no duty or obligation to refrain from referring such Potential Business Opportunity to Expedia and, if such Expedia Director refers such Potential Business Opportunity to Expedia, such Expedia Director shall have no duty or obligation to refer such Potential Business Opportunity to the Company or any of its shareholders or give any notice to the Company or any of its shareholders regarding such Potential Business Opportunity; (ii) if such Expedia Director refers a Potential Business Opportunity to Expedia, such Expedia Director, to the fullest extent permitted by law, and subject to compliance with the confidentiality obligations to which the Expedia Director is subject pursuant to any non-disclosure agreement entered into between such director and the Company, will not be liable to the Company or any of its shareholders as a director, shareholder or otherwise, for any failure to refer such Potential Business Opportunity to the Company, or for referring such Potential Business Opportunity to Expedia, or for any failure to give any notice to the Company or any shareholder regarding such Potential Business Opportunity or any matter relating thereto; (iii) Expedia may participate, engage or invest in any such Potential Business Opportunity notwithstanding that such Potential Business Opportunity may have been referred to Expedia by an Expedia Director; and (iv) if a director who is an Expedia Director refers a Potential Business Opportunity to Expedia, then, as between the Company, on the one hand, and Expedia on the other

Despegar.com, Corp.	Page 51

hand, the Company shall be deemed to have renounced any interest, expectancy or right in or to such Potential Business Opportunity or to receive any income or proceeds derived therefrom solely as a result of such Expedia Director having been presented or offered, or otherwise acquiring knowledge of, such Potential Business Opportunity, unless in each case referred to in clause (i), (ii) (iii) or (iv), such Potential Business Opportunity was presented or offered to the Expedia Director solely in his or her capacity as a director of the Company or for the benefit of the Company (a “Restricted Potential Business Opportunity”). In the event the Board of Directors pursuant to a resolution approved by the majority of the directors (excluding the Expedia Directors) declines to pursue a Restricted Potential Business Opportunity, the Expedia Directors shall be free to refer such Restricted Potential Business Opportunity to Expedia. For the avoidance of doubt, the Company or any subsidiaries of the Company shall not be prohibited from pursuing any Potential Business Opportunity with respect to which it has been deemed to have renounced any interest or expectancy as a result of this Article 26. Nothing in this Article 26 shall be construed to allow any Expedia Director to usurp a Restricted Potential Business Opportunity of the Company solely for his or her personal benefit.

CORPORATE RECORDS

27.	Documents to be Kept

27.1

The original books of the Company may be kept (subject to any provision contained in the Act) outside the British Virgin Islands at such place or places as may be designated from time to time by the Board of Directors or in these Articles.

27.2	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and these Articles;

(b)	the register of members or a copy of the register of members;

(c)	the register of directors or a copy of the register of directors;

(d)	the register of charges or a copy of the register of charges;

(e)	copies of all notices and other documents filed by the Company in the previous ten years.

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27.3

Where the Company keeps a copy of its register of members or register of directors at the office of its registered agent, it shall within 15 days of any change in the register, notify the registered agent, in writing, of the change, and it shall provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

27.4

Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

27.5

The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the Board of Directors may determine (a) the minutes of meetings and Resolutions of Members and of classes of Members; and (b) the minutes of meetings and Resolutions of Directors and committees of directors.

27.6

Where any of the minutes or resolutions described in the Article 27.5 are kept at a place other than at the office of the Company’s registered agent, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records are kept.

27.7

Where the place at which any of the records described in Article 27.5 is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

27.8	The Company’s records shall be kept in written form or either wholly or partly as electronic records.

27.9	The Company may have offices at such places both within and without the British Virgin Islands as the Board of Directors may from time to time determine or the business of the Company may require.

ACCOUNTS

28.	Books of Account

The Company shall keep records and underlying documentation that:

(a)	are sufficient to show and explain the Company’s transactions; and

(b)	will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

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29.	Form of Records

29.1

The records required to be kept by the Company under the Act, the Mutual Legal Assistance (Tax Matters Act), 2003, the Memorandum or these Articles shall be kept in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (British Virgin Islands).

29.2

The records and underlying documentation shall be kept for a period of at least five years from the date of completion of the relevant transaction or the company terminates the business relationship to which the records and underlying documentation relate.

30.	Financial Statements

30.1

The Board of Directors may cause to be made out and served on the Members or laid before a meeting of Members a profit and loss account and balance sheet of the Company for such period and on such recurring basis as they think fit.

AUDITS

31.	Audit

The Company may by Resolution of Directors call for the accounts to be examined by an auditor.

32.	Appointment of Auditor

32.1

The auditor shall be appointed (and may be removed and replaced from time to time) by Resolution of Directors for such period and on such terms and conditions as the Board of Directors (or committee thereof authorised for such purpose) thinks fit.

32.2	The remuneration of the auditor of the Company shall be fixed by the Board of Directors (or committee thereof authorised for such purpose).

VOLUNTARY LIQUIDATION

33.	Liquidation

Subject always to obtaining any approval required in respect of the Reserved Matters, with the prior approval of a Resolution of Directors, the Company may be liquidated in accordance with the Act if (a) it has no liabilities; or (b) it is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities. The Board of Directors shall be permitted to pass a Resolution of Directors for the appointment of an eligible individual as a voluntary liquidator (or two or more eligible individuals as joint voluntary liquidators) of the Company if the Members have, by a Resolution of Members, approved the liquidation plan in accordance with the Act.

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SECTION 175 AND CONTINUATION

34.	Section 175

Subject always to obtaining any approval required in respect of the Reserved Matters, and notwithstanding section 175 of the Act, the Board of Directors may sell, transfer, lease, exchange or otherwise dispose of the assets of the Company without the sale, transfer, lease, exchange or other disposition being authorised by a Resolution of Members.

35.	Continuation under Foreign Law

Subject always to obtaining any approval required in respect of the Reserved Matters, the Company may with the approval of both a Resolution of Directors and Resolution of Members continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

EXCLUSIVE JURISDICTION

36.	Exclusive Jurisdiction

36.1	Subject to Article 36.2, to the fullest extent permitted by applicable law:

(a)

each party hereby agrees that, unless the Board of Directors consents in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall have exclusive jurisdiction to hear and determine all Disputes and, for such purposes, hereby irrevocably submits to the jurisdiction of the courts of the British Virgin Islands; and

(b)

each party hereby irrevocably waives any objection which it might now or hereafter have to the courts of the British Virgin Islands being nominated as the forum to hear and determine any such Dispute and undertakes and agrees not to claim any such court is not a convenient or appropriate forum.

36.2

To the fullest extent permitted by applicable law, unless the Board of Directors consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

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36.3

Each person who is or who at any time becomes a Member or otherwise acquires any interest in shares of the Company shall be deemed to have notice of, and to have consented to, the provisions of this Article 36.

36.4	For the purposes of this Article 36:

(a)

“Dispute” means (i) any dispute, suit, action, proceedings, controversy or claim of any kind arising out of or in connection with the Memorandum and/or these Articles, including, without limitation, claims for set-off and counterclaims and any dispute, suit, action, proceedings, controversy or claim of any kind arising out of or in connection with: (x) the creation, validity, effect, interpretation, performance or non-performance of, or the legal relationships established by, the Memorandum and/or these Articles; or (y) any non-contractual obligations arising out of or in connection with the Memorandum and/or these Articles; or (ii) any dispute, suit, action (including, without limitation, any derivative action or proceeding brought on behalf or in the name of the Company or any application for permission to bring a derivative action), proceedings, controversy or claim of any kind relating or connected to the Company, the Board, the Company’s officers, the Company’s management or the Members arising out of or in connection with the Act, the Insolvency Act, 2003 of the British Virgin Islands, any other legislation or common law of the British Virgin Islands affecting any relationship between the Company, its Members and/or its directors and officers (or any of them) or any rights and duties established thereby (including, without limitation, Division 3 of Part VI and Part XI of the Act and section 162(1)(b) of the Insolvency Act, 2003, and any fiduciary or other duties owed by any director, officer or shareholder of the Company to the Company or the Company’s shareholders); and

(b)

“party” means (i) the Company, (ii) each Member, (iii) each former Member (with the intention and effect that each former Member shall continue to be bound by this Article 36 notwithstanding that such former Member has transferred all its Shares or otherwise ceased to be a Member); (iv) each director and officer of the Company; (v) each former director and officer (with the intention and effect that each former director and officer shall continue to be bound by this Article 36 notwithstanding that such former Member has ceased to be a director or officer ); and (vi) any successor, assignee or other person claiming through a person referred to in (i), (ii), (iii), (iv) or (v) above.

Despegar.com, Corp.	Page 56

We, CODAN TRUST COMPANY (B.V.I.) LTD., registered agent of the Company, of Commerce House, Wickhams Cay 1, PO Box 3140, Road Town, Tortola, British Virgin Islands VG1110 for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association on the 10th February, 2017:

Incorporator

CODAN TRUST COMPANY (B.V.I.) LTD.

/s/ Per: Michael Wood
Per: Michael Wood
For and on behalf of
Codan Trust Company (B.V.I.) Ltd.

Annex II

Form of the Warrants

THE OFFER AND SALE OF THE SECURITIES (INCLUDING THE COMMON SHARES WHICH MAY BE PURCHASED HEREUNDER) REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES (INCLUDING THE COMMON SHARES WHICH MAY BE PURCHASED HEREUNDER) REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF AUGUST 20, 2020, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.

Issue Date: September [•], 2020

CERTIFICATE NO. PW-1

DESPEGAR.COM, CORP.

Ordinary Shares Purchase Warrant (Penny Warrant)

Despegar.com, Corp., a BVI business company incorporated in the British Virgin Islands with company number 1936519 (the “Company”), for value received, hereby certifies that LCLA Daylight LP, a Delaware limited partnership (the “Holder”), subject to the terms and conditions hereof, shall be entitled to purchase from the Company, at any time and from time to time after the Issue Date set forth above and on or prior to the close of business on September [•], 2030 (the “Expiration Date”), 11,000,000 fully paid and non-assessable ordinary shares (the “Warrant Shares”), without par value, of the Company (the “Common Shares”), at a price per share equal to the Exercise Price. The number of Warrant Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Common Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

This warrant (this “Warrant”) is being issued by the Company to the Holder in connection with the transactions contemplated by that certain Investment Agreement, dated as of August 20, 2020, between the Company and LCLA Daylight LP (as amended or modified from time to time, the “Investment Agreement”). The following terms used herein shall have the meanings set forth below when used in this Warrant:

“Adjustment Event” has the meaning set forth in Section 6.3.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, that (i) the Company and its Affiliates shall not be deemed to be Affiliates of any Holder or any of its Affiliates, and (ii) portfolio companies of any Holder or any Affiliate thereof shall not be deemed to be Affiliates of any Holder solely to the extent that any such portfolio company has not received any Confidential Information (as defined in the Confidentiality Agreement) pertaining to the Company from any holder (provided that

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no Person will be deemed to be in receipt of any Confidential Information solely because any such person serves as a director, officer or employee of such portfolio company). For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“beneficially own” and similar terms have the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934.

“Bloomberg” means Bloomberg Financial Markets.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the Securities and Exchange Commission or banks in the City of New York or in the British Virgin Islands are authorized or required by law to be closed.

“Cash Exercise” has the meaning set forth in Section 1.2.1.

“Cashless Exercise” has the meaning set forth in Section 1.2.2.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Shares” has the meaning set forth in the first paragraph of this Warrant.

“Confidentiality Agreement” means the non-disclosure agreement dated May 5, 2020 by and between Catterton Latin America Management Co. and the Company.

“VWAP” means, as of any date of determination, the average per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “DESP <equity> AQR” (or its equivalent successor if such Bloomberg page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Shares on such Trading Day reasonably determined, using a volume-weighted average method, by an Independent Financial Expert appointed (and compensated by the Company) for such purpose). The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Exercise Price” means $0.01 per share, subject to all adjustments from time to time pursuant to the provisions of Section 6.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“Independent Financial Expert” means a nationally recognized accounting, investment banking or consultant firm, which firm does not have a material financial interest or other material economic relationship with either the Company or any of its Affiliates or the Holder or any of its Affiliates that is, in the good faith judgment of the Board, qualified to perform the task for which it has been engaged.

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“Liquidity Event” has the meaning set forth in Section 7.

“Market Price” means, as of any date, (i) so long as the Common Shares continue to be traded on the NYSE on such date, the last reported sale price of the Common Shares on the Trading Day immediately prior to such date on the NYSE and (ii) if the Common Shares are not traded on the NYSE on such date, the closing sale price of the Common Shares on the Trading Day immediately prior to such date as reported in the composite transactions for the principal securities exchange or market on which the Common Shares are so listed or traded, or, if no closing sale price is reported, the last reported sale price on the principal securities exchange on which the Common Shares are so listed or traded on the Trading Day immediately prior to such date, or if the Common Shares are not so listed or traded on a securities exchange or market, the last closing bid price of the Common Shares in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if that bid price is not available, the market price of the Common Shares on the Trading Day immediately prior to such date as determined by an Independent Financial Expert appointed (and compensated by the Company) for such purpose, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming such securities are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.

All references herein to the “closing sale price” and “last reported sale price” of the Common Shares on the NYSE shall be such closing sale price and last reported sale price as reflected on the website of the NYSE (www.nyse.com).

“Memorandum and Articles” means the amended and restated memorandum and articles of association of the Company, as amended, supplemented or modified from time to time;

“NYSE” means any national stock exchanges now or hereinafter maintained by the New York Stock Exchange.

“Options” means any warrants (including this Warrant) or other rights or options to subscribe for or purchase Common Shares.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Public Sale” shall mean (i) an underwritten public offering pursuant to an effective registration statement (other than a registration statement on Form F-4, Form S-8 or any successor or other forms promulgated for similar purposes) filed under the Securities Act or (ii) a “brokers’ transaction” (as defined in Rule 144).

“Registration Rights Agreement” means the registration rights agreement, dated as of September [•], 2020, among the Company and LCLA Daylight LP, as amended or modified from time to time.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which trading in the Common Shares (or other applicable security) generally occurs on the principal exchange or market on which the Common Shares (or other applicable security) are then listed or traded; provided that if the Common Shares (or other applicable security) are not so listed or traded, “Trading Day” means a Business Day.

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1. Exercise of Warrants.

1.1 General Exercise. This Warrant may be exercised in whole or in part by the Holder at any time and from time to time after the Issue Date and on or prior to the close of business on the Expiration Date, and in the event that this Warrant has not been exercised in full as of the last Business Day prior to the Expiration Date, the purchase rights represented by this Warrant shall be deemed to be automatically exercised in full by the Holder pursuant to Section 1.2.2 as of such last Business Day. Any exercise of this Warrant may be conditioned upon the occurrence of (a) a Public Sale of the Warrant Shares, (b) the consummation of a transfer of the Warrant Shares in a transaction not constituting a Public Sale pursuant to an applicable exemption under the Securities Act (in each of clauses (i) and (ii), in accordance with the terms hereof and the Investment Agreement, as applicable), or (c) any event described in Section 8.2(iii). Such conditional exercise shall be deemed revoked if such event or transaction does not occur on the date, or within the dates, specified in the applicable notice provided by or on behalf of the Company pursuant to Section 8 (if such a notice was provided).

1.2 Exercise.

1.2.1 Exercise for Cash. This Warrant may be exercised (“Cash Exercise”) by delivering this Warrant to the Company, or at the office of its stock transfer agent, if any, accompanied by (i) the “Purchase Form” attached as Exhibit A-1 hereto duly completed and executed on behalf of the Holder and (ii) a payment to the Company in the amount equal to the Exercise Price multiplied by the number of Warrant Shares in respect of which this Warrant is then exercised, plus all taxes required to be paid by the Holder, if any, pursuant to Section 2, by wire transfer of immediately available funds to an account designated by the Company.

1.2.2 Cashless Exercise. This Warrant may be exercised (“Cashless Exercise”) by electing on one or more occasions, at any time prior to Expiration Date, to receive Warrant Shares issuable in accordance with this Warrant (or the portion thereof being cancelled) by surrender of this Warrant to the Company together with the “Cashless Exercise Form” attached as Exhibit A-2 hereto duly completed and executed on behalf of the Holder.

1.3 Issuance of Warrant Shares; Authorization.

1.3.1 In the event of a Cash Exercise, subject to Section 9.1, upon surrender of this Warrant and full compliance with each of the other requirements in Section 1.2.1, the Company shall, promptly, and in any event, within 2 Trading Days issue the number of Warrant Shares issuable upon the Cash Exercise in and to such name or names as the Holder may designate and deliver to the Holder (i) if requested, a share certificate or certificates for such Warrant Shares, and (ii) such other evidence as the Holder reasonably requires to evidence the issuance of the Warrant Shares to the Holder (or any nominee, broker or depositary through which the Holder will own the Warrant Shares) as a matter of the laws of the British Virgin Islands (including, without limitation, a certified copy of an extract of the register of members of the Company duly reflecting the issuance of such Warrant Shares).

1.3.2 In the event of a Cashless Exercise, subject to Section 9.1, upon surrender of this Warrant and full compliance with the other requirements in Section 1.2.2, the Company shall promptly, and in any event, within 2 Trading Days issue the number of Warrant Shares issuable upon the Cashless Exercise in and to such name or names as the Holder may designate (subject to the transfer restrictions in the Investment Agreement) and deliver to the Holder (i) if requested, a share certificate or certificates for such Warrant Shares and (ii) such other evidence as the Holder reasonably requires to evidence the issuance of the Warrant Shares to the Holder (or any nominee, broker or depositary through which the Holder will own the Warrant Shares) as a matter of the laws of the British Virgin Islands (including, without limitation, a certified copy of an extract of the register of members of the Company). Such number of Warrant Shares to be issued pursuant to this Section 1.3.2 shall be computed using the following formula:

X =	Y(A-B)
A

4

Where:	X = the number of the Warrant Shares to be issued to the Holder.
Y = the number of the Warrant Shares with respect to which the Warrant is exercised.
A = the Market Price of one Common Share on the date of determination.
B = the Exercise Price (as adjusted to the date of such calculation).

The date of determination for purposes of this Section 1.3.2 shall be the date the Holder delivers the Cashless Exercise Form.

1.3.3 Such Warrant Shares shall not be deemed to have been issued, and any person so designated to be named therein shall not be deemed to have become or have any rights of a holder of record of such Warrant Shares, until all requirements set forth in Section 1.2 have been fully met by the Holder.

1.3.4 The certificate(s) (or book entry shares) representing the Warrant Shares acquired upon the exercise of this Warrant shall bear the restrictive legend substantially in the form set forth on Exhibit B hereto; provided that, upon the reasonable request of the Holder, at any time, and from time to time, when such legend is no longer required under the Securities Act or applicable state laws, the Company shall promptly remove such legend from any certificate (or book entry share) representing the Warrant Shares (or issue one or more new certificates or book entry shares representing such Warrant Shares, which certificate(s) or book entry share(s) shall not contain a legend).

1.3.5 The Company hereby represents and warrants that this Warrant, and any Warrant issued in substitution or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued, and any Common Shares issued upon the exercise of this Warrant in accordance with the provisions of Sections 1.2 will be duly authorized and validly issued, fully paid and non-assessable and free from all taxes, liens, encumbrances and charges (other than liens or charges created by the Holder or taxes in respect of any transfer of such Common Shares occurring contemporaneously herewith to a person other than the Holder). The Company agrees that the Warrant Shares so issued will be deemed to have been issued to the Holder (and the Holder shall be the legal and beneficial owner thereof) as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the register of members of the Company may then be closed or certificates or book entry shares representing such Warrant Shares may not be actually delivered on such date.

1.3.6 The Company will deliver a certified copy of director resolutions of the Company approving any actions taken by the Company pursuant to this Section 1.3, including the issue of the Warrant Shares.

1.4 Full or Partial Exercise. This Warrant shall be exercisable, at the election of the Holder, either in full or in part and, in the event that this Warrant is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Expiration Date, the Company shall promptly, and in no event later than two Trading Days after any exercise, issue a new Warrant, in a form substantially identical hereto, representing the remaining number of Warrant Shares after such exercise in the name of the Holder, upon the request of such Holder and against delivery of this Warrant.

1.5 Vesting. This Warrant shall vest and become exercisable on the Issue Date.

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2. Payment of Taxes. Issuance of the Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of the Warrant Shares, including any certificates relating thereto, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names (provided that the Holder has complied with the restrictions on transfer set forth herein and in the Investment Agreement) as may be directed by the Holder; provided that in the event the Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by a properly executed assignment in form attached as Exhibit C hereto; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

3. Mutilated, Missing or Lost Warrant. In the event that this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue and countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for its loss, theft or destruction, a new Warrant with identical terms, representing an equivalent number of Warrant Shares and dated the same date as this Warrant that was mutilated, lost, stolen or destroyed, but only upon receipt of evidence and indemnity or other security reasonably satisfactory to the Company of the loss, theft or destruction of this Warrant.

4. Reservation of Warrant Shares.

4.1 At all times prior to the Expiration Date, the Company shall at all times reserve and keep available out of its authorized but unissued Common Shares solely for the purpose of issuance upon the exercise of this Warrant, a number of Common Shares equal to the aggregate Warrant Shares issuable upon the exercise of this Warrant. The Company shall use commercially reasonable efforts to take all such actions as may be necessary to assure that all such Common Shares may be so issued without violating the Company’s governing documents, any agreements to which the Company is a party, any requirements of any national securities exchange upon which Common Shares may be listed or any applicable laws. The Company shall not take any action which would cause the number of authorized but unissued Common Shares to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants. The Company shall not amend or modify any provision of the Memorandum and Articles in any manner that would materially and adversely affect the powers, preferences or relative participating, optional or other special rights of the Common Shares in a manner which would disproportionately and adversely affect the rights of the Holder relative to other holders of Common Shares.

4.2 The Company covenants that it will take such actions as may be necessary or appropriate in order that all Warrant Shares issued upon exercise of this Warrant will, upon issuance in accordance with the terms of this Warrant, be fully paid and non-assessable, and free from any and all (i) security interests created by or imposed upon the Company and (ii) taxes, liens and charges with respect to the issuance thereof (other than liens or charges created by the Holder or taxes in respect of any transfer of such Common Shares occurring contemporaneously therewith to a person other than the Holder). If at any time prior to the Expiration Date the number and kind of authorized but unissued shares of the Company shall not be sufficient to permit exercise in full of this Warrant, the Company will as promptly as practicable take such corporate action necessary to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes. Without limiting the generality of the foregoing, the Company will not increase the stated or par value per share, if any, of the Common Shares above the Exercise Price per share in effect immediately prior to such increase in stated or par value. The Company shall procure the listing of any Warrant Shares issued upon exercise of this

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Warrant on the principal securities exchange on which the Common Shares are then listed or traded. The Company shall not, by amendment of the Memorandum and Articles, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith cooperate in the carrying out of all the provisions of this Warrant.

5. Fractional Shares. No fractional Warrant Shares, or scrip for any such fractional Warrant Shares, shall be issued upon the exercise of this Warrant. If any fraction of a share of Common Shares would, except for the provisions of this Section 5, be issuable on the exercise of any Warrant, the Company may, at its election, either make a cash payment equal to the Market Price of the Common Shares less the Exercise Price for such fractional share or round up to the next whole share.

6. Anti-dilution Adjustments and Other Rights. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

6.1 Adjustment to Exercise Price. Upon any adjustment to the number of Warrant Shares for which this Warrant is exercisable pursuant to Sections 6.2. 6.3, 6.4, 6.5 and 6.6, the Exercise Price shall immediately be adjusted to equal the quotient obtained by dividing (i) the aggregate Exercise Price of the maximum number of Warrant Shares for which this Warrant was exercisable in each case immediately prior to such adjustment by (ii) the number of Warrant Shares for which this Warrant is exercisable immediately after such adjustment; provided, however, that the Exercise Price with respect to the new number of Warrant Shares for which this Warrant is exercisable resulting from any such adjustment shall not be less than $0.01 per share.

6.2 Share Dividend or Division. If the Company issues Common Shares as a dividend or distribution on all or substantially all Common Shares, or effects a division or combination, or shall increase or decrease the number of Common Shares outstanding by reclassification of its Common Shares, then in each case, the number of Warrant Shares for which this Warrant is exercisable will be adjusted based on the following formula:

NS’ = NS0 x	OS’
OS0

where,

NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after such adjustment

NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to such adjustment

OS’	=	the number of Common Shares outstanding immediately after the close of business on the record date for such dividend or distribution or the effective date of such division or combination

OS0	=	the number of Common Shares outstanding immediately prior to the close of business on the record date for such dividend or distribution or the effective date of such subdivision, share split, share combination or reverse splitting.

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Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the record date fixed for such dividend distribution or the effective date of such division or combination. If any such event is announced or declared but does not occur, the number of Warrant Shares for which this Warrant is exercisable shall again be adjusted to the number of Warrant Shares for which this Warrant is exercisable that would then be in effect if such event had not been declared (and the Exercise Price also correspondingly readjusted).

6.3 Rights or Warrants. If the Company issues to all or substantially all holders of its Common Shares, any rights or warrants entitling them to subscribe for or purchase Common Shares, for a period expiring 45 days or less from the date of issuance thereof and subject to the last paragraph of this Section 6.3, at a price per share less than the Market Price per share of Common Shares on the Business Day immediately preceding the date of announcement of such issuance, the number of Warrant Shares for which this Warrant is exercisable will be adjusted based on the following formula:

NS’ = NS0 x	OS0 + X
OS0 + Y

where,

NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after such adjustment

NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to such adjustment

OS0	=	the number of Common Shares outstanding immediately prior to the close of business on the date of announcement of such issuance

X	=	the total number of Common Shares issuable pursuant to such rights (or warrants)

Y	=	the number of Common Shares equal to the aggregate price payable to exercise such rights (or warrants) divided by the Market Price per Common Share on the Business Day immediately preceding the date of announcement.

Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the record date for such issuance. To the extent that Common Shares are not delivered upon or before the expiration of such rights or warrants, the number of Warrant Shares for which this Warrant is exercisable shall again be adjusted to the number of Common Shares for which this Warrant is exercisable that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Common Shares actually delivered (and the Exercise Price also correspondingly readjusted). If such rights or warrants are not so issued, the number of Warrant Shares for which this Warrant is exercisable shall again be adjusted to be the number of Warrant Shares for which this Warrant is exercisable that would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed (and the Exercise Price also correspondingly readjusted). No adjustment shall be made pursuant to this Section 6.3 which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of this

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Warrant. In determining whether any rights or warrants entitle the holders of the Company’s Common Shares to subscribe for or purchase Common Shares at less than such Market Price, and in determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

In the event the Company adopts or implements a shareholder rights agreement (a “Shareholder Rights Plan”) pursuant to which rights (“Rights”) are distributed to the holders of Common Shares of the Company and such Shareholder Rights Plan provides that each Warrant Share issued upon exercise of this Warrant at any time prior to the distribution of separate certificates (or book entry Rights) representing such Rights will be entitled to receive such Rights, then there shall not be any adjustment to the exercise right or Exercise Price at any time prior to the distribution of separate certificates (or book entry Rights) representing such Rights. If, however, prior to any exercise of this Warrant, the Rights have separated from the Common Shares, the exercise right and Exercise Price shall be adjusted at the time of separation as described in Section 6.3(a); provided that no adjustment shall be made pursuant to this Section 6 in respect of such Rights with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such Shareholder Rights Plan or with respect to any direct or indirect transferee of such Holder who receives this Warrant in such transfer after the time such Holder becomes, or its affiliate or associate becomes, such an “acquiring person”. To the extent such Rights are not exercised prior to their expiration, termination or redemption, the number of Warrant Shares for which this Warrant is exercisable shall again be adjusted to be the number of Warrant Shares for which this Warrant is exercisable that would then be in effect if such prior adjustment had been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of Common Shares actually issued pursuant to such Rights (and the Exercise Price also correspondingly readjusted).

6.4 Other Distributions. If the Company fixes a record date for the making of any distribution of shares, other securities, evidences of indebtedness or other assets or property of the Company to all or substantially all holders of the Common Shares, excluding:

(i) dividends or distributions and rights or warrants referred to in Section 6.2 or Section 6.3;

(ii) dividends or distributions paid exclusively in cash referred to in Section 6.5; and

(iii) a Spin-Off (as defined below);

then the number of Warrant Shares for which this Warrant is exercisable will be adjusted based on the following formula:

NS’ = NS0 x	SP0
SP0 - FMV

where,

NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after such adjustment

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NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to such adjustment

SP0	=	the Market Price per Common Share on the last Trading Day immediately preceding the first date on which the Common Shares trade regular way without the right to receive such distribution

FMV	=	the fair market value (as determined in good faith by the Board) of the shares of capital stock, other securities, evidences of indebtedness, assets or property distributed with respect to each outstanding Common Share on the record date for such distribution; provided that if FMV is equal to or greater than SP0, then in lieu of the foregoing adjustment, the Company shall distribute to the Holder on the date the applicable shares, other securities, evidences of indebtedness or other assets or property are distributed to holders of Common Shares, but without requiring the Holder to exercise this Warrant, the amount of shares, other securities, evidences of indebtedness or other assets or property that the Holder would have received had the Holder exercised this Warrant prior to the date of such distribution

.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the record date fixed for the determination of shareholders entitled to receive such distribution. Such adjustment shall be made successively whenever such a record date is fixed with respect to a subsequent event.

With respect to an adjustment pursuant to this Section 6.4 where there has been a payment of a dividend or other distribution on the Common Shares or shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, whether by means of a spin-off, split-off, redemption, reclassification, exchange, share dividend, share distribution, rights offering or similar transaction (a “Spin-Off”), the number of Warrant Shares for which this Warrant is exercisable in effect immediately before 5:00 p.m., New York City time, on the record date fixed for determination of shareholders entitled to receive the distribution will be increased based on the following formula, rather than the formula set forth in the first paragraph of this Section 6.4:

NS’ = NS0 x	FMV0 + MP0
MP0

where,

NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after such distribution

NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to such distribution

FMV0	=	the average of the Market Prices of the capital stock or similar equity interest distributed to holders of Common Shares applicable to one share of such stock or equity interest over the first ten consecutive Trading Day period commencing with, and including, the effective date of the Spin-Off

MP0	=	the average of the Market Price of the Common Shares over the first ten consecutive Trading Day period commencing on, and including, the effective date of the Spin-Off.

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Such adjustment shall occur immediately following 5:00 p.m., New York City time, on the tenth consecutive Trading Day from, and including, the effective date of the Spin-Off. If an adjustment is required under this Section 6.4 with respect to a Spin-Off, delivery of any additional Common Shares that may be deliverable upon exercise of this Warrant as a result of an adjustment required under this Section 6.4 for a Spin-Off shall be delayed to the extent necessary in order to complete the applicable calculations provided for in this Section 6.4.

6.5 Cash Dividend. If the Company makes any cash dividend (excluding any cash distributions in connection with the Company’s liquidation, dissolution or winding up) or distribution during any quarterly fiscal period to all or substantially all holders of Common Shares, the number of Common Shares for which this Warrant is exercisable will be adjusted based on the following formula:

NS’ = NS0 x	SP0
SP0 - C

where,

NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after the record date for such dividend or distribution

NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to the record date for such dividend or distribution

SP0	=	the Market Price per Common Share on the last Trading Day immediately preceding the first date on which the Common Shares trade regular way without the right to receive such dividend or distribution

C	=	the amount in cash per share the Company distributes to holders of Common Shares; provided, that if C is equal to or greater than SP0, then in lieu of the foregoing adjustment, the Company shall pay to the Holder on the date the applicable cash dividend or distribution is made to holders of Common Shares, but without requiring the Holder to exercise this Warrant, the amount of cash the Holder would have received if the Holder exercised this Warrant prior to the record date for such dividend or distribution.

Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution. If any cash dividend or distribution is declared but not so paid, the number of Warrant Shares for which this Warrant is exercisable shall again be adjusted to the number of Warrant Shares for which this Warrant is exercisable that would then be in effect if such dividend or distribution had not been declared (and the Exercise Price also correspondingly readjusted). No adjustment shall be made pursuant to this Section 6.5 which shall have the effect of decreasing the number of Warrant Shares issuable upon exercise of this Warrant.

6.6 Tender or Exchange Offer: The Company or one or more of its subsidiaries purchases Common Shares pursuant to a tender offer or exchange offer (other than an exchange offer that is subject to Section 6.4 by the Company or a subsidiary of the Company for all or any portion of the Common Shares, or otherwise acquires Common Shares (except (1) in an open market purchase in

11

compliance with Rule 10b-18 promulgated under the Exchange Act, (2) through an “accelerated share repurchase” on customary terms or (3) in connection with tax withholding upon vesting or settlement of options, restricted stock units, performance share units or other similar equity awards or upon forfeiture or cashless exercise of options or other equity awards) (a “Covered Repurchase”), if the cash and value of any other consideration included in the payment per Common Share validly tendered, exchanged or otherwise acquired through a Covered Repurchase exceeds the arithmetic average of the VWAP per Common Share for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) or Common Shares are otherwise acquired through a Covered Repurchase (the “Offer Expiration Date”), in which the number of Common Shares for which this Warrant is exercisable will be adjusted based on the following formula:

NS’ = NS0 x	FMV + (SP1 x OS1)
(SP1 x OS0)

NS’	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately after the close of business on the Offer Expiration Date

NS0	=	the number of Warrant Shares for which this Warrant is exercisable in effect immediately prior to the close of business on the Offer Expiration Date

FMV	=	the Fair Market Value, on the Offer Expiration Date, of all cash and any other consideration paid or payable for all shares validly tendered or exchanged and not withdrawn, or otherwise acquired through a Covered Repurchase, as of the Offer Expiration Date

OS0	=	the number of Common Shares outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (including the shares to be purchased in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase

OS1	=	the number of Common Shares outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase of shares in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase

SP1	=	the arithmetic average of the VWAP per Common Share for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the Offer Expiration Date

Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the Offer Expiration Date. If an adjustment is required under this Section 6.6, delivery of any additional Common Shares that may be deliverable upon conversion as a result of an adjustment required under this Section 6.6 shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 6.6.

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In the event that the Company or any of its subsidiaries is obligated to purchase Common Shares pursuant to any such tender offer or other commitment to acquire Common Shares through a Covered Repurchase but is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the number of Warrant Shares for which this Warrant is exercisable shall be readjusted to be the number of Warrant Shares that would have been then in effect if such tender offer, exchange offer or Covered Repurchase had not been made.

6.7 No Adjustment if Participating. Notwithstanding the foregoing provisions of this Section 6, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a Holder to exercise, for any distribution described therein if the Holder will otherwise participate in the distribution with respect to its Warrant Shares without exercise of this Warrant (without giving effect to any separate exercise of preemptive rights).

6.8 Income Tax Adjustment. The Company may (but is not required to) make such decreases in the Exercise Price and increases in the number of Warrant Shares for which this Warrant is exercisable, in addition to those required by Sections 6.1 through 6.6, as the Board determines is consistent with the principles of Treasury Regulations Section 1.305-3 and considers to be advisable to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares in connection with a dividend or distribution of shares (or rights to acquire shares) or any similar event treated as such for income tax purposes.

6.9 No Adjustment. No adjustment to the Exercise Price or the number of Warrant Shares for which this Warrant is exercisable need be made:

6.9.1 upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Shares under any plan;

6.9.2 upon the issuance of any Common Shares or options or rights to purchase Common Shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

6.9.3 upon the issuance of any Common Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in Section 6.2 and outstanding as of the date this Warrant was first issued or which has otherwise already given rise to an adjustment hereunder at the time such option, warrant right, or exercise, exchangeable or convertible security was issued; or

6.9.4 for a change in the par value of the Common Shares, if any.

6.10 Calculations. All adjustments made to the Exercise Price pursuant to this Section 6 shall be calculated to the nearest cent ($0.01), and all adjustments made to the Warrant Shares issuable upon exercise of each Warrant pursuant to this Section 6 shall be calculated to the nearest one-ten thousandth of a Warrant Share (0.0001). Except as described in this Section 6, the Company will not adjust the Exercise Price and the number of Warrant Shares for which this Warrant is exercisable.

No adjustments of the Exercise Price or the number of Warrant Shares issuable upon the exercise of this Warrant that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 0.1% the Exercise Price or the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment.

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6.11 Adjustment Event. In any case in which this Section 6 provides that an adjustment shall become effective immediately after (i) a record date or record date for an event, (ii) the date fixed for the determination of shareholders entitled to receive a dividend or distribution pursuant to this Section 6 or (iii) a date fixed for the determination of shareholders entitled to receive rights or warrants pursuant to this Section 6 (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (x) issuing to the Holder of any Warrant exercised after such Determination Date and before the occurrence of such Adjustment Event, the additional Common Shares or other securities issuable upon such exercise by reason of the adjustment required by such Adjustment Event over and above the Common Shares issuable upon such exercise before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fractional share pursuant to Section 5. For purposes of this Section 6, the term “Adjustment Event” shall mean:

(A) in any case referred to in clause (i) hereof, the occurrence of such event,

(B) in any case referred to in clause (ii) hereof, the date any such dividend or distribution is paid or made, and

(C) in any case referred to in clause (iii) hereof, the date of expiration of such rights or warrants.

6.12 Number of Shares Outstanding. For purposes of this Section 6, the number of Common Shares at any time outstanding shall not include shares held as treasury shares by the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

6.13 Successive Adjustments. Successive adjustments in the Exercise Price and the number of Warrant Shares for which this Warrant is exercisable shall be made, without duplication, whenever any event specified in this Section 6 shall occur.

6.14 Voluntary Adjustment by the Company. In addition to any adjustments required pursuant to this Section 6, the Company may at its option, at any time during the term of this Warrant, reduce the then current Exercise Price or increase the number of Warrant Shares for which this Warrant may be exercised to any amount deemed appropriate by the Board; provided, however, that if the Company elects to make such adjustment, such adjustment will remain in effect for at least a 7-day period, after which time the Company may, at its option, reinstate the Exercise Price or number of Warrant Shares in effect prior to such reduction, subject to any interim adjustments pursuant to this Section 6.

7. Liquidity Event. Any Change of Control (as defined in Schedule 1 to the Memorandum and Articles) or any other recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction, which, in each case, is effected in such a way that all of the holders of Common Shares are entitled to receive (either directly or upon subsequent related dividend, distribution or liquidation) cash, stock, securities or assets (or a combination of the foregoing) with respect to or in exchange for Common Shares (other than a transaction that triggers an adjustment pursuant to Section 6) is referred to herein (together with any such Change of Control) as a “Liquidity Event.” In connection with any Liquidity Event, each Holder shall have the right to acquire and receive, upon exercise of any Warrants, such cash, shares, securities or other assets or property as would have been issued or payable in such Liquidity Event (as if such Holder had exercised such Warrant immediately prior to such Liquidity Event) with respect to or in exchange, as applicable, for the number of Warrant Shares that would have been issued upon exercise of such Warrants, if such Warrants had been exercised immediately prior to the occurrence of such Liquidity Event, and in any such case, if applicable, the provisions set forth herein with respect to the rights and interests thereafter of the Holder

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shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise this Warrant in exchange for any shares, securities or other assets or property pursuant to this paragraph. In determining the kind and amount of shares, securities or other assets or property receivable upon exercise of this Warrant upon and following adjustment pursuant to this Section 7, if the holders of Common Shares have the right to elect the kind or amount of consideration receivable upon consummation of such Liquidity Event, then the kind and amount of shares, securities or other assets or property receivable upon exercise of this Warrant shall be in the same proportion as the weighted average of the types and amounts of consideration received by the holders of Common Shares. The Company shall not effect any Liquidity Event unless simultaneously with the consummation thereof, the surviving or resulting Person (if other than the Company), or the acquirer, in the case of a sale of all or substantially all of the Company’s assets, resulting from such Liquidity Event shall assume in all material respects (including with respect to the provisions of Section 6 and this Section 7), the obligation to deliver to the Holder such cash, shares, securities or other assets or property which, in accordance with the foregoing provision, the Holder shall be entitled to receive upon exercise of the Warrants.

Notwithstanding anything else to the contrary in this Warrant, in the event of a Liquidity Event in which the Common Shares are converted into solely the right to receive cash upon the consummation of such Liquidity Event, if this Warrant has not previously been exercised in full on a date occurring before the third (3rd) Business Day prior to the consummation of such Liquidity Event, any unexercised portion of this Warrant shall be deemed exercised in full, without the delivery of any notice of exercise or any other action by or on behalf of the Holder, effective immediately prior to the consummation of such Liquidity Event and the Holder shall be entitled to receive cash in an amount equal to the amount of cash payable in such Liquidity Event in respect of a number of Common Shares equal to the number of Warrant Shares that would be deliverable upon an exercise of this Warrant in full immediately prior to consummation of such Liquidity Event pursuant to Section 1.2.2 of the unexercised portion of this Warrant, where the Market Price of one (1) Common Share in such an exercise is deemed for these purposes to be the cash payable in respect of one (1) Common Share in such Liquidity Event; provided that, for the avoidance of doubt, if the cash payable in respect of one (1) Common Share in such Liquidity Event in which the Common Shares are converted into solely the right to receive cash upon the consummation of such Liquidity Event is less than the then-applicable Exercise Price, then upon consummation of such Liquidity Event, the unexercised portion of this Warrant shall be cancelled for no consideration.

The provisions of this Section 7 shall similarly apply to successive Liquidity Events.

8. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (A) on the date of delivery if delivered personally, or by facsimile or electronic transmission, upon confirmation of receipt, or (B) on the second (2nd) Business Day following the date of dispatch if delivered by a recognized next day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the Holder to the Company, or the Company to the Holder, as applicable, to receive such notice.

If to the Company, to:

Despegar.com, Corp.

Av. Jujuy 2013, Ciudad Autónoma de Buenos Aires, Argentina

Attn: Mariano Scagliarini, General Counsel

Email: mariano.scagliarini@despegar.com

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with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn: Juan Francisco Mendez

Phone: (212) 455-2000

Fax: (212) 455-2000

Email: jmendez@stblaw.com

If to the Holder, to:

c/o Catterton Management Company, LLC

599 West Putnam Avenue

Greenwich, CT 06830

Attn: Shari Miller

Email: shari.miller@lcatterton.com

With a copy to:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Attn: Daniel Forman

Lily Desmond

Fax: (212) 969-2900

Email: dforman@proskauer.com

   ldesmond@proskauer.com

8.1 Notice of Adjustment. Whenever the Exercise Price or the number of Warrant Shares and other property, if any, issuable upon the exercise of the Warrants is adjusted, as herein provided, the Company shall deliver to the Holders a certificate of its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants after giving effect to such adjustment. Notwithstanding the foregoing, if the Holder objects to the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants (after giving effect to the proposed adjustment) set forth in the certificate provided by the Company’s Chief Financial Officer, the Company shall promptly obtain a certificate of an Independent Financial Expert appointed and compensated by the Company for such purpose setting forth the same information and detail as required in the immediately preceding sentence, and such certificate shall be used for the basis to effect the applicable adjustment to the Exercise Price and the number of Warrant Shares issuable upon exercise of the Warrants.

8.2 Notice of Certain Transactions. In the event the Company shall propose to (i) distribute any dividend or other distribution to all holders of its Common Shares or options, warrants or other rights to receive such dividend or distribution, (ii) offer to all holders of its Common Shares rights to subscribe for or to purchase any securities convertible into Common Shares or shares of stock of any class or any other securities, rights or options, (iii) effect any capital reorganization, reclassification, consolidation or merger, (iv) effect the dissolution, liquidation or winding-up of the Company or (v) make a tender offer or exchange offer with respect to the Common Shares, in each case, in which the Holder will not otherwise participate with respect to its Warrant Shares without exercise of this Warrant, the Company shall, at least ten (10) days prior to the taking of such proposed action, send to the Holder a notice of such

16

proposed action or offer, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Shares, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Common Shares and on the number and kind of any other shares of stock and on property, if any, and the number of Common Shares and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any such adjustment pursuant to Section 6 which will be required as a result of such action.

9. Transfer of Warrant and Warrant Shares.

9.1 Until such time as set forth in Section 1.3, the certificate or certificates (or book entry shares) representing the Warrant Shares acquired upon the exercise of this Warrant shall bear the restrictive legend substantially in the form set forth on Exhibit B hereto.

9.2 Subject to the provisions of Section 9.1, the Holder may sell, assign, transfer, pledge or dispose of all or any portion of this Warrant at any time or from time to time, subject to any applicable restrictions on transfer by the Holder in the Investment Agreement. In connection with any transfer of all or any portion of this Warrant, the Holder must provide an assignment form substantially in the form attached hereto as Exhibit C duly completed and executed by the Holder or any such subsequent Holder, as applicable, and the proposed transferee must consent in writing to be bound by the terms and conditions of this Warrant and shall become a “Holder” hereunder. Any transfer of all or any portion of this Warrant shall also be subject to the Securities Act and other applicable federal or state securities or blue sky laws. Upon any transfer of this Warrant in full, the Holder shall be required to physically surrender this Warrant to the Company within three (3) Business Days of the date the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. This Warrant or any portion thereof shall not be sold, assigned, transferred, pledged or disposed of in violation of the Securities Act, federal or state securities laws or the Memorandum and Articles. Any purported transfer of this Warrant or any portion thereof in violation of this Section 9 or, if applicable, the Investment Agreement shall be void ab initio.

The Company shall register this Warrant upon records to be maintained by or on behalf of the Company for that purpose in the name of the record Holder hereof from time to time. Absent manifest error or actual notice to the contrary, the Company may deem and treat the Holder of this Warrant so registered as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes.

10. Tax Treatment of Warrant. The Holder and the Company agree to treat the Warrant Shares issuable under this Warrant as outstanding as of the Issue Date for all U.S. tax purposes, and neither the Holder nor the Company shall take any position inconsistent with such treatment in any tax returns or in any judicial or administrative proceeding in respect of taxes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar or corresponding provision of state, local or non-U.S. law).

11. Registration Rights. The Holder of this Warrant shall have such registration rights for the Warrant Shares as provided in the Registration Rights Agreement.

12. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any of the rights as a member of the Company prior to the exercise of this Warrant, including, without limitation, the right to receive dividends or other distributions, exercise any rights to vote or to consent or to receive notice as a member in respect of the meetings of members or the election of directors of the

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Company or any other matter. No provision thereof and no mere enumeration therein of the rights or privileges of any Holder shall give rise to any liability of such Holder for the Exercise Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

13. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and permitted assigns.

14. Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of law principles that would result in the application of the law of any other jurisdiction. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the Borough of Manhattan in New York City, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any such court over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such courts or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

15. Waiver of Jury Trial. THE PARTIES TO THIS WARRANT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS WARRANT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS WARRANT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS WARRANT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS WARRANT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS WARRANT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

16. Severability. In the event that one or more of the provisions of this Warrant shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Warrant, but this Warrant shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

17. Amendment. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of (i) the Company and (ii) the holders of a majority-in-interest of the Warrants issued pursuant to the Investment Agreement; provided, however, that the prior written consent of the Holder, if the Holder is LCLA Daylight LP, shall be required for any amendment of this Warrant.

18. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

19. Counterparts. This Warrant may be executed in any number of original, facsimile or PDF counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have each caused this warrant to be duly executed as of the date first written above.

DESPEGAR.COM, CORP.

By:
Name:
Title:

[Signature Page to Penny Warrant of Despegar.com]

LCLA DAYLIGHT LP
By:

By:
Name:
Title:

[Signature Page to Penny Warrant of Despegar.com]

EXHIBIT A-1

PURCHASE FORM

To:_________________	Dated:______________

The undersigned hereby irrevocably elects to subscribe for and purchase ________________ Common Shares of Despegar.com, Corp., a BVI business company, pursuant to the purchase provisions of Section 1.2.1 of the attached Warrant and herewith makes payment of $____________, representing the full purchase price for such shares at the price per share provided for in the Warrant.

Please issue the applicable number of Warrant Shares issuable pursuant to the Warrant in the name of the undersigned:

☐	via book-entry transfer;

☐	in the form of certificates in the name of the Holder;

If said number of Common Shares shall not be all the Common Shares issuable upon exercise of the attached Warrant, pursuant to Section 1.4 of the Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such Common Shares.

Signature:

Address:

EXHIBIT A-2

CASHLESS EXERCISE FORM

To:_________________	Dated:______________

The undersigned hereby irrevocably elects to purchase ________________ Common Shares of Despegar.com, Corp., a BVI business company, pursuant to the cashless exercise provisions of Section 1.2.2 of the attached Warrant, which is tendered herewith.

Please issue the applicable number of Warrant Shares issuable pursuant to the Warrant in the name of the undersigned:

☐	via book-entry transfer;

☐	in the form of certificates in the name of the Holder;

If said number of Common Shares shall not be all the Common Shares issuable upon exercise of the attached Warrant, pursuant to Section 1.4 of the Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such Common Shares.

Signature:

Address:

EXHIBIT B

FORM OF RESTRICTIVE LEGEND

THE OFFER AND SALE OF THE SECURITIES (INCLUDING THE COMMON SHARES WHICH MAY BE PURCHASED HEREUNDER) REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES (INCLUDING THE COMMON SHARES WHICH MAY BE PURCHASED HEREUNDER) REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF AUGUST 20, 2020, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.

EXHIBIT C

ASSIGNMENT FORM

FOR VALUE RECEIVED, ________________________________________ (the “Holder”) hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

(the “Assignee”)

HOLDER

Dated:_______________________

Signature:____________________

Dated:_______________________

Witness:_____________________

By signing below, the Assignee acknowledges that it qualifies as an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended.

ASSIGNEE

Dated:_______________________

Signature:____________________

Dated:_______________________

Witness:_____________________

Annex III

Form of the Registration Rights Agreement

Form of Registration Rights Agreement

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [•], 2020 by and among Despegar.com, Corp, a business company incorporated in the British Virgin Islands with company number 1936519 and whose registered office is at Commerce House, Wickhams Cay 1, P.O. Box 3140, Road Town, Tortola, British Virgin Islands VG1110 (the “Company”), and the person and entities listed as “Holders” on the signature pages hereto (each, a Holder and, collectively, the “Holders”).

RECITALS

WHEREAS, the Company has entered into an Investment Agreement, dated as of August 20, 2020 (as may be amended from time to time, the “Investment Agreement”), with each of the Holders, pursuant to which the Company has sold to the Holders, and the Holders have purchased from the Company, an aggregate of 150,000 Series A Preferred Shares of the Company and warrants entitling the Holders to purchase up to 11,000,000 shares of the Company’s ordinary shares, no par value (“Common Shares”), exercisable at a price per share of US$0.01 (the “Warrants”).

WHEREAS, as agreed under the Investment Agreement, the Company and the Holders will enter into this Agreement for the purpose of granting certain registration rights to the Holders.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Holders agree as follows:

1. Definitions.

1.1 Defined Terms. Capitalized terms used, but not defined elsewhere in this Agreement, will have the meanings set forth in this Section 1.1 for all purposes of this Agreement.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided that (i) the Company and its Affiliates shall not be deemed to be Affiliates of any Holder or any of its Affiliates, and (ii) portfolio companies of any Holder or any Affiliate thereof shall not be deemed to be Affiliates of any Holder solely to the extent that any such portfolio company has not received any Confidential Information (as defined in the Confidentiality Agreement between the Company and the Holders) pertaining to the Company from any holder (provided that no Person will be deemed to be in receipt of any Confidential Information solely because any such person serves as a director, officer or employee of such portfolio company). For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

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“Board of Directors” or “Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or in the British Virgin Islands are authorized or required by Law to be closed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form F-3” and “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.10 hereof.

“Law” means any federal, state, local, municipal or foreign law (including common law) statute, constitution, code, ordinance, rule, regulation or other requirement or guideline, or any award, decision, decree, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Body.

“Liquidation Event” shall include (A) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets, (B) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold more than 50% of the voting or economic power of the outstanding capital stock of the Company (or the surviving or acquiring entity), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) would own more than 50% of voting or economic power of the outstanding capital stock of the Company (or the surviving or acquiring entity) or (D) a liquidation, dissolution or winding up of the Company; provided that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in the same proportions by the Persons who held the Company’s securities immediately prior to such transaction.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Body.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

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“Registrable Securities” means (i) the Common Shares issued to the Holders upon the exercise of the Warrants, and (ii) any Common Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above. The number of shares of Registrable Securities outstanding shall be determined by the number of Common Shares outstanding that are, and the number of Common Shares issuable pursuant to then exercisable or convertible securities that are, Registrable Securities; provided that any such Registrable Securities shall cease to be Registrable Securities to the extent: (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities then owned by a Holder and its Affiliates could be sold in their entirety pursuant to Rule 144 without restriction as to volume or manner of sale during any three-month period, (iii) such Registrable Securities are otherwise transferred, in a transaction in which the Holder’s rights under Section 2 hereof are not assigned; or (iv) the Registrable Securities have ceased to be outstanding

“Representative” means, with respect to any Person, its directors, officers, partners, managers, members, shareholders, employees, independent contractors, agents, advisors (including accountants and financial and legal advisors) and other representatives.

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiaries” means, with respect to any Person, any Person of which the first Person (either alone or through or together with any other Subsidiary) either (a) has ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions or (b) owns 50% or more of the outstanding equity interests. Unless otherwise required by the context, “Subsidiary” shall refer to a Subsidiary of the Company.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Request for Registration.

(a) Subject to the conditions of this Section 2.1, if the Company shall receive at any time after September [•], 2022, a written request from a majority in interest of the Holders of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $25,000,000 (a “Demand Registration”), then the Company shall, within twenty (20) days of the receipt thereof, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered. The parties acknowledge that, if the Company receives such written request, it shall notify the holders of any other securities of the Company entitled to any applicable registration rights.

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(b) If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice referred to in Section 2.1(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by the Holders) to the extent provided herein. The Holders initiating such registration shall select the underwriter or underwriters (which underwriter or underwriters shall be reasonably acceptable to the Company) and shall determine the pricing of the Registrable Securities offered pursuant to any registration statement in connection with the Holders’ demand, applicable underwriting discount and other financial terms (including the material terms of the applicable underwriting agreement) and determine the timing of any such registration and sale. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form. Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Holders of Registrable Securities that may be included in the underwriting shall be allocated: (i) first, to Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, that are requested to be included in such registration, pro rata on the basis of the relative number of Registrable Securities owned at such time by each Holder seeking to participate in the registration; and (ii) second, after all such securities requested to be included in clause (i) are included, the shares of the Company that can be sold without having the adverse effect referred to above. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 2.1:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act; or

(iii) after the Company has effected three registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective; or

(iv) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 2.2 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(v) if the Holders propose to dispose of Registrable Securities that may be or have been registered on Form S-3 or Form F-3 pursuant to Section 2.3 hereof; or

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(vi) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.1 a certificate signed by an executive officer of the Company stating that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company and its Shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other shareholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization, merger or acquisition or transaction under Rule 145 of the Securities Act, or a registration in which the only Common Shares being registered is Common Shares issuable upon conversion of debt securities).

(d) Each Holder shall keep confidential the fact that a notice for Demand Registration was made and, if applicable, that the Company suspended a Demand Registration pursuant to clause (c) above and the contents of the certificate referred to in clause (c)(iv) above, if any, unless and until otherwise notified by the Company, except (A) for disclosure to such Holder’s directors, officers, employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Common Shares and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries, (D) as required by law, rule or regulation, provided that the Holder takes commercially reasonable efforts to limit such disclosure and gives prior written notice to the Company of such requirement and the contents of the proposed disclosure to the extent it is permitted to do so under applicable Law, and (E) for disclosure to any other Holder.

2.2 Piggyback Registration.

(a) If, following September [•], 2022 (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities (other than a registration statement pursuant to Section 2.3 (or any other shelf registration statement filed by the Company on behalf of any other holder of securities of the company pursuant to a registration rights agreement), registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization, merger or acquisition or transaction under Rule 145 of the Securities Act, or a registration in which the only Common Shares being registered is Common Shares issuable upon conversion of debt securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.7, the Company shall, subject to the provisions of Section 2.2(c) and subject to applicable Law, use all commercially reasonable efforts to cause to be registered under the Securities Act (and make any applicable qualification under any state Blue Sky laws) all of the Registrable Securities that each such Holder requests to be registered.

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(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company, the Company shall not be required under this Section 2.2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other Persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by the Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the securities requested to be registered can be included in such offering, then the aggregate number of securities to be included in such offering shall be: (i) first, all of the securities that the Company proposes to sell, and (ii) second, the number of Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration that, that, in the good-faith opinion of such managing underwriter or underwriters, can be sold without exceeding the maximum offering size.

2.3 Form S-3 or Form F-3 Registration. In case the Company shall receive at any time from the Holders of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 or Form F-3 pursuant to Rule 415 promulgated under the Securities Act (or any successor rule) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, provided that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3:

(i) if the Company is not eligible to file a shelf registration statement on Form S-3 or Form F-3 pursuant to Rule 415 of the Securities Act (or any successor rule);

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration that propose to register Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than US$25,000,000;

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(iii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.3 a certificate signed by an executive officer of the Company stating that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided, further that the Company shall not register any securities for the account of itself or any other shareholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization, merger or acquisition or transaction under Rule 145 of the Securities Act, or a registration in which the only Common Shares being registered is Common Shares issuable upon conversion of debt securities);

(iv) if the Company has already effected three shelf registrations on Form S-3 or Form F-3 for any Holders pursuant to this Section 2.3; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(b) If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.3(a). The provisions of Section 2.1(b) shall be applicable to such request (with the substitution of Section 2.3 for references to Section 2.1).

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration effected pursuant to Section 2.1.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall use its commercially reasonable efforts to, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective within seventy-five (75) days after the initial filing thereof with the SEC, and, upon the request of the Holders of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred and eighty (180) days or, if earlier, until the distribution contemplated in the registration statement has been completed;

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(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) provide the Holders and their respective counsel with a reasonable opportunity to review and comment on such registration statement and each prospectus included therein (and each amendment or supplement thereto) prior to filing with the SEC, as well as any related correspondence responding to comments from the SEC;

(d) furnish to the Holders, without charge, such number of copies of a prospectus, including a preliminary prospectus and any free writing prospectus, in conformity with the requirements of the Securities Act, including any amendments or supplements thereto, and other documents incident thereto, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(e) use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(g) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any Holder, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus or free writing prospectus (to the extent prepared by or on behalf of the Company) as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(h) notify each Holder and its counsel of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose and take all reasonable action required to prevent the entry of such stop order or similar notice or to remove it if entered;

(i) cause all such Registrable Securities registered pursuant to this Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

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(j) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Section 2, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Board of Directors shall determine in their good faith judgment that any such filing or the sale of any securities pursuant to such registration statement would:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, sale, merger, corporate reorganization or other similar transaction involving the Company for which the Board of Directors has authorized negotiations;

(ii) materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its shareholders; provided that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or Affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2.4, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended. Each Holder shall keep confidential the fact that a the Company has suspended the effectiveness of any registration statement unless and until otherwise notified by the Company, except (A) for disclosure to such Holder’s directors, officers, employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Common Shares and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries, (D) as required by law, rule or regulation, provided that the Holder takes commercially reasonable efforts to limit such disclosure and gives prior written notice to the Company of such requirement and the contents of the proposed disclosure to the extent it is permitted to do so under applicable Law, and (E) for disclosure to any other Holder.

2.5 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

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2.6 Expenses of Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2.1, 2.2 and 2.3, including (without limitation) (i) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and (ii) the reasonable fees and disbursements of one U.S. securities counsel and one local counsel for the selling Holders up to a maximum amount of $50,000, shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 2.1, the Holders of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1 and provided that, if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 2.1 and 2.3.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and shareholders of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any expenses, losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, insofar as such expenses, losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, and the Company will reimburse each such Holder, each of its officers, directors, partners, underwriter, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending

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any such loss, claim, damage, liability or action as such expenses are incurred; provided that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling Person or other aforementioned Person; provided further that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter or other aforementioned Person, or any Person controlling such Holder or underwriter, from whom the Person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or underwriter or other aforementioned Person to such Person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such Person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 2.8(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 2.8(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense

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thereof with counsel mutually satisfactory to the parties; provided that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.8, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 2.8 isheld by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 2.8(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2.

2.9 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form F-3, the Company agrees to use commercially reasonable efforts to:

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(a) make and keep public information available, as those terms are understood and defined in Rule 144, from and after the date hereof;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.10 Assignment of Registration Rights. (a) The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to (i) a Person that is a “Permitted Transferee” (as defined in the Investment Agreement), or to (ii) any other Person who purchases all Registrable Securities held by the Holder and is an Affiliate of the Company or becomes one as a result of such purchase, provided, in each case,: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. The Company may assign its rights and obligations under this agreement to any successor entity.

(b) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other Person subject to the restriction contained in this Section 2.12):

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF AUGUST 20, 2020, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

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2.11 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2 (i) after September [•], 2030, (ii) as to such Holder, such earlier time at which (A) all of the Registrable Securities held by such Holder have been registered or (B) all of the Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration under Rule 144 or (iii) after the consummation of a Liquidation Event.

3. Miscellaneous.

3.1 Amendments; Waivers. Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects only by written agreement signed by the Company and the Holders of a majority in interest of the Registrable Securities; provided that no such amendment shall be valid without the written consent of Catterton Latin America Management Co. for so long as any affiliate thereof holds any Registrable Securities; provided further that, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder..

3.2 Extension of Time, Waiver, Etc. The Company and the Holders representing a majority of Registrable Securities outstanding may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company or the Holders in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

3.3 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. Counterparts of this Agreement, and any documents delivered pursuant hereto or in connection herewith, may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.4 Entire Agreement; No Third-Party Beneficiaries; No Recourse .. (a) This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof.

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(b) No provision of this Agreement (other than Section 2.8 hereof) shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof (to the extent permitted by Section 2.10) and that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Holders, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from any Non-Recourse Party.

3.5 Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(b) All actions arising out of or relating to this Agreement shall be heard and determined in the U.S. federal and New York state courts in the Borough of Manhattan in New York City and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such action. The consents to jurisdiction and venue set forth in this Section 3.5 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 3.8 of this Agreement. The parties hereto agree that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

3.6 WAIVER OF JURY TRIAL . EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS

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DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 3.6.

3.7 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a) If to the Company, to it at:

Despegar.com, Corp.

Juana Manso 1069, Floor 5

Ciudad Autónoma de Buenos Aires, Argentina C1107CBR

Attn: General Counsel

Email: [    ]

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn: Juan Francisco Mendez

Phone: [    ]

Email: [    ]

(b) If to a Holder, at:

c/o Catterton Latin America Management Co.

599 West Putnam Avenue

Greenwich, CT 06830

Attn: Shari Miller

Email: [    ]

with a copy to (which copy alone shall not constitute notice):

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Attn:             Daniel Forman

                     Lily Desmond

Fax:              [    ]

Email:          [    ]

                     [    ]

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or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 3.8 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

Section 3.9 Interpretation. (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “made available to the Holders” and words of similar import refer to documents (A) posted to a diligence website by or on behalf of the Company and made available to the Holders or their respective Representatives or (B) delivered in Person or electronically to the Holders or their respective Representatives. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (unless otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

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(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

DESPEGAR.COM, CORP.

By:

Name:
Title:

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[HOLDER]

By:

Name:
Title:

[HOLDER]

By:

Name:
Title:

Annex IV

Form of Legal Opinion from British Virgin Islands Counsel

CONYERS DILL & PEARMAN Commerce House, Wickhams Cay 1 PO Box 3140, Road Town, Tortola British Virgin Islands VG1110 T +1 284 852 1010 conyers.com

[•] 2020

Matter No.: 957965

[                             ]

[Catterton Latin America Management Co. and LCLA Daylight LP

599 West Putnam Avenue

Greenwich

CT 06830]

Dear Sirs,

Re: BVI Closing Opinion for Despegar PIPE

We have acted as special British Virgin Islands legal counsel to Despegar.com, Corp. (the “Company”) in connection with the issuance of Series A Preferred Shares (the “Preferred Shares”) and warrants in respect of the ordinary shares of the Company (the “Warrants”).

For the purposes of giving this opinion, we have examined executed PDF copies of the following documents:

(i)	investment agreement dated [●] 2020 between the Company and [LCLA Daylight LP];

(ii)	warrant purchase agreement in respect of the ordinary shares of the Company dated [●] 2020 between the Company and [holder];

(iii)	registration rights agreement dated [●] 2020 between the Company and [holder];

(iv)	management services agreement dated [●] 2020 between the Company and Catterton Latin America Management Co.; and

(v)	fee letter agreement dated [●] 2020 between the Company and Catterton Latin America Management Co.

The documents listed in items (i) through (v) above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

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We have also reviewed the certificate of incorporation, the amended and restated memorandum of association and the articles of association of the Company registered with the British Virgin Islands Registrar of Corporate Affairs (the “Registrar”) on [date immediately preceding the date of this opinion], minutes of a meeting of its directors held on [●] 2020 (the “Resolutions”), a certificate of good standing issued by the Registrar and dated [●] 2020, a certificate issued by Conyers Trust Company (BVI) Limited in its capacity as registered agent to the Company and dated [●] 2020 (the “Registered Agent’s Certificate”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) the capacity, power and authority of each of the parties to the Documents, other than the Company, to enter into and perform its respective obligations under the Documents; (c) the due execution and delivery of the Documents by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby; (d) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us; (e) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (f) that the Company and its subsidiaries (if any) do not own an interest in any land in the British Virgin Islands; (g) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein; (h) the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Documents in accordance with their respective terms; (i) the validity and binding effect under the Foreign Laws of the submission by the Company pursuant to the Documents to the jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in New York City (the “Foreign Courts”); (j) that on the date of entering into the Documents the Company was, and after entering into the Documents the Company is and will be able to, pay its liabilities as they become due; (k) none of the parties to the Documents is carrying on unauthorised financial services business for the purposes of the Financial Services Commission Act of the British Virgin Islands; (l) neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary, direct or indirect, of any sovereign entity or state; and (m) that the contents of the Registered Agent’s Certificate are true and correct as of the date thereof and as of the date hereof.

The term “enforceable” as used in this opinion means that an obligation is of a type which the courts of the British Virgin Islands enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Documents. In particular, the obligations of the Company under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a British Virgin Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and (e) may not be given effect by a British Virgin Islands court to the extent that they are to be performed in a jurisdiction outside the British Virgin Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a British Virgin Islands court has inherent discretion to stay or allow proceedings in the British Virgin Islands courts.

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We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law in the British Virgin Islands.

This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter. You may disclose this opinion (without reliance) for the purpose of information only: (a) where disclosure is required by law or court order, the rules or regulations of any regulatory authority or in connection with any judicial proceedings; and (b) to your respective auditors, advisers or regulators, or any of them, in connection with the transactions under the Documents; but only on the basis that no such person may disclose this opinion to any other person.

On the basis of and subject to the foregoing, we are of the opinion that:

1.

The Company is duly incorporated and validly existing under the laws of the British Virgin Islands and is of good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority, including filing a copy of its register of directors with the Registrar, or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

2.

The Company has the necessary corporate power, capacity and authority to enter into and perform its obligations under the Documents. The execution and delivery of the Documents by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or articles of association of the Company nor any applicable law, regulation, order or decree in the British Virgin Islands.

3.

The Company has taken all corporate action required to authorise its execution, delivery and performance of the Documents, including without limitation to issue the Preferred Shares and the Warrants. The Documents have been duly executed and delivered by or on behalf of the Company, and constitute the legal, valid, binding and enforceable obligations of the Company in accordance with the terms thereof.

4.

No order, consent, approval, licence, authorisation or validation of or exemption by any government or public body or authority of the British Virgin Islands or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents.

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5.

It is not necessary or desirable to ensure the legality, validity or enforceability in the British Virgin Islands of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory or administrative body in, or any court of, the British Virgin Islands.

There is no income or other tax of the British Virgin Islands imposed by withholding or otherwise on any payment to be made to or by the Company pursuant to the Documents

The Documents will not be subject to stamp duty in the British Virgin Islands and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in the British Virgin Islands in connection with the execution, delivery, filing, registration or performance of the Documents.

The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised, applied and given effect to in any action brought before a court of competent jurisdiction in the British Virgin Islands, except for those laws (i) which such court considers to be procedural in nature; (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the British Virgin Islands. The submission in the Documents to the jurisdiction of the Foreign Courts is valid and binding upon the Company.

6.

The courts of the British Virgin Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the British Virgin Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands and (f) there is due compliance with the correct procedures under the laws of the British Virgin Islands.

Based solely on a search of the public records in respect of the Company maintained at the offices of the Registrar at [•] [am/pm] on [•] 2020 (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Civil Index, the High Court’s Judicial Enforcement Management System and the E-Filing Index of matters filed using the Eastern Caribbean Supreme Court E-Litigation Portal (the “E-Filing Index”), each maintained at the Registry of the High Court in the British Virgin Islands, conducted at [•] [am/pm] on [•] 2020 (which would not reveal details of proceedings which have been filed but not actually entered on the Judicial Enforcement Management System or the E-Filing Index at the time of our search), there are no judgments against the Company, nor any legal proceedings, actions or petitions pending in the British Virgin Islands to which the Company is subject. Further, based solely on the search of the public records in respect of the Company maintained at the offices of the Registrar mentioned above, no details have been registered of any steps taken in the British Virgin Islands for the

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appointment of a receiver, administrator or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of the Company (however, it should be noted that (i) failure to file notice of appointment of a receiver does not invalidate the receivership but only gives rise to penalties on the part of the receiver and (ii) in the case of the appointment of a liquidator, notice of the appointment of a liquidator may be filed up to 14 days after the actual appointment).

Based solely upon a review of the register of members of the Company certified by the [company secretary] of the Company on [●] 2020, the Preferred Shares have been validly issued and, when paid for in accordance with the Documents will be fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

The obligations of the Company under the Documents will rank at least pari passu in priority of payment with all other unsecured unsubordinated indebtedness of the Company, other than indebtedness which is preferred by virtue of any provision of the laws of the British Virgin Islands of general application.

The Company is not entitled to any immunity under the laws of the British Virgin Islands, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Documents in respect of itself or its property.

Yours faithfully,

Conyers Dill & Pearman

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